Exhibit 10.31

OFFICE LEASE

100 South Wacker Drive
Chicago, Illinois  60606

between

MJH WACKER LLC,

as Landlord

and

ARCHIPELAGO HOLDINGS, L.L.C.
as Tenant

Dated:  October   , 2003

TABLE OF CONTENTS

1.	BASIC PROVISIONS AND DEFINITIONS.

2.	GRANT AND ACCEPTANCE OF LEASE.

3.	RENT.

4.	BASE RENT.

5.	ADDITIONAL RENT.

6.	USE OF PREMISES.

7.	LEASEHOLD IMPROVEMENTS.

8.	SERVICES.

9.	CONDITION AND CARE OF PREMISES.

10.	SURRENDER OF PREMISES.

11.	HOLDING OVER.

12.	RULES AND REGULATIONS.

13.	RIGHTS RESERVED TO LANDLORD.

14.	ALTERATIONS.

15.	ASSIGNMENT AND SUBLETTING.

16.	WAIVER OF CERTAIN CLAIMS, INDEMNITY BY TENANT.

17.	DAMAGE OR DESTRUCTION BY CASUALTY.

18.	EMINENT DOMAIN.

19.	DEFAULT; LANDLORD’S RIGHTS AND REMEDIES.

20.	RIGHTS OF MORTGAGEES AND GROUND LESSORS.

21.	DEFAULT UNDER OTHER LEASES.

22.	INSURANCE AND SUBROGATION.

23.	NONWAIVER.

24.	ESTOPPEL CERTIFICATE.

25.	TENANT CORPORATION, LIMITED LIABILITY COMPANY OR PARTNERSHIP.

26.	REAL ESTATE BROKERS.

27.	NOTICES.

28.	MISCELLANEOUS.

29.	SECURITY DEPOSIT

30.	INTENTIONALLY DELETED.

31.	LANDLORD.

i

32.	TITLE AND COVENANT AGAINST LIENS.

33.	COVENANT OF QUIET ENJOYMENT.

34.	EXCULPATORY PROVISIONS.

35.	REDUCTION OF SUITES 1700 AND 1710; TEMPORARY EXPANSION SPACE

36.	EXPANSIONS OF THE PREMISES

37.	STORAGE LICENSE.

38.	SIGNAGE

39.	INTERNAL STAIRWELL

40.	ADDITIONAL SERVICES REQUIREMENTS

41.	OPTION TO EXTEND.

EXHIBITS

A	Floor Plan of the Original Premises, Reduction Space and Suite 1733
A-1	Floor Plans of the Expansion Space
B	Workletter
B-1	Approved Space Plans for Landlord’s Work
B-2	Landlord’s Additional Work
C	Other Definitions
D	Rules and Regulations
E	Suite Acceptance Agreement
F	Storage License Agreement
G	Location of Tenant’s Main Lobby Signage
H	Form of SNDA
I	Form of Letter of Credit

ii

OFFICE LEASE

This Lease is made this            day of October, 2003 between MJH WACKER LLC, a Delaware limited liability company, hereinafter referred to as “Landlord,” and ARCHIPELAGO HOLDINGS, L.L.C., an Illinois limited liability company, hereinafter referred to as “Tenant.”  Set forth in Section 1 below are certain basic terms, provisions and definitions of this Lease (hereinafter referred to as the “Basic Provisions”) which Basic Provisions form part of and are an integral part of this Lease.  Any conflict or inconsistency between the Basic Provisions and the other provisions of this Lease shall be resolved in favor of such other provisions.

1.                                       BASIC PROVISIONS AND DEFINITIONS.

The following provisions and definitions are an integral part of this Lease:

(a)                                  “Base Rent”:

(i)                                     Reduction Space (Suites 1700 and 1710).  Commencing on the Commencement Date and continuing to the day immediately preceding the Reduction Effective Date, Base Rent for the Reduction Space shall be as set forth below.

Period	Base Rent per square foot of Rentable Area (6,591 s.f.)	Base Rent	Monthly Base Rent
Commencement Date – day immediately preceding the Reduction Effective Date	$ [***]	$ [***]	$ [***]

Commencing on the Reduction Effective Date and continuing to and including the day immediately preceding the Expansion Effective Date, Base Rent for the Reduction Space shall be abated.  Commencing on the Expansion Effective Date, Base Rent for the Reduction Space shall be included as part of Base Rent for the Expansion Space.

(ii)                                  Original Premises (excluding the Reduction Space).  Commencing on the Commencement Date and continuing to and including August 31, 2006, Base Rent for the Original Premises (excluding the Reduction Space) shall be as set forth below.

Period	Base Rent per square foot of Rentable Area (14,417 s.f., rounded to nearest penny)	Base Rent	Monthly Base Rent
Commencement Date – 04/30/04	$ [***]	$ [***]	$ [***]
05/01/04 – 05/31/04	$ [***]	$ [***]	$ [***]
06/01/04 – 06/30/04	$ [***]	$ [***]	$ [***]
07/01/04 – 08/31/04	$ [***]	$ [***]	$ [***]
09/01/04 – 08/31/05	$ [***]	$ [***]	$ [***]
09/01/05 – 08/31/06	$ [***]	$ [***]	$ [***]

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(iii)                               Expansion Space.  Commencing on the Expansion Effective Date and continuing to and including August 31, 2006, Base Rent for the Expansion Space shall be as set forth below:

Period	Base Rent per square foot of Rentable Area (36,878 s.f.)	Base Rent	Monthly Base Rent
04/01/04 – 03/31/05	$ [***]	$ [***]	$ [***]
04/01/05 – 03/31/06	$ [***]	$ [***]	$ [***]
04/01/06 – 08/31/06	$ [***]	$ [***]	$ [***]

If the Expansion Effective Date is other than the Projected Expansion Effective Date, the foregoing schedule shall be adjusted so as to commence on the Expansion Effective Date and such that each annual increase in Base Rent will occur on each anniversary of the Expansion Effective Date, provided that if the Expansion Effective Date is not the first day of a calendar month, such increase shall occur or on the first day of the month following each anniversary of the Expansion Effective Date.

(iv)                              Premises (including the Expansion Space and Suite 1733).  Commencing on September 1, 2006 and continuing to and including the Expiration Date, Base Rent for the entire Premises (including the Expansion Space and Suite 1733) shall be as set forth below:

Period	Base Rent per square foot of Rentable Area (51,488 s.f.)	Base Rent	Monthly Base Rent
09/01/06 – 03/31/07	$ [***]	$ [***]	$ [***]
04/01/07 – 02/29/08	$ [***]	$ [***]	$ [***]
04/01/08 – 03/31/09	$ [***]	$ [***]	$ [***]
04/01/09 – 03/31/10	$ [***]	$ [***]	$ [***]
04/01/10 – 03/31/11	$ [***]	$ [***]	$ [***]
04/01/11 – 02/29/12	$ [***]	$ [***]	$ [***]
04/01/12 – 03/31/13	$ [***]	$ [***]	$ [***]
04/01/13 – 03/31/14	$ [***]	$ [***]	$ [***]

If the Expansion Effective Date is other than the Projected Expansion Effective Date, the foregoing schedule shall be adjusted such that each annual increase in Base Rent following September 1, 2006 will thereafter occur on each anniversary of the Expansion Effective Date, provided that if the Expansion Effective Date is not the first day of a month, such increase shall occur on the first day of the month following each anniversary of the Expansion Effective Date, and so as to end on the Expiration Date.

(b)                                 “Broker(s)”:  Lincoln Property Company Commercial, Inc.

(c)                                  “Building”:  Those certain improvements from time to time located on the Land and known as 100 South Wacker Drive, Chicago, Illinois 60606 and any area (other than the 150 Building) servicing those improvements for which Landlord may from time to time have

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

obligations, such as adjoining access areas, public sidewalks and other common areas and special service areas.

(d)                                 “150 Building”:  Those certain improvements from time to time located on the 150 Land and known as 150 South Wacker Drive, Chicago, Illinois 60606 and any area (other than the Building) servicing those improvements for which Landlord may from time to time have obligations, such as adjoining access areas, public sidewalks and other common areas and special service areas.

(e)                                  “Commencement Date”:  The date of this Lease.

(f)                                    “Development”:  The Building, the 150 Building and the Development Land, together with all equipment fixtures, machinery, systems, apparatus and personal property of Landlord located at or used in connection therewith from time to time, and commonly known as “Hartford Plaza.”

(g)                                 “Development Land”:  The parcels of real estate upon which the Development is located.

(h)                                 “Expansion Effective Date”:  The later to occur of (i) April 1, 2004 (the “Projected Expansion Effective Date”) or (ii) the Turnover Date as defined in the Workletter attached hereto as Exhibit B.

(i)                                     “Expansion Space”:  The area indicated on Exhibit A-1 hereto on the seventeenth (17th) and eighteenth (18th) floors of the Building, deemed to consist of 36,878 square feet of Rentable Area, which includes the space originally designated as the Reduction Space.

(j)                                     “Expiration Date”:  The last full day of the Term.

(k)                                  “Land”: The portion of the Development Land underlying and otherwise allocable to the Building, as reasonably and consistently determined by Landlord.

(l)                                     “150 Land”: The portion of the Development Land underlying and otherwise allocable to the 150 Building, as determined by Landlord.

(m)                               “Landlord’s Work” and “Landlord’s Additional Work”:  The work to be performed by or on behalf of Landlord to ready the Expansion Space for initial occupancy by Tenant, as more particularly described in the Workletter.

(n)                                 “Original Premises”:  The area indicated on Exhibit A hereto on the seventeenth (17th) floor (Suites 1700, 1710, 1720, 1722 and 1725) of the Building, deemed to consist of 21,008 square feet of Rentable Area, provided that for purposes of calculating Tenant’s Proportionate Share, the Rentable Area of the Original Premises shall be deemed to be 14,417 square feet (i.e., the actual Rentable Area of the Original Premises less the Rentable Area of the Reduction Space).

(o)                                 “Premises”:  The Original Premises as expanded and/or reduced from time to time.

(p)                                 “Project”:  The Land and the Building, together with any other improvements located on the Land, all equipment, fixtures, machinery, systems, apparatus and personal property of Landlord located at or used in connection with the Land or the Building from time to time.

(q)                                 “Reduction Effective Date”:  The date upon which the Reduction Space shall be excluded from the Premises and the Premises shall be expanded to include the Temporary Expansion Space (as defined in Section 35(a)(ii)), which date shall be thirty (30) days following the date of this Lease.

(r)                                    “Reduction Space”:  The portions of the Original Premises consisting of Suite 1700 and Suite 1710 thereof, as indicated on Exhibit A hereto and deemed to consist of 6,591 square feet of Rentable Area which shall be included as part of the Expansion Space.

(s)                                  “Security Deposit”:  $350,000.00, which may be in the form of a letter of credit as provided in Section 29.

(t)                                    “Suite 1733”:  Suite 1733 on the seventeenth (17th) floor of the Building, presently leased by Tenant pursuant to that certain Storage Space Lease Agreement dated April 13, 2001 between Landlord’s and Tenant’s predecessors-in-interest, deemed to consist of 194 square feet of Rentable Area.

(u)                                 “Tenant Alterations”:  Any alteration, improvements or additions (including decorations) to the Premises performed or to be performed by or on behalf of Tenant, including, without limitation, the Tenant’s Work, but excluding any of Landlord’s Work and Landlord’s Additional Work to be performed by or on behalf of Landlord hereunder.

(v)                                 “Tenant’s Proportionate Share”:  The percentage determined as described in Exhibit C, which percentage, as of the date of this Lease, is two and seven thousand seven hundred eighty-eight ten-thousandths percent (2.7788%), based upon the Rentable Area of the Original Premises excluding the Reduction Space.

(w)                               “Tenant’s Work”:  The work to be performed by or on behalf of Tenant to ready the Expansion Space for initial occupancy by Tenant (other than Landlord’s Work and Landlord’s Additional Work), as more particularly described in the Workletter.

(x)                                   “Term”:  The period of approximately ten (10) years and three (3) months beginning on the Commencement Date and ending on the Expiration Date which shall be the day immediately preceding the tenth (10th) anniversary of the Expansion Effective Date, provided that if the Expansion Effective Date is not the first day of a month, such date shall be extended to the last day of the month in which the tenth (10th) anniversary of the Expansion Effective Date occurs.

(y)                                 “Use”:  (1) General office use; and (2) securities trading and related activities, provided such related activities are consistent with the character of the Building as a first-class office building.

(z)                                   “Workletter”:  The Workletter, attached hereto as Exhibit B, if any.

(aa)                            “Address for Notices”:

If to Landlord:

MJH Wacker LLC c/o Lincoln Property Company 120 North LaSalle Street Chicago, Illinois 60602 Attention:  Vice President-Asset Management

with a copy to:

MJH Wacker LLC c/o Fulcrum Operating Company, LLC, Asset Manager 1250 South Grove Avenue, Suite 200 Barrington, Illinois 60010 Attn:  Scott M. Stahr

If to Tenant (prior to the Expansion Effective Date):

Archipelago Holdings, L.L.C. 100 South Wacker Drive, Suite 2000 Chicago, Illinois 60606 Attention:  Kevin J. P. O’Hara, Chief Admin. Officer & General Counsel

with a copy to:

Archipelago Holdings, L.L.C. 100 South Wacker Drive, Suite 2000 Chicago, Illinois 60606 Attention:  Nelson Chai, Chief Financial Officer

If to Tenant (from and after the Expansion Effective Date):

Archipelago Holdings, L.L.C. 100 South Wacker Drive, Suite 1700 Chicago, Illinois 60606 Attention:  Kevin J. P. O’Hara, Chief Admin. Officer & General Counsel

with a copy to:

Archipelago Holdings, L.L.C.  100 South Wacker Drive, Suite 1700  Chicago, Illinois 60606  Attention:  Nelson Chai, Chief Financial Officer

See Exhibit C and the Workletter, if any, for other definitions of terms used herein.

2.                                       GRANT AND ACCEPTANCE OF LEASE.

Landlord hereby leases the Premises to Tenant and Tenant hereby accepts and leases the Premises from Landlord to have and to hold during the Term, subject to the terms and conditions of this Lease.

3.                                       RENT.

Base Rent, Additional Rent, Additional Rent Estimate and all other amounts becoming due from Tenant to Landlord hereunder (collectively “Rent”) shall be paid in lawful money of the United States to Landlord at the following address: 135 South LaSalle Street, Dept. 5956, Chicago, Illinois 60674-5956, or such other address as Landlord shall designate in writing to Tenant from time to time, without any demand and without any reduction, abatement, counterclaim, deduction or set-off whatsoever, except as expressly provided herein, at the times and in the manner hereinafter provided.  Unpaid Rent shall bear interest at the Default Rate from the date due until paid.  The payment of Rent hereunder is independent of each and every other covenant and agreement contained in this Lease.  The first monthly installment of Base Rent payable under Section 4 hereof and of Additional Rent payable under Section 5 hereof shall be paid in advance on the date of Tenant’s execution of this Lease and applied to the first installments of Base Rent and Additional Rent coming due under this Lease.

4.                                       BASE RENT.

Tenant shall pay Base Rent (as set forth in the Basic Provisions) to Landlord in equal monthly installments (herein called “Monthly Base Rent”), in advance on the Commencement Date and on or before the first day of each and every calendar month during the Term.  If the Term shall begin on any day other than the first day of a calendar month or end on any day other than the last day of a calendar month, then the Monthly Base Rent for any partial calendar month within the Term shall be prorated on a per diem basis.  Notwithstanding the foregoing, commencing on the Commencement Date, Monthly Base Rent shall be abated in the aggregate amount of Two Hundred Fifty Thousand Dollars ($250,000); provided that upon the occurrence of a Default by Tenant, which results in the termination of this Lease or Tenant’s right to possession of the Premises hereunder, Tenant’s right to any to-be-credited abatement shall cease.

5.                                       ADDITIONAL RENT.

In addition to paying the Base Rent, Tenant shall also pay as additional rent the amounts (collectively “Additional Rent”) determined to be Tax Adjustment and Expense Adjustment in accordance with this Section 5:

(a)                                  Computation of Additional Rent.  Tenant shall pay as Additional Rent for each Calculation Year the following amounts:

(i)                                     Tenant’s Proportionate Share of Taxes for such Calculation Year (the “Tax Adjustment”); plus

(ii)                                  Tenant’s Proportionate Share of Expenses for such Calculation Year (the “Expense Adjustment”).

(b)                                 Payments of Additional Rent; Additional Rent Estimate; Projections.  Tenant shall pay Additional Rent to Landlord in the manner hereinafter provided.  The aggregate of payments required to be made by Tenant on account of Additional Rent for any Calculation Year until actual Additional Rent is determined is herein called “Additional Rent Estimate.”

(i)                                     Landlord may, at any time and from time to time prior to the first Calculation Date and during the Term (but not more than twice during any Calculation Year), deliver to Tenant a written notice or notices (“Projection Notice”) setting forth:

(A)                              Landlord’s reasonable and good faith estimates, forecasts or projections (collectively, the “Projections”) of any or all of Taxes and Expenses for such Calculation Year, and

(B)                                Tenant’s Additional Rent Estimate (setting forth the Expense Adjustment component and Tax Adjustment component separately) based upon the Projections, being the Tenant’s Proportionate Share of the Projections.

(ii)                                  On or before the first (1st) day of the next calendar month following Landlord’s service of a Projection Notice, and on or before the first day of each month thereafter, Tenant shall pay to Landlord one-twelfth (1/12) of the Additional Rent Estimate shown in the Projection Notice.  Within thirty (30) days following Landlord’s service of a Projection Notice, to bring Tenant’s payments of Additional Rent Estimate current, Tenant shall also pay Landlord the amount set forth in the Projection Notice, which shall equal the Additional Rent Estimate shown in the Projection Notice less (A) any previous payments on account of Additional Rent Estimate made for such Calculation Year, and (B) total monthly installments on account of Additional Rent Estimate not yet due and payable for the remainder of such Calculation Year.  Until such time as Landlord furnishes a Projection Notice for a Calculation Year, Tenant shall pay to Landlord a monthly installment of Additional Rent Estimate on the first day of each month equal to the greater of the latest monthly installment of Additional Rent Estimate or one-twelfth (1/12) of Tenant’s latest determined Additional Rent.

(c)                                  Readjustments.

(i)                                     Within ninety (90) days following the end of each Calculation Year and after Landlord shall have determined the amount of Expenses to be used in calculating the Expense Adjustment for such Calculation Year, Landlord shall notify Tenant in writing (any such notice of Expenses and Expense Adjustment herein called “Landlord’s Expense Statement”) of such Expenses and Tenant’s Expense Adjustment for such Calculation Year.  If the Expense Adjustment owed for such Calculation Year exceeds the Expense Adjustment component of the Additional Rent Estimate paid by Tenant during such Calculation Year, then Tenant shall, within thirty (30) days after the date of Landlord’s Expense Statement, pay to Landlord an amount equal to the excess of the Expense Adjustment over the Expense Adjustment component of the Additional Rent Estimate paid by Tenant during such Calculation Year.  If the Expense Adjustment component of the Additional Rent Estimate paid by Tenant during such Calculation Year exceeds the Expense Adjustment owed for such Calculation Year, then Landlord shall credit such excess to Additional Rent payable after the date of Landlord’s Expense Statement, or may, at its option, credit such excess to any Rent theretofore due and owing, until such excess has been exhausted.  If this Lease shall expire or be terminated prior to full application of such excess, Landlord shall pay to Tenant, within thirty (30) days after the date of such expiration or termination, the balance thereof not theretofore applied against Rent and not reasonably required for payment of Rent for the Calculation Year in which this Lease expires, subject to Tenant’s obligations under Section 5(e) hereof, provided Tenant shall have vacated the Premises and otherwise surrendered the Premises to Landlord in accordance with this Lease and Tenant is not then in uncured default under this Lease following written notice thereof.

(ii)                                  Within ninety (90) days following the end of each Calculation Year and after Landlord shall have determined the actual amount of Taxes to be used in calculating the Tax Adjustment for such Calculation Year, Landlord shall notify Tenant in writing (any such notice of Taxes and Tax Adjustment herein called “Landlord’s Tax

Statement”) of such Taxes for such Calculation Year.  If the Tax Adjustment owed for such Calculation Year exceeds the Tax Adjustment component of the Additional Rent Estimate paid by Tenant during such Calculation Year, then Tenant shall, within thirty (30) days after the date of Landlord’s Tax Statement, pay to Landlord an amount equal to the excess of the Tax Adjustment over the Tax Adjustment component of the Additional Rent Estimate paid by Tenant during such Calculation Year.  If the Tax Adjustment component of the Additional Rent Estimate paid by Tenant during such Calculation Year exceeds the Tax Adjustment owed for such Calculation Year, then Landlord shall credit such excess to Additional Rent payable after the date of Landlord’s Tax Statement, or may, at its option, credit such excess to any Rent theretofore due and owing, until such excess has been exhausted. If this Lease shall expire or be terminated prior to full application of such excess, Landlord shall pay to Tenant, within thirty (30) days after the date of such expiration or termination, the balance thereof not theretofore applied against Rent and not reasonably required for payment of Rent for the Calculation Year in which this Lease expires, subject to Tenant’s obligations under Section 5(e) hereof, provided Tenant shall have vacated the Premises and otherwise surrendered the Premises to Landlord in accordance with this Lease and Tenant is not then in uncured default under this Lease following written notice thereof.

(d)                                 Books and Records.  Landlord shall maintain books and records showing Taxes and Expenses in accordance with sound accounting and management practices.  Tenant and/or its representative (which representative shall be a nationally recognized independent certified public accountant licensed to do business in the State of Illinois) shall have the right to examine such books and records showing Taxes and Expenses upon reasonable prior notice and during normal business hours at any time within one hundred eighty (180) days following Tenant’s receipt of Landlord’s Expense Statement (as it relates to an examination of Expenses) or Landlord’s Tax Statement (as it relates to an examination of Taxes) provided for in Section 5(c); provided however that (a) if any auditor or other representative retained by Tenant is or will be compensated, in whole or in part, on a “contingent fee” basis, or (b) in the event Landlord has caused Landlord’s Expense Statement and/or Landlord’s Tax Statement, as the case may be, to be audited by an independent public accounting firm with a national reputation, then Tenant shall not have the right to cause an audit of Landlord’s books and records regarding Taxes and Expenses, as applicable.  Unless Tenant shall take written exception to any item of Taxes or Expenses, specifying in detail the reasons for such exception as to a particular item within one hundred eighty (180) days after Tenant’s receipt of Landlord’s Expense Statement or Landlord’s Tax Statement (as the case may be), or in the event Landlord causes Landlord’s Expense Statement and/or Landlord’s Tax Statement to be audited as provided above, Landlord’s Expense Statement and Landlord’s Tax Statement, as applicable, shall be considered as final and accepted by Tenant.  Notwithstanding any exception made by Tenant, Tenant shall pay Landlord the full amount of its Additional Rent Estimate and its Additional Rent as determined by Landlord, subject to readjustment at such time as any such exception may be resolved in favor of Tenant.

(e)                                  Proration and Survival.  With respect to any Calculation Year which does not fall entirely within the Term, Tenant shall be obligated to pay as Additional Rent for such Calculation Year only a pro rata share of Additional Rent as hereinabove determined, based upon the number of days of the Term falling within the Calculation Year.  Following expiration or termination of this Lease, Tenant shall pay any Additional Rent due to Landlord within fifteen (15) days after the date of Landlord’s Expense Statement or Landlord’s Tax Statement (as the case may be) sent to Tenant.  Without limiting other obligations of Tenant which survive the expiration or termination of this Lease, the obligations of Tenant to pay Additional Rent provided for in this Section 5 shall survive the expiration or earlier termination of this Lease.  No interest or penalties shall accrue on any amounts which Landlord is obligated to credit or pay to Tenant by reason of this Section 5.

(f)                                    No Decrease in Base Rent.  In no event shall any Additional Rent result in a decrease of the Base Rent payable hereunder.

(g)                                 No Representation or Warranty. Tenant acknowledges that neither Landlord, nor any of its respective members, agents or employees, has made or does hereby make any representation or warranty whatsoever to Tenant as to the amount of Taxes, Expenses, Tax Adjustment or Expense Adjustment or any component thereof which may become payable during the Term.

6.                                       USE OF PREMISES.

(a)                                  Use.  Tenant shall use and occupy the Premises as set forth in Section 1(y) hereof only and for no other use or purpose.  Tenant shall comply with all rules and regulations made and adopted in accordance herewith by Landlord from time to time for the Building relating to Tenant’s use of the Premises and the Building.

(b)                                 Compliance with Requirements.  Tenant shall comply with all applicable Laws (hereinafter defined) now or hereafter in force, and with all applicable insurance underwriters regulations and other requirements, respecting all matters of occupancy, condition or maintenance of the Premises, whether any of the foregoing shall be directed to Tenant or Landlord and whether imposed on the owner or occupant of the Premises (except to the extent such compliance falls within Landlord’s obligations under Sections 9(c), 17 and 18 to maintain, repair and/or restore the Premises in which event Landlord shall so comply).  “Laws” means all statutes, laws, ordinances, codes, rules and regulations, orders and directions of public officials or other acts having the force or effect of law, of all federal, state, county, municipal and other agencies, authorities or bodies having jurisdiction over the Premises.  Tenant shall not make or permit any use of the Premises or the Building, or do or permit to be done anything in or upon the Premises or the Building, or bring or keep anything in the Premises or the Building, which directly or indirectly is forbidden by any of the foregoing or which may be dangerous to persons or property, or which may invalidate or increase the rate of insurance on the Building, its appurtenances, contents or operations, or which would tend to create or continue a nuisance or which is contrary to or prohibited by the terms and conditions of this Lease.

7.                                       LEASEHOLD IMPROVEMENTS.

It is acknowledged that Landlord shall be performing, or causing to be performed, certain work in the Expansion Space as more particularly described in Exhibit B attached hereto.  Promptly after the Expansion Effective Date, Landlord and Tenant shall execute and deliver a Suite Acceptance Agreement, in the form attached hereto as Exhibit E, confirming the Commencement Date, the Expansion Effective Date and the Expiration Date.

8.                                       SERVICES.

(a)                                  General Description of Services.  So long as this Lease is in full force and effect and Tenant has paid all Rent then due, Landlord shall furnish the following services (the cost of which may be included in Expenses):

(i)                                     Air conditioning and heat when necessary to provide a temperature condition required, in Landlord’s reasonable judgment, for comfortable occupancy of the Premises under normal business operations for general office use, Monday through Friday from 8:00 A.M to 6:00 P.M. and Saturdays from 8:00 A.M to 1:00 P.M, Sundays and Holidays excepted.  Levels of heating and air conditioning are subject to adjustments pursuant to mandatory and voluntary compliance by Landlord with Laws and guidelines relating to energy use.

(ii)                                  Domestic water in common with other tenants for drinking, lavatory and toilet purposes drawn through fixtures installed by Landlord within the core of the Building, and warm water in common with other tenants for lavatory purposes from the same regular Building supply and fixtures.

(iii)                               Customary janitor and cleaning service in and about the Premises and common areas of the Building.  Tenant shall not provide or use any other janitor or cleaning service.

(iv)                              Passenger elevator service in common with Landlord and other persons, Monday through Friday from 8:00 A.M. to 6:00 P.M. (Saturdays from 8:00 A.M. to 1:00 P.M.), Sundays and Holidays excepted; and freight elevator service in common with Landlord and other persons, and subject to prior scheduling with Landlord (and payment of Landlord’s standard charges), Monday through Friday from 8:00 A.M. to 4:00 P.M., Saturdays, Sundays and Holidays excepted.  Limited passenger elevator service shall be provided daily at all times when the aforesaid passenger elevator service is not furnished.

(b)                                 Electricity.  Except as hereinafter provided, electricity shall not be furnished by Landlord, but shall be furnished by Commonwealth Edison Company or another electric utility company serving the area selected by Landlord.  Landlord shall permit Tenant to receive such service direct from such utility company at Tenant’s cost, and shall permit Landlord’s wire and conduits, to the extent available, suitable and safely capable, to be used for such purposes.  Tenant shall make all necessary arrangements with the utility company for metering and paying for electric current furnished by it to Tenant, and Tenant shall pay for all charges for electric current consumed on the Premises during Tenant’s occupancy thereof.  Tenant shall make no alterations or additions to the electric equipment or systems in the Premises or the Building without the prior written consent of Landlord in each instance which consent may be withheld or conditioned in Landlord’s sole and absolute discretion.  Tenant also agrees to purchase from Landlord or its agents, as Landlord shall direct, all lamps, bulbs, ballasts and starters used in the Premises during the Term.  Tenant covenants and agrees that at all times its use of electric current shall never exceed the capacity of the feeders to the Building or the risers or wiring installed thereon.  Notwithstanding the foregoing, Landlord reserves the right to provide electricity to the Premises in whole or in part, and in such event Tenant agrees to purchase such electricity from Landlord, at Landlord’s then current charges.  If the Premises are not separately metered for any reason, or are separately metered only in part, then Tenant shall pay Landlord, as additional Rent, in monthly installments at the time prescribed for monthly installments of Monthly Base Rent, amounts determined by Landlord based upon Landlord’s then established rates therefor.

(c)                                  Telephone and Other Communication Wiring, Equipment and Systems. Tenant shall make no alterations or additions to the telephone or other communication wiring, equipment or systems in the Premises or the Building without the prior written consent of Landlord in each instance which consent may be withheld or conditioned in Landlord’s sole and absolute discretion as to any such alterations or additions to be located outside the Premises and which approval shall not be unreasonably withheld, conditioned or delayed as to any such alterations or additions within the Premises.  All telephone or other communication wiring, equipment or systems which Tenant may desire shall be first approved by Landlord in writing before the same are installed, which approval may be withheld or conditioned in Landlord’s sole and absolute discretion as to any such alterations or additions to be located outside the Premises and which approval shall not be unreasonably withheld, conditioned or delayed as to any such alterations or additions within the Premises, and the location of all wiring, equipment or systems so approved and the work in connection therewith shall be performed by contractors approved by Landlord, which approval may be withheld or conditioned in Landlord’s sole and absolute discretion as to any such alterations or additions to be located outside the Premises and which approval shall not be unreasonably withheld, conditioned or delayed as to any such alterations or additions within the Premises, and shall be subject to the direction of Landlord.  Landlord reserves the right to designate and control the entity or entities providing telephone or other communication wiring, equipment or systems installation, repair and maintenance in the Building and to restrict and control access to telephone cabinets.  In the event Landlord designates a particular vendor or vendors to provide such installation, repair and maintenance for the Building, Tenant agrees to abide by and participate in such program.  Tenant shall be responsible for and shall pay all costs incurred in connection with the installation of telephone or other communication wiring, equipment and systems in or exclusively serving the Premises, including, without limitation, any hook-up, access and maintenance fees related to the installation of such wiring, equipment and systems in or exclusively serving the Premises and the commencement of service therein, and the maintenance thereafter of such wiring, equipment and systems; and there shall be included in Expenses for the Building all installation, hook-up or maintenance costs incurred by Landlord in connection with telephone or other communication wiring, equipment and systems in the Building which are not allocable to any individual users of such service but are allocable to the Building generally.  If Tenant fails to maintain all telephone or other communication wiring, equipment or systems in or exclusively serving the Premises and such failure affects or interferes with the operation or maintenance of any other telephone or other communication wiring, equipment or systems in the Building, Landlord or any vendor hired by Landlord may enter into and upon the Premises forthwith and perform such repairs, restorations or alterations as Landlord deems necessary in order to eliminate any such interference (and Landlord may recover from Tenant all of Landlord’s costs in connection therewith and Landlord shall have no liability to Tenant by reason thereof).  Upon the Expiration Date or the earlier termination of this Lease or of Tenant’s right to possession of the Premises,

Tenant agrees to remove all telephone or other communication wiring, equipment and systems installed by Tenant for and during Tenant’s occupancy, which Landlord has requested Tenant to remove in writing at the time Landlord approves the installation thereof (provided that with respect to any portion thereof installed without Landlord’s approval, such request may be made at any time on or before the Expiration Date or the earlier termination of this Lease or of Tenant’s right to possession of the Premises), and to repair any and all damage to the Development caused by such removal, all at Tenant’s sole cost and expense.  Tenant agrees that, subject to the provisions of Section 16(d), neither Landlord nor any of its agents or employees shall be liable to Tenant, or any of Tenant’s employees, agents customers or invitees or anyone claiming through, by or under Tenant, for any damages, injuries, losses, expenses, claims or causes of action because of any interruption, diminution, delay or discontinuance at any time for any reason in the furnishing of any telephone or other communication service to the Premises and the Building.

(d)                                 Extra or Additional Services.  Tenant may request Landlord to provide services which are extra or additional services to those described in Section 8(a), by delivery to Landlord of an advance written request therefor.  Landlord shall use all commercially reasonable efforts to furnish the Premises with after-hours air-conditioning and heat as so requested by Tenant from time to time provided that Landlord’s obligation to furnish same on Saturdays (other than 8:00 A.M. to 1:00 P.M.), Sundays or Holidays shall be conditioned on Landlord having received written request therefor from Tenant at least two (2) business days prior to the date for which such service is requested.  If Landlord shall agree to so provide any such services which are extra or in addition to those services described in Section 8(a), Tenant shall pay for any such extra or additional services so provided by Landlord at Landlord’s established rates therefor from time to time, or if there are no established rates, then at the rate of 115% of the cost of providing such service, or as otherwise agreed by Landlord and Tenant.  As of the date of this Lease, the established rate for after-hours air-conditioning and heat is $120.00 per hour with a four (4) hour minimum.  All charges for any such extra or additional services so provided by Landlord shall be deemed to be additional Rent hereunder and shall be due and payable within ten (10) days after Tenant receives Landlord’s bill therefor, or in installments as may be designated by Landlord to Tenant in writing.  If Tenant fails to pay when due Landlord’s proper charges for any such extra or additional services, Landlord shall have the right, in addition to all other rights and remedies available to Landlord, to discontinue furnishing any such extra or additional services for which Tenant has failed to pay.  If Landlord discontinues any such extra or additional services as provided in this Section 8(d), no such discontinuance shall be deemed an eviction or disturbance of Tenant’s use of the Premises or render Landlord liable for damages or relieve Tenant from performance of Tenant’s obligations under this Lease.

(e)                                  Holidays.  For purposes of this Section 8, “Holidays” means New Year’s Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day and any other day recognized as a holiday by the service unions representing workers providing services to the Building or customarily designated as a holiday by landlords operating first-class office buildings in downtown Chicago, Illinois.

(f)                                    Interruption of Services.  Tenant agrees that neither Landlord, nor any of Landlord’s constituent members, nor any of their respective agents, partners or employees, shall be liable for damage or injury to person, property or business or for loss or interruption of business, or for any other matter, in the event there is any failure, delay, interruption or diminution in furnishing any service.  No such failure, delay, interruption or diminution shall be deemed to constitute an eviction or disturbance of Tenant’s use or possession of the Premises, in whole or in part, actual or constructive, nor entitle Tenant to any claim for set-off, abatement or reduction of Rent, nor render Landlord liable for damages, nor relieve Tenant from the performance of or affect any of Tenant’s obligations under this Lease.  However, Landlord shall use commercially reasonable efforts to minimize any such failure, delay, interruption or diminution. Notwithstanding the foregoing, in the event any such failure, delay, interruption or diminution of services or utilities furnished by Landlord is due to a cause within Landlord’s reasonable control and causes the Premises to be untenantable, and as a result thereof, Tenant in fact ceases to use the Premises for a period in excess of five (5) consecutive days, then commencing on the sixth (6th) consecutive day of such untenantability and non-use, Rent payable by Tenant shall be abated until the earliest to occur of (a) the date such failure, delay, interruption or diminution is remedied, (b) the date the Premises are again tenantable or (c) the date Tenant resumes use of the Premises.

(g)                                 Tenant’s Cooperation.  Tenant agrees to cooperate fully with Landlord, at all times, in abiding by all reasonable non-discriminatory regulations and requirements which Landlord may prescribe for the proper functioning and protection of all utilities and services reasonably necessary for the operation of the Premises or the Development.  Landlord and its contractors shall have access to any and all mechanical installations in the Premises upon reasonable prior oral or written notice to Tenant (except in case of emergency) and, except in case of emergency, subject to Tenant’s reasonable requirements regarding security and protection of Tenant’s confidential information, and Tenant agrees that there shall be no construction of partitions or other obstructions which might interfere with the moving of the servicing equipment of Landlord to or from the enclosures containing said installations.  Tenant further agrees that neither Tenant nor its employees, agents, licensees, invitees or contractors shall at any time tamper with, adjust or otherwise in any manner adversely affect Landlord’s mechanical installations in the Premises or the Project.

(h)                                 Supplemental Heating or Cooling.  Whenever, in Landlord’s reasonable judgment, Tenant’s use or occupation of the Premises, including lighting, personnel, heat generating machines or equipment, or airborne emissions of smoke or other particulates, individually or cumulatively, causes the design loads for the system providing heat and air-cooling to be exceeded, or otherwise affects adversely the temperature, humidity or air quality otherwise maintained by the heating, ventilating and air handling or conditioning system in the Premises or the Building, Landlord may, but shall not be obligated to, temper such excess loads by installing supplementary heating or air handling or conditioning units in the Premises or elsewhere where necessary.  In such event, the cost of such units and the expense of installation, including, without limitation, the cost of preparing working drawings and specifications, plus fifteen percent (15%) of such cost as an overhead and supervision fee, shall be paid by Tenant as additional Rent within ten (10) days after Landlord’s demand therefor.  Alternatively, Landlord may require Tenant to install such supplementary heating or air handling or conditioning units at Tenant’s sole expense.  Landlord may operate and maintain any such supplementary units, but shall have no continuing obligation to do so or liability in connection therewith.  The expense resulting from the operation and maintenance of any such supplementary heating or air handling or conditioning units, including utility charges, charges for condenser water, repair costs, labor costs and rent for space occupied by any supplementary heating or air handling or conditioning units installed in Rentable Area outside the Premises, shall be paid by Tenant to Landlord as additional rent at rates fixed by Landlord.  Alternatively, Landlord may require Tenant to operate and maintain any such supplementary units, also at Tenant’s sole expense.

9.                                       CONDITION AND CARE OF PREMISES.

(a)                                  Condition of Premises.  Tenant’s taking possession of the Premises or any portion thereof shall be conclusive evidence against Tenant that such portion of the Premises was then in good order and satisfactory condition, subject to Landlord’s obligations under this Lease and the Workletter.  Tenant acknowledges that, except as otherwise expressly set forth in this Lease or the Workletter, the Premises shall be accepted by Tenant in their “as-is” condition, and that no promise by or on behalf of Landlord, any of Landlord’s Constituent Members, the leasing agent of the Project or any of their respective agents, partners or employees, to alter, remodel, improve, repair, decorate or clean the Premises has been made to or relied upon by Tenant, and that no representation respecting the condition of the Premises or the Project by or on behalf of Landlord, its constituent members, or any of their respective agents, partners or employees has been made to or relied upon by Tenant, except as provided below and in the Workletter, and further provided that during the three (3) year period commencing on the Commencement Date, Landlord shall reimburse Tenant for alterations, improvements and/or refurbishment (collectively, the “Refurbishment”) of the Original Premises, in an aggregate amount not to exceed $116,888.00 (the “Refurbishment Allowance”).  The Refurbishment Allowance shall be payable to Tenant within thirty (30) days after presentation to Landlord of paid invoices, contractor’s sworn statements, final waivers of lien and such other documentation as may reasonably required by Landlord showing that the Refurbishment has been completed and fully paid for in accordance with the requirements of Section 14 hereof, provided that any undisbursed portion of the Refurbishment Allowance for which Tenant has not requested reimbursement and submitted the aforesaid documentation within the aforesaid 3-year period, time being of essence, shall be deemed forfeited by Tenant and retained by Landlord without any claim thereon by Tenant.

(b)                                 Tenant’s Repairs.  Subject to the provisions regarding fire and other casualty losses set forth in Section 17 hereof, Tenant, at its expense, shall (i) keep the Premises (including all Landlord’s Work and Landlord’s Additional Work (except for defects in materials and/or workmanship therein for a period of one (1) year following the Turnover Date as defined in Exhibit B) and all Tenant Alterations) in good order, repair and condition at all times during the Term, and (ii) promptly and adequately repair all damage to the Premises, including damage to interior windows and to any portion of the Building air conditioning, heating, electrical and plumbing systems which run through the Premises and which serve the Premises, caused by Tenant or its contractors, agents, employees or invitees.  Tenant shall give prompt notice to Landlord of any material repair, maintenance or replacement items required under this Section 9(b).  All work with respect to any such maintenance, repair or replacement shall be performed within a reasonable period after the need for such action arises and shall be subject to the provisions of Section 14 hereof. In the event Tenant fails to make any required repairs and such failure continues for thirty (30) days after written notice to Tenant (or in case of emergency, such failure is not remedied immediately after oral or written notice to Tenant), Landlord may, in its sole discretion, elect to effect such repairs whether or not Tenant would otherwise be prepared to do so, and, in such case, Tenant shall pay Landlord the cost thereof plus a coordination and management fee equal to fifteen percent (15%) of such cost, upon Landlord’s written demand.

(c)                                  Landlord’s Repairs.  Subject to the provisions regarding fire and other casualty losses set forth in Section 17 hereof, Landlord shall (i) keep the foundations, roofs, exterior walls, and the structural elements of the Building, and the common areas in the Building, exclusive of the Premises and other tenant spaces occupied by or under the control of tenants, in good order, repair and condition at all times during the Term, (ii) keep in good order, condition and repair all outside windows of the Premises and the electrical, plumbing, heating, ventilating and air conditioning systems servicing the Premises (other than as set forth in Section 9(b) above), and (iii) repair any defects in materials and/or workmanship in Landlord’s Work and/or Landlord’s Additional Work for a period of one (1) year following the Turnover Date (as defined in Exhibit B).  Notwithstanding the foregoing, (A) Landlord shall not be responsible for the maintenance or repair of any floor or wall coverings in the Premises or any of such systems which are located within the Premises and are supplemental or special to the Building’s standard systems; and (B) the cost of performing any of said maintenance or repairs, whether to the Premises or to the Building, caused by the negligence of Tenant, its employees, agents, servants, licensees, subtenants, contractors or invitees, shall be paid by Tenant immediately upon Landlord’s demand therefor.  Upon reasonable prior oral or written notice (except in the case of an emergency, where no such notice shall be required), and except in emergency, subject to Tenant’s reasonable requirements regarding security and protection of Tenant’s confidential information and so long as Landlord uses good faith efforts to maintain reasonable access to the Premises and to minimize unreasonable interference with the conduct of Tenant’s business, Landlord may, but shall not be required to, enter the Premises at all reasonable times to make repairs, alterations, improvements and additions to the Premises or to the Building or to any equipment located in the Building as Landlord shall desire or deem necessary or as Landlord may be required to make by governmental authority or court order or decree.

(d)                                 No Rights to Light, Air or View.  This Lease does not grant any rights to light, air or view over or about the real property of Landlord or any other real property.  Landlord specifically excepts and reserves to itself all rights to and the use of any roofs, the exterior portions of the Premises, the land, improvements and air and other rights below the improved floor level of the Premises, the improvements and air and other rights above the improved ceiling of Premises, the improvements and air and other rights located outside the demising walls of the Premises and such areas within the Premises as are required for installation of utility lines and other installations required to serve the Building or any occupants of the Building, and Landlord specifically reserves to itself the right to use, maintain and repair same, and no rights with respect thereto are conferred upon Tenant, unless otherwise specifically provided herein.

(e)                                  Hazardous Substances.  Tenant shall comply, at its sole expense, with all Laws relating to the protection of public health, safety and welfare and with all environmental Laws in the use, occupancy and operation of the Premises, provided that Tenant shall not be liable under this provision for pre-existing conditions in the Building or the Premises.  Tenant agrees that no

Hazardous Substances (as hereinafter defined) shall be used, located, stored or processed on the Premises or be brought into the Building by Tenant, and no Hazardous Substances will be released or discharged from the Premises (including, but not limited to, ground water contamination).  The term “Hazardous Substances” shall mean and include all hazardous and toxic substances, waste or materials, any pollutant or contaminant, including, without limitation, PCB’s, asbestos and raw materials that include hazardous constituents or any other similar substances or materials that are now or hereafter included under or regulated by any environmental Laws or that would pose a health, safety or environmental hazard.  In the event that Tenant is notified of any investigation or violation of any environmental Law arising from Tenant’s activities at the Premises, Tenant shall immediately deliver to Landlord a copy of such notice. In such event or in the event Landlord reasonably believes that a violation of environmental Law exists, Landlord may conduct such tests and studies relating to compliance by Tenant with environmental Laws or the alleged presence of Hazardous Substances upon the Premises as Landlord deems desirable, all of which shall be completed at Tenant’s expense. Landlord’s inspection and testing rights are for Landlord’s own protection only, and Landlord has not, and shall not be deemed to have assumed any responsibility to Tenant or any other party for compliance with environmental Laws, as a result of the exercise, or non-exercise of such rights. Tenant shall indemnify, defend, protect and hold harmless Landlord, its constituent members, Lincoln Property Company Commercial, Inc., Fulcrum Operating Company LLC, Landlord’s managing agent, and their respective officers, directors, members, partners, agents, employees, successors and assigns (collectively, the “Landlord Parties”), from and against any and all loss, claim, expense, liability and cost (including attorneys’ fees) arising out of or in any way related to the presence of any Hazardous Substance introduced to the Premises during the Term by Tenant, its agents, employees, contractors, affiliates, subtenants, assignees, customers and/or invitees.

(f)                                    Americans with Disabilities Act.  Landlord and Tenant acknowledge that the Americans With Disabilities Act of 1990 (42 U.S.C §12101 et seq.) and regulations and guidelines promulgated thereunder, as all of the same may be amended and supplemented from time to time (collectively referred to herein as the “ADA”) establish requirements for business operations, accessibility and barrier removal, and that such requirements may or may not apply to the Premises and the Building depending on, among other things: (1) whether Tenant’s business is deemed a “public accommodation” or “commercial facility,” (2) whether such requirements are “readily achievable,” and (3) whether a given alteration affects a primary function area or triggers “path of travel” requirements. The parties hereby agree that: (a) Landlord shall be responsible for ADA Title III compliance in the common areas of the Building, except as provided below, and with respect to Landlord’s Work and Landlord’s Additional Work (b) Tenant shall be responsible for ADA Title III compliance in the Premises, including any leasehold improvements or other work to be performed in the Premises under or in connection with this Lease (other than Landlord’s Work and Landlord’s Additional Work), (c) Landlord may perform, or require that Tenant perform, and Tenant shall be responsible for the cost of, ADA Title III “path of travel” requirements triggered by alterations in the Premises, and (d) Landlord may perform, or require Tenant to perform, and Tenant shall be responsible for the cost of, ADA Title III compliance in the common areas of the Building necessitated by the Building being deemed to be a “public accommodation” instead of a “commercial facility” as a result of Tenant’s use of the Premises. Tenant shall be solely responsible for requirements under Title I of the ADA relating to Tenant’s employees.

10.                                 SURRENDER OF PREMISES.

(a)                                  Surrender.  Upon the termination of this Lease by lapse of time or otherwise or upon the earlier termination of Tenant’s right of possession, Tenant shall surrender possession of the Premises to Landlord and deliver all keys, computer cards or codes and other entry devices to the Premises to Landlord and make known to Landlord the combinations of all locks of vaults then remaining in the Premises, and shall, subject to the following subparagraphs, return the Premises and all equipment and fixtures of Landlord therein to Landlord in as good condition as when Tenant originally took possession, except for ordinary wear and tear, and except for loss or damage by fire or other insured casualty or condemnation (which Tenant is not required to restore pursuant to Section 17 of this Lease), failing which Landlord may, following written notice thereof to Tenant and Tenant’s failure to and cure within five (5) days thereafter, restore the Premises and such equipment and fixtures to such condition, and Tenant shall pay the cost thereof to Landlord on demand.

(b)                                 Ownership of Improvements.  All installations, additions, partitions, hardware, fixtures and improvements, temporary or permanent (including Landlord’s Work, Landlord’s Additional Work and Tenant Alterations), except movable furniture and equipment and other personal property or trade fixtures belonging to Tenant, in or upon the Premises, whether placed there by Tenant or Landlord, shall, upon the termination of this Lease by lapse of time or otherwise or upon the earlier termination of Tenant’s right of possession, become Landlord’s property and shall remain upon the Premises, all without compensation, allowance or credit to Tenant; provided, however, that if at the time Landlord consents to Tenant’s installation of Tenant Alterations, or prior to the commencement of Landlord’s Work, Landlord’s Additional Work or other installations, additions, partitions, hardware, fixtures and improvements or at any other time prior to termination of this Lease or Tenant’s right to possession, Landlord notifies Tenant in writing that Landlord requires removal of the same upon termination, then Tenant, at Tenant’s sole cost and expense, upon termination of this Lease by lapse of time or otherwise or upon the earlier termination of Tenant’s right of possession, shall promptly remove such designated items, and Tenant shall thereafter repair any damage to the Premises or the Project caused by such removal, failing which Landlord may remove the same and repair the Premises or the Project, as the case may be, and Tenant shall pay the cost thereof to Landlord on written demand.  Without limitation of the foregoing, if any of the Tenant Alterations, Landlord’s Additional Work or Landlord’s Work involved the lowering of ceilings, raising of floors then Tenant, at Landlord’s request, shall also be obligated to return such surfaces to their condition prior to the commencement of this Lease.  Tenant’s failure to perform the work described in the preceding sentence on or before the expiration or earlier termination of this Lease or Tenant’s right of possession hereunder, shall, without limitation on other rights or remedies available to Landlord, give rise to the right of Landlord to perform such work, and Tenant shall pay the costs thereof to Landlord on written demand.

(c)                                  Removal of Personal Property.  Upon the termination of this Lease by lapse of time or otherwise or upon the earlier termination of Tenant’s right of possession, Tenant shall remove from the Premises Tenant’s furniture, machinery, safes and other items of movable personal property of every kind and description and Tenant’s trade fixtures, and Tenant shall restore any damage to the Premises or the Project caused thereby (such removal and restoration to be performed prior to the expiration of the Term or earlier termination of this Lease or Tenant’s right of possession), failing which Landlord may do so and thereupon the provisions of Section 19(f) shall apply.

(d)                                 Survival.  Without limitation of any other obligations of Tenant which shall survive the expiration or termination of this Lease, all obligations of Tenant under this Section 10 shall survive the expiration or earlier termination of this Lease.

11.                                 HOLDING OVER.

If Tenant retains possession of the Premises or any part thereof after the termination of this Lease by lapse of time or otherwise or after the earlier termination of Tenant’s right of possession, Tenant shall pay to Landlord as Rent during such holdover period an amount equal to 150% of the Rent (based on the Base Rent plus the most current Additional Rent Estimate owed by Tenant during the most recent year for the entire Premises), on a per diem basis.  In addition to and without limiting any other rights and remedies which Landlord may have on account of such holding over by Tenant, Tenant shall indemnify Landlord from and against any and all direct and consequential damages suffered by Landlord on account of such holding over by Tenant, including any damages and claims by tenants entitled to future possession.  No occupancy by Tenant after the expiration or other termination of this Lease shall be construed to extend the Term.  The provisions of this Section 11 shall not be deemed to limit or constitute a waiver of any rights or remedies of Landlord as provided herein or at law or equity.

12.                                 RULES AND REGULATIONS.

Tenant agrees to observe and not to interfere with the rights reserved to Landlord contained in Section 13 hereof and elsewhere in this Lease and agrees, for itself, its employees, agents, invitees, licensees and contractors, to accept and comply with the rules and regulations set forth in Exhibit D attached to this Lease, and elsewhere in this Lease, and such other rules and regulations as may be adopted from time to time by Landlord pursuant to Section 13(o) or any other Section of this Lease.  The rules and regulations in Exhibit D and all other reasonable and non-discriminatory rules and regulations made in accordance with this Lease are intended and shall be construed to supplement and not limit or restrict in any way any of Landlord’s rights or Tenant’s obligations contained in Section 13 or any other Section of this Lease.  Nothing contained in this Lease shall be construed to impose upon Landlord any duty or obligation to enforce any of said rules and regulations or the terms, covenants or conditions of any other lease against any other tenant or any other person.

13.                                 RIGHTS RESERVED TO LANDLORD.

Landlord reserves and shall have the following rights, each of which shall, unless expressly provided otherwise, be exercisable without notice and without liability of Landlord, its constituent members, or any of their respective agents, partners or employees, to Tenant for damage or injury to property, person or business or for loss or interruption of business, or for any other matter, and without effecting an eviction or disturbance of Tenant’s use or possession, in whole or in part, actual or constructive, or giving rise or entitling Tenant to any claim for set-off, abatement or reduction of Rent or relieving Tenant from the performance of or affecting any of Tenant’s obligations under this Lease:

(a)                                  To change the name or, upon not less than sixty (60) days’ notice, the street address of the Building.

(b)                                 Subject to Section 30, to install and maintain or remove signs on the exterior and interior of the Building and the Development.

(c)                                  To prescribe the location and style of the suite number and identification sign or lettering for the Premises.

(d)                                 To retain at all times, and to use in appropriate instances, pass keys and other entry devices for all doors into and within the Premises.

(e)                                  To grant to anyone the right to conduct any business or render any service in any part of the Development.

(f)                                    To enter the Premises for supplying janitor service or other services to be provided to Tenant hereunder, or for or in the exercise of Landlord’s rights hereunder, and upon reasonable prior notice (except for routine services to be performed by Landlord hereunder, or where this Lease otherwise permits entry without notice or in the event of an emergency, in which case immediate entry shall be permitted) for other reasonable purposes.

(g)                                 To require all persons entering or leaving the Development or any part thereof during such hours as Landlord may from time to time reasonably determine to identify themselves to security personnel by registration or otherwise and to establish their right to enter or leave in accordance with Landlord’s security controls.  Landlord shall not be liable in damages or otherwise for any error with respect to admission to or eviction or exclusion from the Development or any part thereof of any person.  Notwithstanding anything contained herein to the contrary, in case of fire, casualty, invasion, insurrection, mob, riot, act of terrorism, civil disorder, public excitement or other commotion, or threat thereof, Landlord reserves the right to limit or prevent access to the Development or any part thereof during the continuance of the same, halt elevator service, activate elevator emergency controls, or otherwise take such action or preventive measures reasonably deemed necessary by Landlord for the safety or security of the tenants or other occupants of the Development or the protection of the Development and the property in or about the Development.  Tenant agrees to cooperate in any reasonable safety or security program developed by Landlord from time to time.

(h)                                 To control, restrict and prevent access to any areas of the Project, provided that reasonable access to the Premises shall be maintained.

(i)                                     Subject to Landlord’s obligations under Section 9(a), to rearrange, relocate, enlarge, reduce or change corridors, exits, elevators, stairs, lavatories, doors, entrances in or to the Building and to decorate and to make repairs, alterations, additions and improvements, structural or otherwise, in or to the Land or the Development or any part thereof, including the Premises, and any adjacent building, land, street or alley, including for the purpose of connection with or entrance into or use of the Land or the Development in conjunction with any adjoining or adjacent building or buildings or pedestrian ways, now existing or hereafter constructed, provided that Landlord uses good faith efforts to maintain reasonable access to the Premises and to minimize unreasonable interference with the conduct of Tenant’s business.  In that regard, Landlord may erect scaffolding and other structures reasonably required by the character of the work to be performed, and during such operations to enter upon the Premises upon reasonable prior notice and take into and upon or through any part of the Development, including the Premises, all materials that may be required to do such work or make such decorations, repairs, alterations, improvements or additions, and in connection with any of the foregoing, to close public entryways, other public spaces, stairways or corridors and interrupt or temporarily suspend any services or facilities agreed to be furnished by Landlord.  Landlord may at its option upon reasonable prior oral or written notice to Tenant (except in case of emergency) and, except in case of emergency, subject to Tenant’s reasonable requirements regarding security and protection of Tenant’s confidential information, do any such work and make any such decorations, repairs, alterations, improvements and additions in and about the Development and the Premises during ordinary business hours, provided that if same shall materially interfere with the conduct of Tenant’s business in the Premises, and, if Tenant requests in writing that Landlord cause the same done during other than ordinary business hours, Landlord shall pay all overtime and additional expenses resulting therefrom.

(j)                                     To establish controls for the purpose of regulating all property and packages to be taken into or removed from the Building and Premises.

(k)                                  To regulate delivery of supplies and services in order to ensure the cleanliness and security of the Development and to avoid congestion of the loading docks, receiving areas and freight elevators.

(l)                                     To approve the weight, size and location of safes, vaults, books, files and other heavy equipment and articles in and about the Premises and the Building so as not to exceed the design live load per square foot designated by the structural engineers for the Building, and to require all such items and furniture and similar items to be moved into or out of the Building and Premises only at such times and in such manner as Landlord shall direct in writing.  Tenant shall not install or operate machinery or any mechanical devises of a nature not directly related to Tenant’s ordinary use of the Premises without the prior written consent of Landlord.

(m)                               To show the Premises to prospective tenants at reasonable hours during the last twelve (12) months of the Term or to prospective mortgagees, ground lessors or purchasers of the Land or Building or both at any time upon reasonable prior oral or written notice to Tenant (except in case of emergency) and, except in case of emergency, subject to Tenant’s reasonable requirements regarding security and protection of Tenant’s confidential information, and, if vacated or abandoned, to show the Premises to prospective tenants at any time without notice and to demolish, alter, remodel or otherwise prepare the Premises for re-occupancy.

(n)                                 To erect, use and maintain concealed pipes, ducts, wiring and conduits, and appurtenances thereto, in and through the Premises in walls, below the floor and above the suspended ceiling, provided that if same materially interferes with the conduct of Tenant’s business, Landlord shall exercise such rights other than during ordinary business hours if Tenant so requests in writing and Landlord agrees to pay all overtime and additional expenses resulting therefrom.  Prior to exercising its right of entry upon the Premises pursuant to this subsection, Landlord shall provide Tenant with reasonable advance oral or written notice thereof (except in case of actual or threatened emergency) and Landlord, shall, at its sole cost and expense, repair any damage caused to Premises (including the improvements therein) by reason of such entry.

(o)                                 From time to time to make and adopt such rules and reasonable and non-discriminatory regulations, in addition to or as an amendment to rules and regulations contained in Exhibit D attached to this Lease or other Sections of this Lease, or adopted pursuant to this or other Sections of this Lease, for the use, entry, operation or management of the Development (including the Premises) or for the protection or welfare of the Development or its tenants or occupants, or any property therein, as Landlord may reasonably determine, and Tenant agrees to accept, abide by and comply with all such rules and regulations.

(p)                                 To designate and/or approve, prior to installation, all types of window shades, blinds, drapes, awnings or other similar items, and all internal lighting that may be visible from the exterior of the Premises.

(q)                                 To have access for Landlord and other tenants of the Building to any mail chute and boxes located in or on the Premises as required by any applicable rules of the Building or of the United States Post Office.

14.                                 ALTERATIONS.

(a)                                  Consent; Conditions.  Tenant shall not perform any Tenant Alterations without first obtaining the prior written consent of Landlord.  Without limitation on the foregoing, Landlord may impose such conditions with respect to Tenant Alterations as Landlord reasonably deems appropriate, including, without limitation, requiring Tenant to furnish to Landlord for its approval prior to commencement of any work or entry by Tenant’s contractors into the Premises or the Building, security for the payment of all costs to be in connection with any such Tenant Alterations, insurance against liabilities which may arise out of the Tenant Alterations and plans and specifications and permits necessary for the Tenant Alterations.

(b)                                 Contractors.  Tenant Alterations shall be done at Tenant’s expense by agents or contractors hired by Tenant who are reasonably acceptable to Landlord and whose work will not cause or threaten to cause disharmony or interference with Landlord or other tenants, contractors or service providers at the Building, or at Landlord’s election, by Landlord’s employees or contractors hired by Landlord.  Before employing any such contractors, Tenant shall submit to Landlord the names and addresses of such contractors.

(c)                                  Costs; Mechanic Liens.  Tenant shall promptly pay the cost, when due, of all Tenant Alterations.  In addition to the cost of such Tenant Alterations, Tenant shall also pay to Landlord or to its designated agent, as Landlord shall direct, an amount equal to five percent (5%) of all of the costs of all Tenant Alterations, as a coordination and management fee allocable to the Tenant Alterations.  Upon completion of any Tenant Alterations, Tenant shall deliver to Landlord, if payment is made directly to contractors, evidence of payment, contractors’ affidavits and full and final waivers of all liens for labor, services and materials sufficient to waive all rights to liens under the Illinois Mechanic’s Lien law arising or from the work done.  Tenant shall not permit any lien or claim for lien of any mechanic, labor or supplier or any other lien to be filed against the Building, the Land or the Premises or any part thereof, arising out of any Tenant Alterations or other work performed or alleged to be performed, by or at the direction of Tenant.  If any such lien or claim for lien is filed, Tenant shall, within thirty (30) days of receiving notice of such lien or claim, (i) have such lien or claim for lien released of record, or (ii) deliver to Landlord a bond or other security in form, content, and amount satisfactory to Landlord relative to such lien or claim for lien.  Without limitation of the foregoing, Tenant shall indemnify, defend and hold harmless, Landlord and the other Landlord Parties, from and against any such lien or claim for lien, and the foreclosure or attempted foreclosure thereof.  If Tenant fails to take the actions described in subclause (i) or subclause (ii) above, then Landlord, without investigating the validity of such lien or claim for lien, may pay or discharge the same, and Tenant shall, as payment of additional Rent hereunder, reimburse Landlord upon demand for the payment so paid by Landlord, including Landlord’s expenses and attorneys’ fees related thereto.

(d)                                 General.  Tenant agrees to indemnify, defend by counsel reasonably acceptable to Landlord and hold Landlord and the other Landlord Parties, and the Project, harmless of, from and against any and all losses, damages, liabilities, claims, liens, costs and expenses, including without limitation court costs and reasonable attorneys’ fees and expenses, arising in connection with any Tenant Alterations.  All Tenant Alterations done by Tenant or its contractors, including work done pursuant to Section 9, shall be performed in a first class workerlike manner using only good grades of materials which conform to Building standard materials and shall comply with all insurance requirements of Landlord and all Laws.  Within thirty (30) days after substantial completion of any Tenant Alterations by or on behalf of Tenant for which a building permit has been or is required to be issued, Tenant shall furnish to Landlord “as built” drawings of such Tenant Alterations.  All Tenant Alterations shall be performed in accordance with Landlord’s standard construction rules and regulations for the Building.  In no event shall any supervision or right to supervise by Landlord, nor shall any approvals given by Landlord hereunder, constitute any warranty by Landlord to Tenant of the adequacy of the design, workmanship or quality of the Tenant Alterations, or impose any liability upon Landlord in connection with the performance of such work.

15.                                 ASSIGNMENT AND SUBLETTING.

(a)                                  Prohibitions.  Except as otherwise expressly provided in this Section 15, Tenant shall not, either prior or subsequent to the commencement of the Term, (i) assign, transfer, mortgage, pledge, hypothecate or encumber or subject to or permit to exist upon or be subjected to any lien or charge, this Lease or any interest under it, (ii) allow to exist or occur any transfer of or lien upon this Lease or Tenant’s interest herein by operation of law, (iii) sublet the Premises or any part thereof, or (iv) permit the use or occupancy of the Premises or any part thereof for any purpose not provided for under Section 6 of this Lease or by anyone other than Tenant and Tenant’s employees.  Landlord has the absolute right to withhold its consent to any of such acts without giving any reason whatsoever, except as herein expressly provided to the contrary in Sections 15(d) and 15(h).  In no event shall this Lease be assigned or assignable by voluntary or involuntary bankruptcy proceedings or otherwise, except as provided by law, and in no event shall this Lease or any rights or privileges hereunder be an asset of Tenant under any bankruptcy, insolvency or reorganization proceedings, except as provided by law.  Any of the foregoing performed or attempted in violation of the provisions of this Section shall be null and void.

(b)                                 Continuing Liability.  No assignment, subletting, use, occupancy, transfer or encumbrance by Tenant shall operate to relieve Tenant from any covenant, liability or obligation hereunder except to the extent, if any, expressly provided for in any such written consent of Landlord to the foregoing, and none of the foregoing, and no consent to any of the foregoing, shall be deemed to be a consent to or relieve Tenant from obtaining Landlord’s consent to any subsequent assignment, subletting, use, occupancy, transfer or encumbrance.  Tenant shall pay all of Landlord’s reasonable third-party out-of-pocket costs, charges and expenses, including, without limitation, reasonable attorneys’ fees and expenses, incurred in connection with any assignment, subletting, use, occupancy, transfer or encumbrance made or requested by Tenant.

(c)                                  Notice of Proposed Assignment or Sublease; Recapture.  Tenant shall, by notice in writing, advise Landlord of its intention from, on and after a stated date (which shall not be less than thirty (30) nor more than one hundred eighty (180) days after the date of the giving of Tenant’s notice to Landlord) to assign this Lease or sublet all or any part of the Premises for the balance or any part of the Term, and, in such event, Landlord shall have the right, to be exercised by giving written notice to Tenant within twenty (20) days after its receipt of Tenant’s notice, (1) to terminate this Lease with respect to the space described in Tenant’s notice as of the date stated in Tenant’s notice for the commencement of the proposed assignment or sublease, or (2) to consent or refuse to consent to the proposed assignment or sublease, as described in Section 15(d) below.  Tenant’s notice shall include the name and address of the proposed assignee or subtenant, a true and complete copy of the proposed assignment or sublease and sufficient information, as Landlord deems reasonably necessary, to permit Landlord to determine (i) the financial responsibility and character and the nature of the business of the proposed assignee or subtenant, and (ii) whether Landlord has the right under this Lease to withhold consent to the proposed assignment or sublease.  If Tenant’s notice covers all of the Premises and if Landlord exercises its right to terminate this Lease as to such space, then the Term of this Lease shall expire and end on the date stated in Tenant’s notice for the commencement of the proposed assignment or sublease as fully and completely as if that date had otherwise been the Expiration Date.  If, however, Tenant’s notice covers less than all of the Premises, and if Landlord exercises its right to terminate this Lease with respect to such space described in Tenant’s notice, then as of the date stated in Tenant’s notice for the commencement of the proposed sublease, the Base Rent and Tenant’s Proportionate Share shall be adjusted on the basis of the number of square feet Rentable Area retained by Tenant, and this Lease as so amended, shall continue thereafter in full force and effect.

(d)                                 Grounds for Withholding Consent.  If Landlord, upon receiving Tenant’s notice with respect to any such space, does not exercise its right to terminate as aforesaid, Landlord will not unreasonably withhold or delay its consent to Tenant’s assignment of this Lease or subletting the space covered by Tenant’s notice.  Landlord shall not be deemed to have unreasonably withheld its consent to a proposed assignment of this Lease or to a proposed sublease of part or all of the Premises if its consent is withheld because:  (i) Tenant is then in uncured default hereunder of which Tenant has been notified in writing; (ii) termination of this Lease or termination of Tenant’s right of possession shall have occurred under Section 19 or any notice of termination of this Lease shall have been given under any other provision of this Lease; (iii) either the portion of the Premises which Tenant proposes to sublease, or the remaining portion of the Premises, or the means of ingress or egress to either the portion of the Premises which Tenant proposes to sublease or the remaining portion of the Premises is of such nature that it will violate any applicable Law, is of such accessibility, size or irregular shape so as not to be suitable for normal renting purposes as space on a multi-tenant floor within the Building; (iv) the proposed use of the Premises by the proposed assignee or subtenant does not conform with the use set forth in Section 6 hereof, or will violate any applicable Law, will impose any obligation upon Landlord or increase Landlord’s obligations under or cost of compliance with any Laws, or will violate any exclusive right Landlord has granted or contemplates granting in the future to any tenant of any part of the Project; (v) in the reasonable judgment of Landlord the proposed assignee or subtenant is of a character or is engaged in a business which would be deleterious to the reputation of the Project, Landlord or any of the constituent members of Landlord; (vi) in the reasonable judgment of Landlord, the proposed assignee or subtenant is not sufficiently financially responsible to perform its obligations under the proposed assignment or sublease; (vii) the proposed assignee or subtenant is a government (or subdivision or agency thereof); or (viii) the proposed assignee or subtenant is an occupant of the Development or is a person or entity Landlord is then dealing with or has dealt with during the prior twelve (12) months with regard to leasing of space in the Development; provided, however, that the foregoing are merely examples of reasons for which Landlord may withhold its consent and shall not be deemed exclusive of any permitted reasons for reasonably withholding consent, whether similar or dissimilar to the foregoing examples, and Landlord may consider all relevant factors in determining whether to give or withhold its consent.  Tenant agrees that all advertising by Tenant or on Tenant’s behalf with respect to the assignment of this Lease or subletting of any part of the Premises must be approved in writing by Landlord prior to publication.

(e)                                  Excess Rent Payment.  If Tenant (as Tenant or debtor-in-possession) shall assign this Lease or sublet the Premises, or any part thereof, at a rental or for other consideration in excess of the Rent or pro rata portion thereof due and payable by Tenant under this Lease, then Tenant shall pay to Landlord as additional Rent one-half (½) of any such excess rent or other consideration immediately upon receipt under any such assignment or, in the case of a sublease, (i) on the later of the first day of each month during the term of any sublease, or the day of receipt from such subtenant, one-half (½) of the excess of all rent and other consideration paid by the subtenant for such month over the Rent then payable to Landlord pursuant to the provisions of this Lease for said month (or if only a portion of the Premises is being sublet, one-half (½) of the excess of all rent and other consideration due from the subtenant for such month over the portion of the Rent then payable to Landlord pursuant to the provisions of this Lease for said month which is allocable on a Rentable Area basis to the space sublet), and (ii) immediately upon the receipt thereof, one-half (½) of any other consideration realized by Tenant from such subletting.  Landlord shall not be responsible for any deficiency if Tenant shall assign this Lease or sublet the Premises or any part thereof at a rental less than that provided for herein.  Whenever reference is made to the “excess” of rent or other consideration, such excess shall be reduced by charging (i.e., on an amortized basis over the term of the sublease or assignment) against the rent or other consideration paid by such assignee or subtenant, reasonable brokerage commissions and actual costs of leasehold improvements and other leasing concessions which Tenant has paid in connection with assigning this Lease or subleasing the applicable portion of the Premises.

(f)                                    Lease Assumption; Subtenant Attornment.  If Tenant shall assign this Lease, the assignee shall expressly assume all of the obligations of Tenant hereunder in a written instrument provided by Landlord and delivered to Landlord not later than ten (10) days prior to the effective date of the assignment.  If Tenant shall sublease any part of the Premises, Tenant shall obtain and furnish to Landlord, not later than ten (10) days prior to the effective date of such sublease and in form reasonably satisfactory to Landlord, the written agreement of such subtenant to the effect that the subtenant will attorn to Landlord, at Landlord’s option and written request (at Lender’s sole election), if this Lease terminates before the expiration of the sublease.  Tenant shall, not later than fifteen (15) days after the effective date of any such assignment or sublease, deliver to Landlord a certified copy of the instrument of assignment or sublease.

(g)                                 Corporation, Partnership and Limited Liability Company Transfers.  If Tenant is a corporation, any transaction or series of transactions (including without limitation any dissolution, merger, consolidation or other reorganization of Tenant, or any issuance, sale, gift, transfer or redemption of any capital stock of Tenant, whether voluntary, involuntary or by operation of law, or any combination of any of the foregoing transactions) resulting in the transfer of control of Tenant, other than by reason of death, shall be deemed to be a voluntary assignment of this Lease by Tenant subject to the provisions of this Section 15.  If Tenant is a partnership or limited liability company, any transaction or series of transactions (including without limitation any withdrawal or admittance of a partner or member or any change in any partner’s or member’s interest in Tenant, whether voluntary, involuntary or by operation of law, or any combination of any of the foregoing transactions) resulting in the transfer of control of Tenant, other than by reason of death, shall be deemed to be a voluntary assignment of this Lease by Tenant subject to the provisions of this Section 15.  The term “control” as used in this Lease means the power to directly or indirectly direct or cause the direction of the management or policies of Tenant.

(h)                                 Assignment or Sublet to Affiliate.  Notwithstanding anything to the contrary contained in this Section 15, Tenant may, without the obtaining or seeking the consent of Landlord, assign this Lease or sublet all or any portion of the Premises to an entity which controls, is controlled by or is under common control with Tenant or which results from a merger or consolidation with Tenant or the sale of all or substantially all of Tenant’s assets or capital stock, provided the following conditions are satisfied:

(1)                                  On the effective date of any such assignment or sublease, this Lease shall be in full force and effect, Tenant shall not then be in uncured default under any provision of this Lease as to which Tenant has been given written notice, and no termination of this Lease or termination of Tenant’s right of possession shall have occurred under Section 19 nor shall have any notice of termination of this Lease been given under any other provision of this Lease;

(2)                                  On the effective date of any such assignment, the assignee shall have a net worth not less than the net worth of Tenant as of the date of this Lease or as of the effective date of the proposed assignment, whichever is greater;

(3)                                  A copy of the executed assignment or sublease shall be delivered to Landlord.  Such assignment shall be accepted by the assignee and shall provide that the assignee shall assume and be bound by all the covenants, agreements, obligations and liabilities of Tenant under this Lease.  Such sublease shall provide that it is subject to the terms, provisions and conditions of this Lease and that the sublessee shall assume and be bound by all of Tenant’s obligations, covenants, agreements and liabilities under this Lease with respect to the subleased portion of the Premises with the exception of Tenant’s obligation to pay Rent to Landlord as provided in this Lease; and

(4)                                  No such assignment or sublease shall release or be construed as releasing any obligation of Tenant under this Lease, and if Landlord so requires, as a condition precedent to the effectiveness of such assignment or sublease, Tenant shall execute an instrument ratifying and confirming such obligations.

(i)                                     Consent to Assignment and/or Sublease to Certain Affiliates of Tenant.  Landlord acknowledges that Tenant may elect, from time to time, to sublease, and/or assign this Lease, as to all or portions of the Premises to Terra Nova Trading, L.L.C. and/or Townsend Analytics, Ltd., each of which is an affiliate of the principals of Tenant, or their respective subsidiaries or affiliates (collectively, a “Permitted Transfer”), provided that at least fifteen (15) days prior to the effective date of any such proposed assignment, Tenant shall permit Landlord or its designated agents to examine the current financial statements of Tenant and the proposed assignee for Landlord’s approval (which shall not be withheld provided such financial statements show that the proposed assignee is of at least equivalent financial condition (i.e., tangible net worth and current net income) as Tenant as determined by Landlord in its reasonable business judgment) and that the proposed assignment or sublease otherwise complies with the provisions of this Section 15 which are not inconsistent with the foregoing provisions of this subsection.  Except for a Permitted Transfer, all other assignments, sublettings, transfers, etc. with respect to this Lease and the Premises which are or would be covered by the provisions of this Section 15, shall remain subject to the provisions thereof.

16.                                 WAIVER OF CERTAIN CLAIMS, INDEMNITY BY TENANT.

(a)                                  General Waiver.  In addition to and without limiting or being limited by any other releases or waivers of claims in this Lease, but rather in confirmation and furtherance thereof, to the extent not prohibited by law, Landlord and Tenant each releases and waives any and all claims for, and rights to recover, damages against and from the other, and the other’s respective agents, members, partners, shareholders, officers, directors and employees (collectively, the “Released Parties”), for loss, damage or destruction to any of its property (including the Premises, the Building and their contents), the elements of which are insured against or which would have been insured against had such party suffering such loss, damage or destruction maintained the property or physical damage insurance policies required under Section 22 hereof.  In no event shall this clause be deemed, construed or asserted (i) to affect or limit any claims or rights against any Released Parties other than the right to recover damages for loss, damage or destruction to property, or (ii) to benefit any third party other than the Released Parties.

(b)                                 Indemnity.  In addition to and without limiting or being limited by any other indemnity in this Lease, but rather in confirmation and furtherance thereof, to the extent not prohibited by law, Tenant agrees to indemnify, defend by counsel reasonably acceptable to Landlord and hold the Landlord Parties, and the Project, harmless of, from and against any and all losses, damages, liabilities, claims, liens, costs and expenses including court costs and reasonable attorneys’ fees and expenses, in connection with injury to or death of any person or with respect to damage to or theft, loss or loss of the use of any property, occurring in or about the Premises or the Project arising from Tenant’s occupancy of the Premises, or the conduct of its business or from any activity, work, or thing done, permitted or suffered by Tenant in or about the Premises or the Project, or from any breach or default on the part of Tenant in the performance of any covenant or agreement on the part of Tenant to be performed pursuant to the terms of this Lease, or due to any other negligent act or omission or wilful misconduct of Tenant, or any of its employees, agents, licensees, invitees or contractors.

(c)                                  Waiver.  To the extent permitted by law, Tenant releases the Landlord Parties from, and waives all claims for, damage or injury to person or property sustained by the Tenant or any occupant of the Building or Premises resulting directly or indirectly from any existing or future condition, defect, matter or thing in and about the Project or the Premises or any part of either or any equipment or appurtenance therein, or resulting from any accident in or about the Project or resulting directly or indirectly from any act or neglect of any tenant or occupant of the Building or of any other person, including Landlord’s agents and servants, except where resulting from the neglect or willful act of Landlord or any of the Landlord Parties.  Tenant hereby waives any consequential damages, compensation or claims for inconvenience or loss of business, rents, or profits as a result of any injury or damage occurring at or about the Building.

(d)                                 Landlord’s Negligence.  Subject to the provisions of Section 16(a) and Section 16(c) to the extent permitted by law, no agreement of Tenant in this Lease shall be deemed to exempt Landlord from liability or damages for injury to persons or damage to property caused by or resulting from the negligence of Landlord, its agents, servants or employees, in the operation or maintenance of the Premises or the Development.

17.                                 DAMAGE OR DESTRUCTION BY CASUALTY.

(a)                                  Termination of Lease; Repair by Landlord.  If the Premises or the Building shall be damaged by fire or other casualty and if such damage does not render all or a substantial portion of the Premises or the Building untenantable, then Landlord shall proceed with reasonable promptness to repair and restore the core and shell of the Building and the Premises so as to render the Premises tenantable, subject to reasonable delays for insurance adjustments and delays caused by matters beyond Landlord’s reasonable control, and also subject to zoning laws and building codes then in effect.  If any such damage renders all or a substantial portion of the Premises or the Building untenantable, Landlord shall, with reasonable promptness after the occurrence of such damage, estimate the length of time that will be required to substantially complete the repair and restoration of the Premises and the core and shell of the Building, as the case may be, necessitated by such damage and shall by notice advise Tenant of such estimate.  If it is so estimated that the amount of time required to substantially complete such repair and restoration will exceed two hundred seventy (270) days from the date such damage occurred, then either Landlord or Tenant (but Tenant shall have such right only if the damage was not caused by the willful act of Tenant, its agents, employees, contractors, or invitees, and only if all or a substantial portion of the Premises is rendered untenantable and the estimated time for Landlord required to substantially complete such repair or restoration to render the Premises tenantable will exceed such two hundred seventy (270) day period) shall have the right to terminate this Lease as of the date of notice of such election by giving notice to the other at anytime within twenty (20) days after Landlord gives Tenant the notice containing said estimate (it being understood that Landlord may, if it elects to do so, also give such notice of termination together with the notice containing said estimate).  Unless this Lease is terminated as provided in the preceding sentence, Landlord shall proceed with reasonable promptness to repair and restore the core and shell of the Building and the Premises so as to render the Premises tenantable, subject to reasonable delays for insurance adjustments and delays caused by matters beyond Landlord’s reasonable control, and also subject to zoning laws and building codes then in effect.  Landlord shall have no liability to Tenant, and Tenant shall not be entitled to terminate this Lease (except as hereinafter provided) if such repairs and restoration are not in fact completed within the time period estimated by Landlord, as aforesaid, or within said two hundred seventy (270) days.  However, if such repairs and restoration are not completed by a date (“Outside Date”) which is fifteen (15) months after the date of such fire or other casualty (or ninety-five (95) days after the expiration of the time period estimated by Landlord as aforesaid, if longer than two hundred seventy (270) days and neither party terminated this Lease as permitted), which Outside Date shall be extended (as to Tenant’s ability to terminate only) by all periods of delay attributable to the acts or omissions of Tenant or Tenant’s agents, employees or contractors, for any reason whatsoever, then either party may terminate this Lease, effective as of the date of notice of such election, by giving written notice to the other party within thirty (30) day period after said Outside Date as extended as aforesaid, but prior to substantial completion of repair or restoration.  Notwithstanding anything to the contrary herein set forth:  (i) Landlord shall have no duty pursuant to this Section 17 to repair or restore any portion of Tenant Alterations or by other improvements, additions or alterations made by or on behalf of Tenant in the Premises, including improvements performed by Landlord pursuant to this Lease and/or the Workletter, if any, except to the extent Tenant provides insurance proceeds or other funds to Landlord to pay for such repair or restoration; (ii) Landlord shall not be obligated (but may, at its option, so elect) to repair or restore the Premises or Building if the damage is due to an uninsurable casualty or if insurance proceeds are insufficient to pay for such repair or restoration, or if any Mortgagee applies proceeds of insurance to reduce its loan balance, and the remaining proceeds, if any, available to Landlord are not sufficient to pay for such repair or restoration; or (iii) if any such damage rendering all or substantial portion of the Premises or Building untenantable shall occur during the last year of the Term, either party (but as to Tenant’s right, only if all or a substantial portion of the Premises is rendered untenantable) shall have the option to terminate this Lease by giving written notice to the other within thirty (30) days after the date such damage occurred, and if such option is so exercised, this Lease shall terminate as of the date of such notice.

(b)                                 Repair by Tenant.  If this Lease is not terminated pursuant to this Section 17, Tenant shall, in accordance with Section 14, proceed with reasonable promptness to repair and restore all Tenant Alterations and all other alterations, additions and improvements in the Premises, other than any repairs or restoration required to be made by Landlord pursuant to Section 17(a) above, to as near the condition which existed prior to the fire or other casualty as is reasonably possible.  Tenant agrees and acknowledges that Landlord shall be entitled to the proceeds of any insurance coverage carried by Tenant relating to improvements and betterments to the Premises, to the extent Landlord is obligated under this Section 17 to repair or restore damage to those items covered by such insurance or if this Lease terminates.

(c)                                  Abatement of Rent.  Except to the extent arising from the willful acts of Tenant or its agents, employees, contractors or invitees, in the event any such fire or casualty damage renders the Premises untenantable and if this Lease shall not be terminated pursuant to the foregoing provisions of this Section 17 by reason of such damage, then Rent shall abate during the period beginning with the date of such damage and ending with the date when Landlord substantially completes its repair or restoration required hereunder.  Such abatement shall be in an amount bearing the same ratio to the total amount of Rent for such period as the portion of the Rentable Area of the Premises which is untenantable and not used by Tenant from time to time bears to the Rentable Area of the entire Premises.  In the event of termination of this Lease pursuant to this Section 17, Rent shall be apportioned on a per diem basis and be paid to the date of the termination.

(d)                                 Untenantability.  As used in this Lease, the term “untenantable” means reasonably incapable of being accessed or occupied for its intended use due to damage to the Premises or Building.  Notwithstanding anything contained to the contrary in this Section 17, neither the Premises nor any portion of the Premises shall be deemed untenantable if Landlord is not required to repair or restore same (or if Landlord is required to repair or restore same, then following such time as Landlord has substantially completed the repair and restoration work required to be performed by Landlord under this Section 17), or if Tenant continues to actually occupy the subject portion of the Premises for the conduct of its business.

(e)                                  Core and Shell.  The term “core and shell” shall include all base Building improvements at the Building or within the Premises (as the case may be), but specifically excludes any work related to tenant improvements constructed or to be constructed by or for Tenant or other tenants or installed within the Premises or within any other tenant’s premises.

18.                                 EMINENT DOMAIN.

(a)                                  Substantial Taking.  If the entire Project or the entire Building, or a substantial part of either of them, or any part of the Project which includes all or a substantial part of the Premises, shall be taken or condemned by any competent authority for any public or quasi-public use or purpose, either party to this Lease shall have the right, at its option, of giving the other, at any time within thirty (30) days after such taking, notice terminating this Lease, except that Tenant may only terminate this Lease by reason of taking or appropriation as above provided, if such taking shall be so substantial as to materially interfere with Tenant’s use and occupancy of the Premises, whereupon the Term of this Lease shall end upon and not before the earlier of the date when the possession of the part so taken shall be required for such use or purpose or the effective date of the taking.  If any condemnation proceeding shall be instituted in which it is sought to take or damage any part of the Project, the taking or damaging of which would, in Landlord’s opinion, prevent the economical operation of the Project, or if the grade of any street or alley adjacent to the Land or the Building is changed or any such street or alley is closed by any competent authority, and such taking, damage, change of grade or closing makes it necessary or desirable to remodel the Building to conform to the taking, damage, change of grade or closing, Landlord shall have the right to terminate this Lease upon written notice to Tenant given not less than ninety (90) days prior to the date of termination designated in the notice.  In either of the events above referred to, Rent shall be apportioned on a per diem basis and be payable to the date of the termination.

(b)                                 Taking of Part.  In the event a part of the Building or the Premises is taken or condemned by any competent authority and this Lease is not terminated as provided in Section 18(a) above, this Lease shall be amended to reduce or increase, as the case may be, the Monthly Base Rent and Tenant’s Proportionate Share to reflect the Rentable Area of the Premises or Building, as the case may be, remaining after any such taking or condemnation. Landlord, upon receipt and to the extent of the award in condemnation (or proceeds of sale) shall make necessary repairs and restorations to the Premises (exclusive of any Tenant Alterations, or any other improvements made by or on behalf of Landlord or Tenant) and to the Building to the extent necessary to constitute the portion of the Building not so taken or condemned as a complete architectural and economically efficient unit.

(c)                                  Compensation.  Landlord shall be entitled to receive the entire award (or sale proceeds) from any such taking, condemnation or sale without any payment to Tenant, and Tenant hereby assigns to Landlord all of Tenant’s interest, if any, in such award; provided, however, Tenant shall have the right separately to pursue against the condemning authority a separate award in respect of the loss, if any, to Tenant Alterations paid for by Tenant without any credit or allowance from Landlord, so long as there is no diminution of Landlord’s award as a result, and subject to the rights of any ground lessor or mortgagee of Landlord with respect thereto.

19.                                 DEFAULT; LANDLORD’S RIGHTS AND REMEDIES.

(a)                                  Default.  The occurrence of any one or more of the following matters constitutes a “Default” by Tenant under this Lease:

(i)                                     Failure by Tenant to pay any Rent when due, if such failure continues for five (5) days after written notice to Tenant of such failure;

(ii)                                  Failure by Tenant to pay any other money required to be paid by Tenant under this Lease when due, if such failure continues for five (5) days after written notice to Tenant of such failure;

(iii)                               Failure by Tenant to observe or perform any of the covenants in respect of assignment and subletting set forth in Section 15;

(iv)                              Failure by Tenant to cure forthwith, immediately after receipt of notice from Landlord, any hazardous condition which Tenant has created or permitted in violation of law or of this Lease;

(v)                                 Failure by Tenant to complete, execute and deliver any instrument or document required to be completed, executed and delivered by Tenant pursuant to Section 20 or Section 24 of this Lease, within ten (10) days after the initial written demand therefor to Tenant if such failure continues for five (5) days after written notice to Tenant of such failure;

(vi)                              Failure by Tenant to observe or perform any other covenant, agreement, condition or provision of this Lease, if such failure shall continue for twenty (20) days after written notice thereof from Landlord to Tenant; provided that such 20-day period shall be extended for the time reasonably required to complete such cure (not to exceed, in any event, an additional 60-day period), if such failure cannot reasonably be cured within said 20-day period and Tenant commences to cure such failure within said 20-day period and thereafter diligently and continuously proceeds to cure such failure;

(vii)                           The levy upon execution or the attachment by legal process of the leasehold interest of Tenant, or the filing or creation of a lien in respect of such leasehold interest, which lien shall not be released or discharged within thirty (30) days from the date of such filing;

(viii)                        Tenant becomes insolvent or bankrupt or admits in writing its inability to pay its debts as they mature, or makes an assignment for the benefit of creditors, or applies for or consents to the appointment of a trustee or receiver for Tenant or for the major part of its property;

(ix)                                A trustee or receiver is appointed for Tenant or for a major part of its property, without Tenant’s application therefor or consent thereto, and is not discharged within sixty (60) days after such appointment;

(x)                                   Any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other proceeding for relief under any bankruptcy law or similar law for the relief of debtors, is instituted (A) by Tenant, or (B) against Tenant and is allowed against it or is consented to by it or is not dismissed within sixty (60) days after such institution; or

(xi)                                Upon the third occurrence within any twelve-month period that Tenant fails to pay Rent when due or has breached a particular covenant of this Lease (whether or not such failure or breach is thereafter cured within any stated cure or grace period or statutory period).

(b)                                 Landlord’s Rights and Remedies.  If a Default occurs, Landlord shall have the rights and remedies hereinafter set forth, which shall be distinct, separate and cumulative and shall not operate to exclude or deprive Landlord of any other right or remedy allowed it at law or in equity:

(i)                                     Landlord may terminate this Lease, in which event the Term of this Lease shall end, and all right, title and interest of Tenant hereunder shall expire;

(ii)                                  Landlord may terminate the right of Tenant to possession of the Premises without terminating this Lease, whereupon the right of Tenant to possession of the Premises or any part thereof shall cease; and

(iii)                               Landlord may enforce the provisions of this Lease and may enforce and protect the rights of Landlord hereunder by a suit or suits in equity or at law for the specific performance of any covenant or agreement contained herein, and for the enforcement of any other appropriate legal or equitable remedy, including without limitation distraint for rent, injunctive relief, recovery of all money due or to become due from Tenant under any of the provisions of this Lease and recovery of damages incurred by Landlord by reason of the Default.

(iv)                              Landlord may cure or correct such Default or take steps to perform any covenant, agreement, condition or provisions of this Lease, and all costs and expenses incurred by Landlord in so doing (including reasonable attorneys’ fees) shall be paid by Tenant to Landlord as additional rent upon demand plus interest at the Default Rate (defined in Section 28(i)) from the date of expenditure.  Landlord’s proceeding under the rights reserved to Landlord under this Section 19(b)(iv) shall not in any way prejudice or waive any rights as Landlord might otherwise have against Tenant by reason of that or any other Default.

Notwithstanding anything to the contrary herein contained, Landlord shall not be required to serve Tenant with any notices or demands as a prerequisite to its exercise of any of its rights or remedies under this Lease, other than those notices and demands specifically required under this Lease.  Tenant expressly waives the service of any statutory demand or notice which is a prerequisite to Landlord’s commencement of eviction proceedings against Tenant, including the demands and notices specified in 735 ILCS §§5/9-209 and 5/9-210.

(c)                                  Surrender.  If Landlord exercises any of the remedies provided for in subparagraphs (i) and (ii) of Section 19(b), Tenant shall surrender possession of and vacate the Premises and immediately deliver possession thereof to Landlord, and Landlord may re-enter and take complete and peaceful possession of the Premises, with or without process of law, full and complete license so to do being hereby granted to Landlord, and Landlord may remove all occupants and property therefrom, using such force as may be necessary, without being deemed in any manner guilty of trespass, eviction or forcible entry and detainer, and without relinquishing Landlord’s right to Rent or any other right given to Landlord hereunder or by law or in equity.

(d)                                 Termination of Right of Possession.  If Landlord terminates the right of Tenant to possession of the Premises without terminating this Lease, as provided for by subparagraph (ii) of Section 19(b), then Landlord shall be entitled to recover from Tenant all the fixed dollar amounts of Rent accrued and unpaid for the period up to and including such termination date, as well as all other additional sums payable by Tenant, or for which Tenant is liable or in respect of which Tenant has agreed to indemnify Landlord under any of the provisions of this Lease, which may be then owing and unpaid, and all costs and expenses, including without limitation court costs and reasonable attorneys’ fees and expenses incurred by Landlord in the enforcement of its rights and remedies hereunder, and in addition, Landlord shall be entitled to recover from Tenant from time to time, and Tenant shall remain liable for, all Rent and all other additional sums thereafter accruing as they become due under this Lease during the period from the date of such notice of termination of possession to the stated end of the Term.  In any such case, Landlord shall use reasonable efforts as required by applicable law to relet the Premises for the account of Tenant for such rent, for such time (which may be for a term extending beyond the Term of this Lease), in such portions and upon such terms as Landlord in Landlord’s sole discretion shall determine, and Landlord shall not be required to accept any tenant offered by Tenant or to observe any instructions given by Tenant relative to such reletting.  Landlord may give priority over leasing the Premises to any other space Landlord desires to lease in the Building and shall not be required in any case to offer rent, length of terms or other terms for the Premises which are or would be less favorable to Landlord than being offered for comparable space of Landlord in the Building.  Also, in any such case, Landlord may make repairs, alterations and additions in or to the Premises and redecorate the same to the extent deemed by Landlord necessary or desirable, and in connection therewith Landlord may change the locks to the Premises, and Tenant shall upon written demand pay the cost thereof together with Landlord’s expenses of reletting.  Landlord may collect the rents from any such reletting and shall apply the same first to the payment of the expenses of reentry, redecoration, repair, alterations and reletting and second to the payment of Rent herein provided to be paid by Tenant, and any excess or residue shall operate only as an offsetting credit against the amount of Rent, if any, due and owing or as the same thereafter becomes due and payable hereunder, but the use of such offsetting credit to reduce the amount of Rent due Landlord, if any, shall not be deemed to give Tenant any right, title or interest in or to such excess or residue, and any such excess or residue shall belong to Landlord solely; provided that in no event shall Tenant be entitled to such a credit against Rent in excess of the aggregate sum (including Base Rent and Additional Rent) which would have been paid by Tenant for the period for which the credit to Tenant is being determined had no Default occurred.  No such re-entry, repossession, repairs, alterations, additions or reletting shall be construed as an eviction or ouster of Tenant or as an election on Landlord’s part to terminate this Lease, unless a written notice of such intention is given to Tenant, or shall operate to release Tenant in whole or in part from any of Tenant’s obligations hereunder, and Landlord may, at any time and from time to time, sue and recover judgment for any deficiencies from time to time remaining after the application from time to time of the proceeds of any such reletting.

(e)                                  Termination of Lease.  In the event of the termination of this Lease by Landlord as provided for by subparagraph (i) of Section 19(b), Landlord shall be entitled to recover from Tenant all the fixed dollar amounts of Rent accrued and unpaid for the period up to and including such termination date, as well as all other additional sums payable by Tenant, or for which Tenant is liable or in respect of which Tenant has agreed to indemnify Landlord under any of the provisions of this Lease, which may be then owing and unpaid, and all costs and expenses, including without limitation court costs and reasonable attorneys’ fees and expenses incurred by Landlord in the enforcement of its rights and remedies hereunder, and in addition, Landlord shall be entitled to recover an amount equal to the present value (calculated using a discount rate equal to six percent (6%) per annum) of the aggregate Base Rent payable for the period from the termination date stated in Landlord’s notice terminating this Lease until the date which would have been the Expiration Date but for such termination, less the present value (calculated using a discount rate equal to six percent (6%) per annum) of the fair rental value of the Premises for the same period (which fair rental value shall be calculated so as to include a reasonable vacancy period for reletting the Premises and deductions for reasonable expenses and inducements incurred by Landlord to achieve such reletting, including without limitation attorneys’ fees and expenses, brokerage fees, advertising costs, rent abatements, tenant improvement allowances and the like).

(f)                                    Tenant’s Property.  All property of Tenant removed from the Premises by Landlord or which becomes Landlord’s property pursuant to any provisions of this Lease or by law may be handled, removed or stored by Landlord at the cost and expense of Tenant, and Landlord shall in no event be responsible for the value, preservation or safekeeping thereof.  Tenant shall pay Landlord for all expenses incurred by Landlord in such removal and for storage charges for such property so long as the same shall be in Landlord’s possession or under Landlord’s control.  All property not removed from the Premises or retaken from storage by Tenant on or before the end of the Term, however terminated, or the termination of Tenant’s right of possession, shall, at Landlord’s option, be conclusively deemed to have been conveyed by Tenant to Landlord as by bill of sale, without further payment or credit by Landlord to Tenant.

(g)                                 Bankruptcy Acceptance or Rejection.  If Landlord shall not be permitted to terminate this Lease or Tenant’s right of possession of the Premises under the Bankruptcy Code, Tenant on behalf of itself as a tenant-in-possession or on behalf of any bankruptcy trustee for Tenant (alternatively referred to as “Tenant” in this Section 19(e)) agrees, within sixty (60) days after request by Landlord to the bankruptcy court having jurisdiction over Tenant’s bankrupt estate (the “Bankruptcy Court”), to assume or reject this Lease, and Tenant agrees not to seek or request any extension or continuation of such time in any bankruptcy proceeding to assume or reject this Lease.

Tenant’s right to assume this Lease as aforesaid shall be expressly conditioned upon Tenant fully satisfying the requirements under Section 365(b)(1) of the Bankruptcy Code, as such Section may be amended from time to time.  In no event after such assumption of this Lease shall any then existing Default remain uncured for a period in excess of the earlier of ten (10) days or the time period for curing such default as set forth herein.  Failure to cure such default within such time shall constitute a Default hereunder.

Landlord and Tenant agree that adequate assurance of performance of this Lease, as set forth in Section 365(b)(1) of the Bankruptcy Code, as such Section may be amended from time to time, with respect to any monetary Default under this Lease, shall be in the form of cash or immediately available funds in an amount equal to at least the amount of such monetary Default so as to assure the Landlord that it will realize the amount of such Default.

If Tenant assumes this Lease and proposes to assign this Lease pursuant to the provisions of the Bankruptcy Code to any person or entity who shall have made a bona fide offer to accept an assignment of this Lease, then notice of such proposed assignment, setting forth (i) the name and address of such person or entity, (ii) all of the terms and conditions of such offer, and (iii) the adequate assurance to be provided Landlord to assure such person’s or entity’s future performance under this Lease, shall be given to Landlord by Tenant within twenty (20) days after receipt of such offer by Tenant and in no event later than ten (10) days prior to the date that Tenant shall make application to the Bankruptcy Court for authority and approval to enter into such assumption and assignment.  In addition, Landlord shall thereupon have the right of first refusal, to be exercised by notice to Tenant given within ten (10) days prior to the effective date of such proposed assignment, to accept an assignment of this Lease upon the same terms and conditions and for the same consideration, if any, as the bona fide offer made by such person or entity, less any brokerage commissions which may be payable out of any consideration to be paid by such person or entity for the assignment of this Lease.

Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code shall be deemed, without further act or deed, to have assumed all of the obligations arising under this Lease on and after the date of such assignment; provided, however, that any options to renew or extend the Term of this Lease, and any right of offer or refusal or other options or rights to lease additional space in the Building shall be terminated effective as of the date on which such petition was filed with the Bankruptcy Court.  Any such assignee shall upon demand execute and deliver to Landlord an instrument confirming such assumption of this Lease on such terms.  Nothing contained in this Section shall, in any way, constitute a waiver of any provisions of this Lease relating to assignment or subletting.

All monies or other considerations payable by Tenant or otherwise to be delivered to or on behalf of Landlord under this Lease, whether or not expressly denominated as Rent hereunder, shall constitute rent for the purposes of Section 502(b)(6) of the Bankruptcy Code, as such Section may be amended from time to time, and be the sole property of Landlord.

From and after the date of the filing of any petition with the Bankruptcy Court, to the extent permitted by applicable law, Landlord shall have no obligation to provide any services or utilities to the Premises as herein required, unless and until Tenant shall have paid and be current in all payments or other charges therefor.  Such payments and charges shall constitute administrative charges or expenses under Section 507(a)(1) of the Bankruptcy Code, as such Section may be amended from time to time.

(h)                                 Waiver of Notices Not Provided for in this Lease.  Tenant expressly waives the service of any notice of intention to terminate this Lease or to reenter the Premises and waives the service of any demand for payment of rent or for possession and waives the service of any and every other notice or demand prescribed by any ordinance, statute or other law (except as expressly otherwise provided in this Lease) and agrees that the breach of any covenants or agreements provided in this Lease shall, in and of itself, without the service of any notice or demand whatever (except as expressly otherwise provided in this Lease), constitute a forcible detainer by Tenant of the Premises.

(i)                                     No Counterclaim.  If Landlord commences any summary proceeding for possession of the Premises (or any portion thereof) due to non-payment of Rent, Tenant will not interpose any non-compulsory counterclaim of whatever nature or description in any such proceeding.

20.                                 RIGHTS OF MORTGAGEES AND GROUND LESSORS.

(a)                                  Subordination of Lease.  Landlord may have heretofore or may hereafter encumber with a mortgage or trust deed the Building, the Land, the Project, any part thereof or any interest therein, may sell and lease back the Land, or any part of the Project, and may encumber the leasehold estate under such a sale and leaseback arrangement with a mortgage or trust deed.  (Any such mortgage or trust deed is herein called a “Mortgage” and the holder of any such mortgage or the beneficiary under any such trust deed is herein called a “Mortgagee.”  Any such lease of the Land or other part of the Project is herein called a “Ground Lease” and the lessor under any such lease is herein called a “Ground Lessor.”)  This lease and the rights of Tenant hereunder shall be and are hereby expressly made subject to and subordinate at all times to any Mortgage and to any Ground Lease now or hereafter existing, and to all amendments, modifications, renewals, extensions, consolidations and replacements thereof, and to all advances made or hereafter to be made upon the security thereof.  So long as Tenant is not in Default hereunder, Landlord and Tenant agree that Tenant’s covenant to subordinate this Lease to any future Mortgage or Ground Lease shall be conditioned upon the Mortgagee’s or Ground Lessor’s agreement to recognize Tenant’s rights and obligations under this Lease upon an attornment to such Mortgagee or Ground Lessor by Tenant which agreement shall be upon such Mortgagee’s or Ground Lessor’s then current and commercially reasonable form thereof.  Landlord shall obtain a Subordination, Nondisturbance and Attornment Agreement from the current First Mortgagee in the form attached hereto as Exhibit H (the “SNDA”).  Tenant agrees to execute and deliver the SNDA to such current First Mortgagee and to pay any and all reasonable fees and charges imposed by such current First Mortgagee to prepare, negotiate and execute same.  Tenant agrees to execute and deliver to Landlord such further instruments consenting to or confirming the subordination of this Lease to any Mortgage and to any Ground Lease and containing such other provisions which may be requested in writing by Landlord within ten (10) days after Tenant’s receipt of such written request.  In the event of any conflict between the terms and provisions of the SNDA and the terms and provisions of this Article 20, as between Tenant and the current First Mortgagee, its successors and assigns, the terms and provisions of the SNDA shall control.

(b)                                 Notice of and Opportunity to Cure Defaults.  Tenant agrees that if Landlord defaults in the performance or observance of any covenant or condition of this Lease required to be performed or observed by Landlord hereunder, Tenant will give written notice specifying such default by certified or registered mail, postage prepaid, to any Mortgagee or Ground Lessor of which Tenant has been notified in writing, and before Tenant exercises any right to terminate this Lease which Tenant may have on account of any such default of Landlord, such Mortgagee or Ground Lessor shall have an additional thirty (30) days after receipt of notice thereof within which to cure such default (or if such default cannot be cured within that time, then such additional time as may be necessary, if, within such thirty (30) days, any Mortgagee or Ground Lessor has commenced and is diligently pursuing the remedies necessary to cure such default, including but not limited to commencement of foreclosure proceedings or other proceedings to acquire possession of the mortgaged or leased estate, if necessary to effect such cure).  Such period of time shall be extended by any period within which such Mortgagee or Ground Lessor is prevented from commencing or pursuing such foreclosure proceedings or other proceedings to acquire possession of the mortgaged or leased estate by reason of Landlord’s bankruptcy.

(c)                                  Rights of Successors.  Subject to the applicable provisions of the SNDA with respect to the current First Mortgage, if any Mortgage is foreclosed, or Landlord’s interest under this Lease is conveyed or transferred in lieu of foreclosure, or if any Ground Lease is terminated:

(i)                                     No person or entity which as the result of any of the foregoing has succeeded to the interest of Landlord in this Lease (any such person or entity being hereafter called a “Successor”) shall be liable for any default by Landlord or any other matter which occurred prior to the date such Successor succeeded to Landlord’s interest in this Lease, nor shall such Successor be bound by or subject to any offsets or defenses which Tenant may have against Landlord or any other predecessor in interest to such Successor.

(ii)                                  Upon request of any Successor, Tenant will attorn to such Successor, as Landlord under this Lease, subject to the provisions of this Section 20(c) and Section 20(e), and will execute and deliver such instruments as may be necessary or appropriate to evidence such attornment within ten (10) days after receipt of a written request to do so.

(iii)                               No Successor shall be bound to recognize any prepayment by more than thirty (30) days of Base Rent, Additional Rent or Additional Rent Estimate.

(iv)                              No Successor shall be bound to recognize any amendment or modification of this Lease made without the written consent of the Mortgagee or Ground Lessor (as the case may be).

(d)                                 Subordination of Mortgage.  Notwithstanding anything to the contrary contained herein, any Mortgagee may subordinate, in whole or in part, its Mortgage to this Lease by sending Tenant notice in writing subordinating all or any part of such Mortgage to this Lease, and Tenant agrees to execute and deliver to such Mortgagee such further instruments consenting to or confirming the subordination of all or any portion of its Mortgage to this Lease and containing such other provisions which may be requested in writing by such Mortgagee within ten (10) days after Tenant’s receipt of such written request.

(e)                                  Liability of Mortgagee and Ground Lessor.  Whether or not any Mortgage is foreclosed or any Ground Lease is terminated, or any Mortgagee or Ground Lessor succeeds to any interest of Landlord under this Lease, no Mortgagee or Ground Lessor shall have any liability to Tenant for any security deposit paid to Landlord by Tenant hereunder, unless such security deposit has actually been received by such Mortgagee or Ground Lessor.

(f)                                    Requests by Mortgagee or Ground Lessor.  Should any prospective Mortgagee or Ground Lessor require a modification or modifications of this Lease, which modification or modifications will not cause an increased cost or expense to Tenant or in any other way materially and adversely change the rights and obligations of Tenant hereunder, in the reasonable judgment of Tenant, then and in such event, Tenant agrees that this Lease may be so modified and agrees to execute whatever documents are required therefor and deliver the same to Landlord within ten (10) days following written request therefor.  Should any prospective Mortgagee or Ground Lessor require execution of a short form of this Lease for recording (containing, among other customary provisions, the names of the parties, a description of the Premises and the Term of this Lease), Tenant agrees to execute such short form of lease and deliver the same to Landlord within ten (10) days following the request therefor.

21.                                 DEFAULT UNDER OTHER LEASES.

If the term of any lease, other than this Lease, heretofore or hereafter made by Tenant for any space in the Building shall be terminated or terminable after the making of this Lease because of any default by Tenant or any such other party under such other lease, such fact shall empower Landlord, at Landlord’s sole option, to terminate this Lease by written notice to Tenant or to exercise any of the rights or remedies set forth in Section 19.

22.                                 INSURANCE AND SUBROGATION.

(a)                                  Tenant’s Insurance.  Tenant shall carry insurance during the entire Term hereof insuring Tenant, and insuring Landlord, Landlord’s constituent members and agents, all Mortgagees and Ground Lessors and their respective agents, partners and employees, with terms, coverages and in companies satisfactory to Landlord, and with such changes in insured parties and increase in limits as Landlord may from time to time request, but initially Tenant shall maintain the following coverages in the following amounts:

(i)                                     Commercial general liability insurance with the broad form commercial liability endorsement, including contractual liability insurance covering Tenant’s indemnity obligations hereunder, insuring against claims for death, bodily injury, personal injury and property damage occurring upon, in or about the Premises in an amount not less than $5,000,000.00 per occurrence and having a general aggregate amount on a per location basis of not less than $5,000,000.00.  Landlord shall be named as an additional insured on such policy.

(ii)                                  “All risk” physical damage insurance including fire, sprinkler leakage, vandalism and extended coverage for the full replacement cost of all Landlord’s Work, Landlord’s Additional Work, Tenant’s Alterations, and all other additions, improvements and alterations to the Premises (providing that Landlord is an additional named insured as its interest may appear) and of all office furniture, trade fixtures, office equipment, merchandise and all other items of Tenant’s property on the Premises.

(iii)                               Workers’ Compensation and Employers’ Liability insurance in an amount of not less than $1,000,000.00, both in accordance with the laws of the State of Illinois.

(iv)                              Such other insurance or coverage as Landlord reasonably requests.

Tenant shall, prior to the commencement of the Term and from time to time during the Term (and, in any event, not less than ten days prior to the expiration of any such policy), furnish to Landlord certificates of insurance (with proof of payment) and, if requested by Landlord, copies of all policies, evidencing the foregoing insurance coverage.  Tenant’s policies shall state that such insurance coverage may not be amended, cancelled or not renewed without at least thirty (30) days’ prior written notice to Landlord and Tenant, and shall further provide that the policy shall not be invalidated should the insured party have waived in writing prior to a loss, any and all rights of the insured party against any other party for losses covered by such policy.

(b)                                 Waiver of Subrogation.  Landlord and Tenant each agree to have all property or physical damage insurance which it may carry endorsed with a clause providing that any release from liability of or waiver of claim for recovery from the other party or any of the parties named in Section 22(a) above or any of the Released Parties described in Section 16(a) entered into in writing by the insured thereunder prior to any loss or damage shall not affect the validity of said policy or the right of the insured to recover thereunder.  Tenant’s policy shall provide further that the insurer waives all rights of subrogation which such insurer might have against any of the parties named in Section 22(a) above or any of the Released Parties described in Section 16(a).  Tenant further agrees to first seek recovery under any applicable insurance policy before proceeding against Landlord.  Notwithstanding the foregoing or anything contained in this Lease to the contrary, any release or waiver of claims shall not be operative, nor shall the foregoing endorsements be required, in any case where the effect of such release or waiver is to invalidate insurance coverage or invalidate the right of the insured to recover thereunder or increase the cost thereof (provided that in the case of increased cost the other party shall have the right, within ten (10) days following written notice, to pay such increased cost, thereby keeping such release or waiver in full force and effect).

(c)                                  Landlord’s Insurance.  Landlord shall carry during the Term hereof replacement cost property insurance on the Building core and shell (including all base Building improvements at the Building but excluding Landlord’s Work, Tenant’s Alterations and all other alterations, additions or improvements to the Premises) against fire and other extended coverage perils in an amount sufficient to prevent Landlord from being deemed a co-insurer of the risks insured under the policy.

23.                                 NONWAIVER.

No waiver of any condition expressed in this Lease shall be implied by any neglect of Landlord to enforce any remedy on account of the violation of such condition, whether or not such violation be continued or repeated subsequently, and no express waiver shall affect any condition other than the one specified in such waiver and that one only for the time and in the manner specifically stated.  Without limiting Landlord’s rights under the provisions of Section 11, it is agreed that no receipt of money by Landlord from Tenant after the termination in any way of the Term or of Tenant’s right of possession hereunder or after the giving any notice shall reinstate, continue or extend the Term or affect any notice given to Tenant prior to the receipt of such money.  It is also agreed that after the service of notice or the commencement of a suit or after final judgment for possession of the Premises, Landlord may receive and collect any money due, and Landlord’s receipt and collection of said money shall not waive or affect any said notice, suit or judgment.

24.                                 ESTOPPEL CERTIFICATE.

Tenant agrees that from time to time upon not less than ten (10) days’ prior request by Landlord, or any existing or prospective Mortgagee or Ground Lessor, Tenant will, and Tenant will cause any subtenant, licensee, concessionaire or other occupant of the Premises claiming by, through or under Tenant, to complete, execute and deliver to Landlord or Landlord’s designee or to any existing or prospective Mortgagee or Ground Lessor, a written estoppel certificate certifying (a) that this Lease is unmodified and is in full force and effect (or if there have been modifications, that this Lease, as modified, is in full force and effect and setting forth the modifications); (b) the amounts of the monthly installments of Base Rent and Additional Rent Estimate then required to be paid under this Lease; (c) the date to which Rent has been paid; (d) that to the best of Tenant’s knowledge, Landlord is not in default under any of the provisions of this Lease, or if in default, the nature thereof in detail and what is required to cure same; and (e) such other information concerning the status of this Lease or the parties’ performance hereunder reasonably requested by Landlord or the party to whom such estoppel certificate is to be addressed.  Tenant’s failure to complete, execute and deliver such estoppel certificate within the aforesaid 10-day period, if such failure continues for five (5) days after written notice to Tenant of such failure, shall be deemed to be a Default under Section 19 of this Lease.

25.                                 TENANT CORPORATION, LIMITED LIABILITY COMPANY OR PARTNERSHIP.

In case Tenant is a corporation or a limited liability company, (a) Tenant represents and warrants that this Lease has been duly authorized, executed and delivered by and on behalf of Tenant and constitutes the valid and binding agreement of Tenant in accordance with the terms hereof, and (b) if Landlord so requests, Tenant shall deliver to Landlord, concurrently with the delivery of this Lease executed by Tenant, resolutions of the board of directors or board of managers (and shareholders and/or members, if required) of Tenant authorizing Tenant’s execution and delivery of this Lease and the performance of Tenant’s obligations hereunder, certified as true and correct by any authorized representative of Tenant.  In case Tenant is a partnership, (a) Tenant represents and warrants that all of the persons who are general or managing partners in said partnership have executed this Lease on behalf of Tenant, or that this Lease has been executed and delivered pursuant to and in conformity with a valid and effective authorization therefor by all of the general or managing partners of such partnership, and is and constitutes the valid and binding agreement of the partnership and each and every partner therein in accordance with its terms, to the extent permitted by law, and (b) if Landlord so requests, Tenant shall deliver to Landlord, concurrently with the delivery of this Lease executed by Tenant, authorization of the general partners (and limited partners, if required) of Tenant authorizing Tenant’s execution and delivery of this Lease and the performance of Tenant’s obligations hereunder, certified as true and correct by a general partner of Tenant.  Also, it is agreed that each and every present and future individual general partner, if Tenant is a partnership, in Tenant shall be and remain at all times jointly and severally liable hereunder, to the extent permitted by law, and that the death, resignation or withdrawal of any such partner shall not release the liability of such partner under the terms of this Lease unless and until Landlord shall have consented in writing to such release.  If Tenant is a partnership, limited liability company or corporation whose stock is not publicly traded, Tenant represents and warrants to Landlord that it has disclosed in writing to Landlord the persons or entities who individually or collectively own a controlling interest in Tenant as of the date of the execution of this Lease provided that Landlord shall not disclose such information to any third party other than its lenders, partners, members, agents, consultants, advisors, attorneys and accountants or as may be otherwise required by a government or governmental agency or pursuant to court order.

26.                                 REAL ESTATE BROKERS.

Landlord and Tenant each represents and warrants to the other party that it did not deal with any broker in connection with this lease other than the Brokers identified in Section 1(b).  Landlord hereby agrees to pay the brokerage commissions payable to said Brokers in accordance with a written agreement between Landlord and such Broker.  Tenant shall indemnify, defend and hold the Landlord Parties and the Project, harmless of, from and against any and all losses, damages, liabilities, claims, liens, costs and expenses, including without limitation court costs and reasonable attorneys’ fees and expenses, arising from any claims or demands of any other broker or brokers or finders for any commission alleged to be due such other broker or brokers or finders claiming to have dealt with Tenant in connection with this lease or with whom Tenant hereafter deals or whom Tenant employs.  Landlord shall indemnify, defend and hold Tenant harmless of, from and against any and all losses, damages, liabilities, claims, liens, costs and expenses, including without limitation court costs and reasonable attorneys’ fees and expenses, arising from any claims or demands of any broker or brokers or finders for any commission alleged to be due such broker or brokers or finders claiming to have dealt with Landlord in connection with this lease or with whom Landlord hereafter deals or whom Landlord employs.

27.                                 NOTICES.

All notices, waivers, demands, requests or other communications required or permitted hereunder shall, unless otherwise expressly provided, be in writing and be deemed to have been properly given, served and received (a) if delivered personally or by same-day courier messenger, when delivered, (b) if sent by nationally recognized overnight courier, on the first (1st) business day after deposit with said courier, and (c) if mailed, on the third (3rd) business day after deposit in the United States Mail, certified or registered, postage prepaid, return receipt requested to the appropriate Address for Notices set forth in Section 1(aa) of the Basic Provisions.

28.                                 MISCELLANEOUS.

(a)                                  Successors and Assigns.  Each provision of this Lease shall extend to and shall bind and inure to the benefit not only of Landlord and Tenant, but also their respective heirs, legal representatives, successors and assigns, but this provision shall not operate to permit any assignment, subletting, mortgage, lien, charge, or other transfer or encumbrance contrary to the provisions of this Lease.

(b)                                 Amendment.  No modification, waiver or amendment of this Lease or of any of its conditions or provisions shall be binding upon Landlord unless the same shall be in writing and signed by Landlord.

(c)                                  Offer.  Submission of this instrument for examination shall not constitute a reservation of or option for the Premises or in any manner bind Landlord, and no lease or obligation on Landlord shall arise until this instrument is signed and delivered by Landlord and Tenant; provided, however, the execution and delivery by Tenant of this Lease to Landlord, or its agents, shall constitute an irrevocable offer by Tenant to lease the Premises on the terms and conditions herein contained, which offer may not be revoked for thirty (30) days after such delivery.

(d)                                 Tenant.  The word “Tenant” whenever used herein shall be construed to mean Tenants or any one or more of them in all cases where there is more than one Tenant; and the necessary grammatical changes required to make the provisions hereof apply either to corporations or other organizations, partnerships or other entities, or individuals, shall in all cases be assumed as though in each case fully expressed.  In all cases where there is more than one Tenant, (a) the liability of each shall be joint and several and (b) any one person or entity comprising Tenant may give any notice or approval required or permitted to be given by Tenant under this Lease and such notice or approval shall be deemed binding upon all persons or entities comprising Tenant and may be relied upon by Landlord as if such notice or approval had been given by all persons or entities comprising Tenant.

(e)                                  Expenses of Enforcement.  The non-prevailing party shall pay upon demand all of the reasonable costs, charges and expenses (including the court costs and fees and out-of-pocket expenses of counsel, agents and others retained by the prevailing party) incurred by the prevailing party in enforcing the terms of this Lease, and a party shall also pay such costs and expenses incurred by the other party in any litigation, negotiation or transaction in which said party causes the other party without the other party’s fault to become involved or concerned.  Any amount due from Tenant to Landlord pursuant to this Section shall be deemed to be additional Rent due under this Lease.

(f)                                    Exhibits and Riders.  Exhibits and riders, if any, referred to in or affixed to this Lease are made an integral part hereof.

(g)                                 Approval of Plans and Specifications.  Neither review nor approval by or on behalf of Landlord of any plans and specifications for any Tenant Alterations or any other work shall constitute a representation or warranty by Landlord, any of Landlord’s constituent members, or any of their respective agents, partners or employees, that such plans and specifications either (i) are complete or suitable for their intended purpose, or (ii) except as otherwise provided in the Workletter with respect to Landlord’s Work and Landlord’s Additional Work, comply with applicable Laws, it being expressly agreed by Tenant that neither Landlord, nor any of Landlord’s constituent members, nor any of their respective agents, partners or employees, assume any responsibility or liability whatsoever to Tenant or to any other person or entity for such completeness, suitability or compliance.

(h)                                 Time of Essence.  Time is of the essence of this Lease and of each and all provisions hereof.

(i)                                     Due Date; Interest; Late Charge.  Except as otherwise specifically provided in this Lease, all amounts owed by Tenant to Landlord pursuant to any provision of this Lease shall be paid by Tenant within five (5) days after Landlord’s written demand, and all such amounts (including, without limitation, Base Rent and Additional Rent) shall bear interest from the date Default occurs with respect thereto until paid at the annual rate equal to the Default Rate (hereinafter defined), unless a lesser rate shall then be the maximum rate permissible by law with respect thereto, in which event such lesser rate shall be charged.  If the Tenant fails to pay any amount of Rent when due, and such failure shall continue for a period of five (5) days after written notice to Tenant of such failure, Tenant shall pay to the Landlord, in addition to the aforesaid interest, a late charge of five percent (5%) of such overdue amount; provided, however, that if Tenant is late in the payment of Rent more than two (2) times in any twelve (12) month period, thereafter such late charge shall be payable immediately upon the occurrence of any subsequent late payment within such 12-month period without any notice or grace period, and provided further that nothing contained herein shall be construed as permitting the Landlord to charge or receive interest in excess of the maximum rate then allowed by law.  The term “Default Rate” means five (5) percentage points in excess of the rate of interest announced from time to time by BankOne, Chicago, Illinois (or its successor), as its “prime rate” or “corporate base rate,” changing as and when such rate changes, or if such rate is no longer in existence, then such other “prime rate” as may be designated by Landlord.  The provisions of this subparagraph shall in no way relieve Tenant of the obligation to pay Rent or any other sums due hereunder on or before the date on which payment is due, nor shall the collection by Landlord of any amount under this subparagraph impair the ability of Landlord to collect any amount under Section 19 of this Lease.

(j)                                     Interpretation.  The invalidity of any provision of this Lease shall not, to the extent commercially reasonable, impair or affect in any manner the validity, enforceability or effect of the rest of this Lease.

(k)                                  Force Majeure. Without limiting or being limited by the provisions of Section 8 or Section 13, or any of the other provisions of this Lease (except for Tenant’s obligation to timely pay Rent), if Landlord or Tenant fails to perform timely any of the terms, covenants or conditions of this Lease on such party’s part to be performed, and such failure is due in whole or in part to any strike, lockout, labor trouble, civil disorder, riot, insurrection, act of terrorism, war, accident, fire or other casualty, adverse weather condition, act of God, governmental inaction, restrictive governmental law or regulation, inability to procure materials, electricity, gas, other fuel or water or other utilities at the Building after reasonable effort to do so, act or event caused directly or indirectly by or by default of the other party or any of the other party’s employees, agents, licensees, invitees or contractors, concealed subsurface condition not reasonably anticipated from test results obtained prior to commencement of work or any cause beyond the reasonable control of the non-performing party, then the non-performing party shall not be deemed in default under this Lease as a result of such failure.

(l)                                     Application of Payments.  Landlord shall have the right to apply payments received from Tenant pursuant to this Lease (regardless of Tenant’s designation of such payments) to satisfy any obligations of Tenant hereunder, in such order and amounts as Landlord, in its sole discretion, may elect.

(m)                               Cumulative Remedies; Illinois Law.  The rights and remedies of Landlord under this Lease are cumulative and none shall exclude any other rights or remedies allowed by law or equity.  This Lease is for the lease of space in a building located in the State of Illinois and is declared to be an Illinois contract, and all of its terms shall be construed according to the laws of the State of Illinois.

(n)                                 Counterparts. This lease may be simultaneously executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument, except that in the event of variation or discrepancy between counterparts, the counterpart held by Landlord shall control.

(o)                                 Relationship.  Landlord and Tenant disclaim any intention to create a joint venture, partnership or agency relationship.

(p)                                 Action on Behalf of Landlord.  Any service which may be provided by Landlord under this Lease may be provided by Landlord, any of its constituent members, or any agent or contractor of any of them, and the cost to Landlord of any such agent or contractor shall be included in any charge to Tenant for such service.  Except as provided in the following sentence, any right reserved to Landlord under this Lease may be exercised by Landlord, any of its constituent members, or any agent, contractor or designee of any of them.  Any notice, demand, consent or approval which may be given by Landlord under this Lease may be given only by Landlord, any constituent member of Landlord, or any agent or attorney of any of them.

(q)                                 Entire Agreement.  This Lease (including all exhibits hereto) contains the entire agreement between Landlord, and Tenant with respect to its subject matter, and all negotiations, considerations, representations, understandings and agreements, oral or written, which may have been previously made between any of the foregoing parties are incorporated and merged into this Lease.  In executing and delivering this Lease, Tenant has not relied on any representation, warranty or statement by Landlord, any of Landlord’s constituent members, or any of their respective agents, partners or employees, which is not set forth in this Lease, including without limitation any representation as to the amount of any Additional Rent, or any component thereof, or any representation that Landlord is furnishing the same services to other tenants, at all, on the same level or on the same basis.

(r)                                    Financial Statements.  At Landlord’s request, Tenant shall deliver to Landlord, within thirty days after the end of each fiscal quarter, and within ninety (90) days after the end of each fiscal year, of Tenant, Tenant’s quarterly or annual financial statements, as the case may be, including balance sheets, income statements and cash flow statements, prepared in accordance with generally accepted accounting principles consistently applied.  Such financial statements shall be certified by the chief financial officer of Tenant as being true, accurate and complete in all material respects.  Tenant shall also, upon Landlord’s reasonable requests from time to time, deliver to Landlord such other financial information regarding Tenant as may be reasonably available.  Landlord shall not disclose such financial information to any third party other than its lenders, partners, members, agents, consultants, advisors, attorneys and accountants or as may be otherwise required by a government or governmental agency or pursuant to court order.

(s)                                  Waiver of Jury Trial.  Landlord and Tenant hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant’s use of or occupancy of the Premises or any claim of injury or damage and any emergency statutory or any other statutory remedy.

(t)                                    Captions, Numbers, Underlining and Deletions.  The captions, Section numbers and Table of Contents appearing in this Lease are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or intent of such Sections of this Lease nor in any way affect this Lease.  The underlining of certain portions of this Lease is for convenience of reference only and shall not be construed to mean that such underlined portions are to be given any greater or lesser force than non-underlined portions.  The appearance of the symbol “^” herein is for convenience of reference only and indicates that certain language in a prior draft hereof was deleted by agreement of the parties hereto and shall not be construed to mean that such deleted language is to be given any force and effect whatsoever or is to be considered in construing the meaning of any language contained herein.

29.                                 SECURITY DEPOSIT.

(a)                                  Tenant has deposited with Landlord the Security Deposit set forth in Section 1(s) hereof as security for the full and faithful performance of every provision of this lease to be performed by Tenant.  If Tenant defaults with respect to any provision of this lease, including but not limited to the provisions relating to the payment of Rent, Landlord may use, apply or retain all or any part of the Security Deposit for the payment of any Rent and any other sum in default, or for the payment of any other amount which Landlord may spend or become obligated to spend by reason of Tenant’s default or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant’s default.  If any portion of the Security Deposit is so used or applied, Tenant shall within five (5) days after written demand therefor deposit cash with Landlord or Landlord’s beneficiaries in an amount sufficient to restore the Security Deposit to its original amount, and Tenant’s failure to do so shall be a material breach of this lease.  Except to the extent required by law, Landlord shall not be required to keep the Security Deposit separate from its or their general funds and Tenant shall not be entitled to interest on the Security Deposit.  If Tenant shall fully and faithfully perform each and every provision of this lease to be performed by it, the Security Deposit or any balance thereof shall be returned to Tenant (or at Landlord’s option to the last permitted assignee of Tenant’s interest hereunder, if any) within thirty (30) days after the expiration of the lease Term and Tenant’s vacation of the Premises.  Landlord may deliver the Security Deposit funds deposited hereunder by Tenant to the purchaser of Landlord’s interest in the Project, in the event that such interest is sold, transferred or conveyed, and thereupon Landlord shall be discharged from any further liability with respect to the Security Deposit.

(b)                                 In lieu of a cash Security Deposit, Tenant may deliver to Landlord a clean, irrevocable, non-documentary and unconditional Letter of Credit issued by and drawn upon any commercial bank, trust company, national banking association or savings and loan association having offices for banking purposes in the City of Chicago and which is a member of the Chicago Clearinghouse association (the “Issuing Bank”) and which (or the parent company of which) shall have outstanding unsecured, uninsured and unguaranteed indebtedness, or shall have issued a letter of credit or other credit facility that constitutes the primary security for any outstanding indebtedness (which is otherwise uninsured and unguaranteed), that is then rated, without regard to qualification of such rating by symbols such as “+” or “-” or numerical notation, “Aa” or better by Moody’s Investors Service and “AA” or better by Standard & Poor’s Corporation, and has combined capital, surplus and undivided profits of not less than $500,000,000.00, which Letter of Credit shall have a term of not less than one year, be in form and content satisfactory to Landlord (and substantially as shown on Exhibit I to this Lease), be for the account of Landlord, be in the amount of the Security Deposit then required to be deposited hereunder, and be fully transferable by Landlord to successor owners of the Building without the payment of any fees or charges, it being agreed that if any such fees or charges shall be so imposed, then such fees or charges, shall be paid by Tenant.  The Letter of Credit shall provide that it shall be deemed automatically renewed, without amendment, for consecutive periods of one (1) year each thereafter during the term of this Lease, unless the Issuing Bank sends notice (the “Non-Renewal Notice”) to Landlord by certified mail, return receipt requested, not less than thirty (30) days next preceding the then expiration date of the Letter of Credit that it elects not to have such Letter of Credit renewed.  Additionally, the Letter of Credit shall provide that Landlord shall have the right, exercisable upon its receipt of the Non-Renewal Notice, by sight draft on the Issuing Bank, to receive the monies represented by the existing Letter of Credit and in such event, Landlord shall hold such proceeds pursuant to the terms of this Section as a cash security pending the replacement of such Letter of Credit.  If a Default shall have occurred and be continuing with respect to any provision of this Lease, including but not limited to the provisions relating to the payment of Rent, Landlord may apply or retain the whole or any part of the cash security so deposited or may notify the Issuing Bank and thereupon receive all the monies represented by the Letter of Credit and use, apply, or retain the whole or any part of such proceeds, as provided in this Section.  Any portion of the cash proceeds of the Letter of Credit not so used or applied by Landlord in satisfaction of the obligations of Tenant as to which such Default shall have occurred shall be retained by Landlord as a cash Security Deposit as provided herein.  If Landlord applies or retains any part of the cash security or proceeds of the Letter of Credit, as the case may be, Tenant shall, within five (5) days after written demand therefor, deposit with Landlord the amount so applied or retained so that Landlord shall have the full Security Deposit required pursuant to this Section on hand at all times during the Term.  If

Tenant shall fully and faithfully comply with all of the term, provisions, covenants and conditions of this Lease, the Letter of Credit shall be returned to Tenant after the Expiration Date and after delivery of possession of the Premises to Landlord.  In the event of a sale of Landlord’s interest in the Premises, within thirty (30) days of notice of such sale or leasing, Tenant, at Tenant’s sole cost and expense, shall arrange for the transfer of the Letter of Credit to the new landlord, as designated by Landlord, or have the Letter of Credit reissued in the name of the new landlord and Landlord shall thereupon be released by Tenant from all liability for the return of the Letter of Credit; provided, however, that if the Letter of Credit is reissued, Landlord shall return the original Letter of Credit issued in Landlord’s name to Tenant.  In the event Tenant brings any action or proceeding to enforce Landlord’s obligations or determine Landlord’s rights to draw upon an Letter of Credit issued to Landlord hereunder, and as a result of such action or proceeding, a court of competent jurisdiction issues a final, unappealable order or judgment finding that Landlord has drawn upon such Letter of Credit in violation of the provisions hereof, then Tenant shall, subject to the provisions of local law, be entitled to recover from Landlord all reasonable expenses of attorney’s fees, paralegal fees and costs, expenses and disbursements incurred by Tenant in such action or proceeding, without the necessity for a cross-action by Tenant.  Such reimbursement shall include all such expenses incurred in connection with any such action or proceeding and at all levels of appeal and post judgment proceedings.

30.                                 INTENTIONALLY DELETED.

31.                                 LANDLORD.

The term “Landlord” as used in this Lease means only the owner of Landlord’s interest in the Premises from time to time.  In the event of any assignment, conveyance or sale, once or successively, of Landlord’s interest in the Premises or any assignment of this Lease by Landlord, said Landlord making such assignment, conveyance or sale shall be entirely freed and relieved of all covenants and obligations of Landlord hereunder accruing after such assignment, conveyance or sale to the extent such covenants and obligations are assumed in writing by such assignee, grantee or purchaser or are deemed assumed by such assignee, grantee or purchaser by operation of law, and Tenant agrees to look solely to such assignee, grantee or purchaser with respect thereto.  The holder of a Mortgage (or assignment in connection with a Mortgage) shall not be deemed such an assignee, grantee or purchaser under this Section 31 unless and until the foreclosure of the Mortgage or the conveyance or transfer of Landlord’s interest under this Lease in lieu of foreclosure, and then subject to the provisions of Section 20.  This Lease shall not be affected by any such assignment, conveyance or sale, and Tenant agrees to attorn to the assignee, grantee or purchaser.

32.                                 TITLE AND COVENANT AGAINST LIENS.

Landlord’s title is and always shall be paramount to the title of Tenant, and nothing in this Lease contained shall empower Tenant to do any act which can, shall or may encumber the title of Landlord.  Tenant has no authority or power to cause or permit any lien or encumbrance of any kind whatsoever, whether created by act of Tenant, operation of law or otherwise, to attach to or be placed upon Landlord’s title or interest in the Premises or any part of the Project, and any and all liens and encumbrances created by Tenant shall attach to Tenant’s interest only.

33.                                 COVENANT OF QUIET ENJOYMENT.

Landlord agrees that Tenant, on paying the Rent and other payments herein reserved and on keeping, observing and performing all the other terms, covenants, conditions, provisions and agreements herein contained on the part of Tenant to be kept, observed and performed, shall, during the Term, peaceably and quietly have, hold and enjoy the Premises, subject to the terms, covenants, conditions, provisions and agreements of this Lease, free from hindrance by Landlord or any person claiming by, through or under Landlord.

34.                                 EXCULPATORY PROVISIONS.

The liability of any Landlord under this Lease or any amendment to this Lease, or any instrument or document executed in connection with this Lease, shall be limited to and enforceable solely against the assets of such Landlord constituting an interest in the Land or Building and not other assets of such Landlord.  Assets of a Landlord which is a partnership or limited liability company do not include the assets of the partners or members of such Landlord, and any negative capital account of a partner or member in a partnership or limited liability company which is a Landlord, and any obligation of a partner or member to contribute capital to the partnership or limited liability company which is Landlord, shall not be deemed to be assets of the partnership or limited liability company which is the Landlord.  No directors, officers, employees, managers, members, or shareholders of any corporation or limited liability company which is Landlord shall have any personal liability arising from or in connection with this Lease.  At any time during which Landlord is trustee of a land trust, all of the representations, warranties, covenants and conditions to be performed by it under this Lease or any documents or instruments executed in connection with this Lease are undertaken solely as trustee, as aforesaid, and not individually, and no personal liability shall be asserted or be enforceable against it or any of the beneficiaries under said trust agreement by reason of any of the representations, warranties, covenants or conditions contained in this Lease or any documents or instruments executed in connection with this Lease.

35.                                 REDUCTION OF SUITES 1700 AND 1710; TEMPORARY EXPANSION SPACE.

(a)                                  Effective on the Reduction Effective Date:

(i)                                     The Premises shall be reduced by excluding the Reduction Space therefrom, such that the total Rentable Area of the Premises shall be 14,417 square feet.

(ii)                                  The Premises shall be temporarily expanded to include approximately 9,400 rentable square feet of office space on the fifteenth (15th) floor of the Building (the “Temporary Expansion Space”).  Tenant shall accept possession of the Temporary Expansion Space in its then “as is” condition.  No agreement of Landlord to alter, remodel, decorate, clean or improve the Temporary Expansion Space and no representation or warranty regarding the condition of the Temporary Expansion Space of any kind or nature has been made by or on behalf of Landlord to Tenant under or by reason of this Lease.  The Temporary Expansion Space shall be subject to all the terms and provisions of this Lease except that Tenant shall not be obligated to pay Base Rent or Tenant’s Proportionate Share of Expenses and Taxes with respect thereto.  Tenant shall be entitled to use and occupy the Temporary Expansion Space until thirty (30) days after the Expansion Effective Date (the “Temporary Expansion Termination Date”).  On or before the Temporary Expansion Termination Date, Tenant shall comply with the provisions of Section 35(b) below as if the Temporary Expansion Termination Date were the Reduction Effective Date thereunder and the Temporary Expansion Space were the Reduction Space thereunder.

(b)                                 Prior to the Reduction Effective Date, Tenant shall (i) remove all Tenant’s trade fixtures and property from the Reduction Space; (ii) surrender the Reduction Space and all keys thereto to Landlord; and (iii) perform as to the Reduction Space all other activities specified in this Lease upon surrender of the Premises.  Any retention of possession by Tenant of all or part of the Reduction Space after the Reduction Effective Date shall be deemed a holding over under Section 11 of this Lease without consent of Landlord, and shall be subject to the terms and conditions of said Section with respect to such holdover.  Notwithstanding anything contained herein to the contrary, in no event shall Tenant be released from or relieved of any liability with respect to the Reduction Space accruing under this Lease prior to the Reduction Effective Date (including, without limitation, the obligation to perform any other conditions and covenants that by the terms of this Lease as it pertains to the Reduction Space survive the termination of this Lease) or of any Default under this Lease that occurred prior to the Reduction Effective Date or which would have constituted a Default as of the Reduction Effective Date except for the passage of time.  Tenant hereby represents and covenants that it has not at any time done or suffered any act or omission and will not do or suffer any act or omission whereby the Reduction Space or any part thereof are or may be in any way charged, assessed or encumbered.  If this covenant is breached, Tenant covenants and agrees to pay Landlord upon demand any and all damages, costs and expenses including, without limitation, attorneys’ fees resulting therefrom.

36.                                 EXPANSIONS OF THE PREMISES.

(a)                                  Expansion Space.  Commencing on the Expansion Effective Date, the Premises shall consist of the space then occupied by Tenant on the 17th floor of the Building plus the Expansion Space such that the total Rentable Area of the Premises shall be 51,294 square feet.

(b)                                 Suite 1733.  Commencing on September 1, 2006, the Premises shall consist of the space then occupied by Tenant on the 17th and 18th floors of the Building under this Lease plus Suite 1733, such that the total Rentable Area of the Premises shall be 51,488 square feet.

37.                                 STORAGE LICENSE.

Landlord and Tenant agree to execute and deliver a Storage License Agreement in the form attached hereto as Exhibit F, concurrently with the execution and delivery of this Lease.

38.                                 SIGNAGE.

(a)                                  Effective on the Commencement Date and throughout the remainder of the term of this Lease (as the same may be extended or renewed), Tenant shall be entitled to install signage displaying Tenant’s corporate name in the main lobby of the Building in the location depicted on Exhibit G attached hereto, which signage shall be substantially identical in size, materials and design as the signage currently installed for GMAC in the north lobby of the Building.

(b)                                 Effective on the last to occur of (i) the Expansion Effective Date, (ii) the date which is seven (7) months following the date of this Lease or (iii) the date Landlord substantially completes installation of the ground-level outdoor sign for the Building to be located between the two revolving Building entrance doors on the Monroe Street side of the Building (the “Outdoor Sign”), and thereafter during any portion of the remainder of the Term of this Lease (as the same may be extended or renewed) that Tenant or an assignee or subtenant permitted under Sections 15(h) or 15(i) of this Lease is occupying the entire Premises, Tenant shall be entitled to a Building-standard sign panel displaying Tenant’s corporate name on the Outdoor Sign.  Notwithstanding anything to the contrary contained in this Lease (including, without limitation, Section 15 hereof), Tenant’s signage rights under this Section 38(b) shall not be assignable or subleasable by Tenant to any other party.

39.                                 INTERNAL STAIRWELL.

Notwithstanding anything to the contrary contained in this Lease, upon expiration or earlier termination of this Lease or Tenant’s right to possession of the Premises, Tenant shall have no obligation to remove the internal stairwell between the 17th and 18th floors of the Premises installed as part of Landlord’s Work under this Lease nor to restore the ceiling and/or structural floor in the opening therefor.

40.                                 ADDITIONAL SERVICES REQUIREMENTS.

Landlord shall use commercially reasonable efforts to provide riser space, electrical power and HVAC service to meet Tenant’s on-going requirements for the operation of its business in the Premises, provided that all costs, fees and expenses of design, engineering, permits and approvals, alterations to the Building, and purchase, installation, operation, repair, maintenance replacement and removal of any and all conduit, cabling, ductwork and equipment to provide same shall be at Tenant’s sole cost and expense.  In addition, Landlord may charge Tenant for any additional services or riser space provided by Landlord in connection with the foregoing at the Building standard rates in effect from time to time.  As to Landlord’s obligations to furnish riser space hereunder, the term “commercially reasonable efforts” shall include, without limitation, provision of then-available space within existing risers and/or removal of then-unused conduit, cabling, ductwork and equipment from the existing risers to make additional space available for Tenant’s use (subject to Tenant’s obligation to pay such removal and other related costs as provided herein) but shall not include any obligation of Landlord to shut down, close off, make unavailable or otherwise alter or impair any of the Building’s systems or common areas, except on a limited and temporary basis, in order to furnish such riser space.

41.                                 OPTION TO EXTEND.

(a)                                  Provided this Lease is in full force and effect and that no Default by Tenant, as defined in this Lease is in existence either on the date of Tenant’s Extension Notice (as hereinafter defined) or, unless waived in writing by Landlord for the purpose of this Extension Option (as hereinafter defined), on the Extension Effective Date, and provided further that this Lease shall not have theretofore been assigned (other than pursuant to an assignment not requiring Landlord’s consent thereto), Tenant shall have the right, at Tenant’s option, to extend the Term of this Lease for one (1) additional period of five (5) years (the “Optional Extended Term”) commencing on the day following the Expiration Date (the “Extension Effective Date”) and ending on the fifth (5th) anniversary of the Expiration Date.  Such option to extend (the “Extension Option”) shall be exercised by Tenant giving written notice (“Tenant’s Extension Notice”) of the exercise thereof to Landlord at least eighteen (18) but not more than twenty-one (21) months before the Expiration Date.  If Tenant shall fail to timely give Tenant’s Extension Notice as provided herein, the Extension Option shall be deemed automatically and irrevocably waived by Tenant.  The Term as extended pursuant to the Extension Option shall be upon the same terms, covenants, and conditions as set forth in this Lease except that the Base Rent payable during the Optional Extended Term, if exercised, shall equal the Market Rate (as defined below).  In the event Tenant exercises the Extension Option as provided herein, then Tenant shall, within fifteen (15) days after Landlord’s request, execute and deliver an amendment to the Lease memorializing such exercise and the Rent payable by Tenant during the Optional Extended Term.

(b)                                 For purposes of this Article, “Market Rate” shall mean the rate then being accepted by landlords for comparable improved space in the Development and in office buildings comparable thereto in the West Loop submarket of the downtown Chicago office market on an “as is” renewal basis for a comparable term, taking into account the use, location and floor level within the applicable building, and any other relevant term or condition in making such evaluation, including any tenant improvement allowances or other leasing concessions offered in connection therewith, all as reasonably determined by Landlord and provided to Tenant in writing within thirty (30) days after the date of delivery of Tenant’s Extension Notice to Landlord (“Landlord’s Market Rate Notice”).

(c)                                  If Tenant disputes Landlord’s determination of the Market Rate, then Tenant shall notify Landlord in writing within fifteen (15) days after the date of delivery of Landlord’s Market Rate Notice to Landlord that Tenant objects to Landlord’s determination and in such notice Tenant shall state its determination of the Market Rate.  Landlord and Tenant shall, during the fifteen (15) day period after Tenant’s notice to Landlord of such objection, attempt in good faith to agree on the Market Rate.  If Landlord and Tenant are unable to agree, Tenant shall either (i) accept Landlord’s determination of Market Rate or (ii) submit the determination to binding arbitration as provided herein.  If Tenant  fails to so notify Landlord of Tenant’s election under the preceding sentence within said fifteen (15) day period, Tenant shall be deemed to have accepted Landlord’s determination.  If Tenant elects to submit the determination of the Market Rate to arbitration, Landlord and Tenant shall each select an arbitrator within fifteen (15) days after Tenant’s election to arbitrate.  If either Landlord or Tenant fail to timely appoint an arbitrator, the arbitrator selected shall select the second (2nd) arbitrator, who shall be impartial, within fifteen (15) days after such party’s failure to appoint.  Each arbitrator must be a licensed real estate broker and have at least ten (10) years experience in the downtown Chicago, Illinois market in the leasing of properties which are similar in character to the Building.  The two arbitrators shall, within twenty (20) days of their appointment, select from the two determinations submitted by Landlord and Tenant the one that is closer to the Market Rate as determined by the arbitrators, and said selection shall thereafter be deemed the Market Rate.  If the two arbitrators so appointed fail to agree as to which of the determinations submitted by Landlord and Tenant is the closest to the actual Market Rate, the two arbitrators shall appoint a third arbitrator within twenty (20) days after the failure of the initial arbitrators to agree on a Market Rate, to decide upon which of the two determinations submitted is the closest to the actual Market Rate.  The arbitrators shall not be permitted to choose as the Market Rate any determination other than the determination presented by either Landlord or Tenant.  The fees and expenses of any arbitration shall be borne by the losing party.  The arbitrators’ determination shall be final and binding on the parties.  If the Market Rate has not been determined by the Extension Effective Date, Tenant shall pay the Market Rate as determined by Landlord until such time as the arbitrators are able to determine the Market Rate.  Upon such determination, Rent for the Premises shall be retroactively adjusted to the Extension Effective Date.  If such adjustment results in an underpayment of Rent by Tenant, Tenant shall pay Landlord the amount of such underpayment within twenty (20) days after the determination thereof.  If such adjustment results in an overpayment of Rent by Tenant, Landlord shall credit such overpayment against the next installment of Rent due under the Lease and, to the extent necessary, any subsequent installments until the entire amount of such overpayment has been credited against Rent.

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IN WITNESS WHEREOF, the parties have caused this Lease to be executed as of the date first written above.

LANDLORD:		TENANT:

MJH WACKER LLC, a Delaware limited liability company		ARCHIPELAGO HOLDINGS, L.L.C., an Illinois limited liability company

By:	/s/ JOHN B. GRISSIM
Name:	John B. Grissim	By:	/s/ NELSON CHAI
	Vice President	Name:	Nelson Chai
		Its:	CFO

EXHIBIT A

FLOOR PLAN OF THE ORIGINAL PREMISES,
REDUCTION SPACE AND SUITE 1733

[Graphics]

A-1

EXHIBIT A-1

FLOOR PLANS OF THE EXPANSION SPACE

[Graphics]

A-1-1

[Graphics]

A-1-2

EXHIBIT B

WORKLETTER

1.                                       Definitions.  Terms which are defined elsewhere in this Lease shall have the same meanings in this Workletter.  Terms which are defined in this Workletter shall have the same meanings elsewhere in this Lease.  In addition to the terms defined elsewhere in this Workletter, the following terms shall have the following meanings:

A.                                   “Landlord’s Additional Work” means the work required to be performed by Landlord under this Workletter as described on Exhibit B-2 attached hereto and denoted as Landlord’s Additional Work on the Mechanical System Plans.

B.                                     “Landlord’s Additional Work Allowance” means the sum of $[***].

C.                                     “Landlord’s Architect” means Hydzik Schade Associates, Ltd.

D.                                    “Landlord’s Common Area Work” means that portion of Landlord’s Work consisting of improvements to the common areas of the 17th and 18th floors of the Building.

E.                                      “Landlord’s Construction Manager” means Lincoln Property Company or such other party as may be selected by Landlord in its sole discretion.

F.                                      “Landlord’s Contractor” means the contractor hired by Landlord to do Landlord’s Work and Landlord’s Additional Work pursuant to this Workletter.

G.                                     “Landlord’s Engineer” means ESD.

H.                                    “Landlord’s Work” means (i) the work required to be performed by Landlord under this Workletter pursuant to the Tenant Plans (which shall not include Landlord’s Additional Work or Tenant’s furnishings, fixtures, equipment or communications and/or data cabling except to the extent expressly specified in the Tenant Plans) and (ii) the following portions of Landlord’s Common Area Work not shown on the Tenant Plans and consisting of improvements to the common area bathrooms on the 17th and 18th floors of the Building, using Building-standard design and materials:  repaint bathroom stalls, install hands-free water and urinal fixtures, add lever door handles, and strip and polish tile floors to a condition and appearance comparable to the common area bathrooms on the 9th floor of the Building.

I.                                         “Mechanical System Plans” means the final working drawings, plans and specifications for the mechanical, sprinkler, heating, air conditioning, electrical and plumbing systems in the Expansion Space (portions of which shall be denoted as “Landlord’s Additional Work”), which shall be prepared by Landlord’s Engineer based upon and in accordance with the Space Plans and fully coordinated with the remainder of the Working Plans, and which shall contain sufficient detail and shall be otherwise suitable in all respects for submission to the building department of the City of Chicago to obtain a building permit.

J.                                        “Space Plans” means detailed scope drawings and notes prepared by Landlord’s Architect, a copy of which is attached hereto as Exhibit B-1, showing the intended design, character and finishes of the Expansion Space (excluding Landlord’s Additional Work), including partition and door locations, all in sufficient detail to enable the Working Plans (including the Mechanical System Plans) to be prepared.

K.                                    “Stairwell Work” means that portion of Landlord’s Additional Work consisting of the internal stairwell to be constructed between the 17th and 18th floor portions of the Original Premises and the Expansion Space.

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

L.                                      “Substantial completion” or “substantially completed” or words of similar import means that the work in question has been sufficiently completed such that it is suitable for its intended purpose.

M.                                 “Tenant’s Contractors” means Tenant’s agents, contractors, licensees and invitees and their respective agents, subcontractors and employees.

N.                                    “Tenant Delay” means a delay in the substantial completion of Landlord’s Work (other than Landlord’s Common Area Work), Landlord’s Additional Work (other than the Stairwell Work), Landlord’s Common Area Work or the Stairwell Work, as the case may be, caused by any of the following events (except to the extent due to the willful misconduct of Landlord, Landlord’s Architect, Landlord’s Contractor or Landlord’s Engineer):

(i)                                     Tenant’s failure to approve or disapprove the Working Plans or any revised Working Plans required hereunder, within the applicable times specified in Paragraph 2 of this Workletter.

(ii)                                  Tenant’s request for a Change, as defined in Paragraph 2 of this Workletter, or any permitted modified Change, including without limitation, Landlord’s exercise of its rights to approve or disapprove any Change or permitted modified Change, or any revised Working Plans which reflect a Change or a permitted modified Change; the preparation of revised Working Plans to reflect a Change or a permitted modified Change; the ordering of any materials or the performance of any work necessary to incorporate a Change into Landlord’s Work or Landlord’s Additional Work; or any delay in the commencement of any work necessary to incorporate a Change into Landlord’s Work or Landlord’s Additional Work which is necessitated, required or permitted under the terms of this Workletter.

(iii)                               Any delay resulting from Landlord’s suspension of the performance of Landlord’s Work or Landlord’s Additional Work as a result of Tenant’s failure to timely pay Landlord’s good faith estimate of the Excess defined in and pursuant to Paragraph 4 of this Workletter.

(iv)                              The performance of any work or activities on or about the Building or the Expansion Space by Tenant or any of Tenant’s employees or Tenant’s Contractors.

(v)                                 Any delay caused by Tenant or any of Tenant’s employees or Tenant’s Contractors.

(vi)                              Any Default by Tenant under this Lease.

Any delay caused by any of the foregoing shall constitute a Tenant Delay only to the extent that the substantial completion of Landlord’s Work (other than Landlord’s Common Area Work), Landlord’s Additional Work (other than the Stairwell Work), Landlord’s Common Area Work or the Stairwell Work, as the case may be, is delayed beyond the date Landlord’s Work (other than Landlord’s Common Area Work), Landlord’s Additional Work (other than the Stairwell Work), Landlord’s Common Area Work or the Stairwell Work, as the case may be, would have been substantially completed absent such delay.

O.                                    “Tenant Plans” means the Space Plans, the Mechanical System Plans and the Working Plans.

P.                                      “Turnover Date” means the earlier of (i) the date Landlord’s Work and Landlord’s Additional Work (except for Landlord’s Common Area Work and the Stairwell Work) are substantially completed or (ii) the date Landlord’s Work and Landlord’s Additional Work (except for Landlord’s Common Area Work and the Stairwell Work) would have been substantially completed but for one or more Tenant Delays.

Q.                                    “Working Plans” means the final working drawings, plans and specifications (including the Mechanical System Plans) for all work to be performed by Landlord in the Expansion Space (excluding Landlord’s Additional Work), as prepared by Landlord’s Architect and Landlord’s Engineer which shall be based upon and in accordance with the Space Plans, which shall contain sufficient detail and shall be otherwise suitable in all respects for submission to the building department of the City of Chicago to obtain a building permit and which shall designate (i) any and all portions of Landlord’s Work which exceed the intended design, character and finishes of the Expansion Space as set forth in the Space Plans and (ii) the corresponding design, character and finishes as set forth in the Space Plans for such items, if applicable.

2.                                       Preparation and Approval of Tenant Plans.

A.                                   Landlord has previously entered into a separate agreement with Landlord’s Architect for the preparation of the Space Plans and the Working Plans and a separate agreement with Landlord’s Engineer for the preparation of the Mechanical System Plans, all at Landlord’s  sole cost and expense.  Landlord shall furnish copies of said agreements to Tenant upon written request.

B.                                     The Space Plans have been approved by Landlord and Tenant.  Tenant shall furnish Landlord’s Architect with all information required by Landlord’s Architect and Landlord’s Engineer to prepare the Working Plans.

C.                                     Within twenty (20) business days after the date of full execution and delivery of this Lease, Landlord shall cause the Working Plans to be prepared by Landlord’s Architect and Landlord’s Engineer and submitted to Landlord and Tenant for their respective review and approval.  Within five (5) business days after receipt of the Working Plans or revised Working Plans required hereunder, Landlord and Tenant shall either approve or disapprove the Working Plans or any revised Working Plans required hereunder.  Tenant’s approval or disapproval shall be delivered in writing to Landlord, and in the case of a disapproval, shall state Tenant’s objections in reasonable detail.  If Tenant fails to deliver its approval or disapproval of the Working Plans or revised Working Plans within said five (5) business day period, Tenant shall be deemed to have approved same.  In the event of a timely disapproval by Landlord or Tenant of the Working Plans or revised Working Plans, Landlord shall direct Landlord’s Architect and Landlord’s Engineer to prepare revised Working Plans meeting Landlord’s or Tenant’s objections, as the case may be, which revised Working Plans shall, within five (5) business days thereafter, be prepared by Landlord’s Architect and Landlord’s Engineer and resubmitted to Landlord and Tenant for review and approval as required hereby.

D.                                    If Tenant desires a change (i) in the Tenant Plans, or any revised Tenant Plans required hereunder, after Tenant has approved same, or (ii) in Landlord’s Work or Landlord’s Additional Work (any such change being a “Change”), Tenant shall give Landlord written notice of the Change, specifying the Change in reasonable detail.  Within five (5) business days after Landlord has received Tenant’s written notice of a Change or any modified Change permitted hereunder, Landlord shall give Tenant written notice of its approval or disapproval thereof, and in the event of disapproval, such notice shall specify the reasons for disapproval.  If Landlord disapproves of a Change or any modified Change permitted hereunder, Tenant may modify the Change or such permitted modified Change, as the case may be, and give Landlord written notice thereof for Landlord’s review and approval as provided herein.  After Landlord has approved a Change or any modified Change permitted hereunder, within five (5) business days thereafter, Landlord shall cause the Working Plans to be revised by Landlord’s Architect and Landlord’s Engineer to reflect the Change or such modified Change and resubmitted to Landlord and Tenant for their review and approval in accordance with the process set forth in Paragraph 2.C.  Notwithstanding the foregoing, Tenant and Landlord shall be deemed to have approved any Change which may be required to cause Landlord’s Work or Landlord’s Additional Work to comply with all applicable laws, regulations, codes and ordinances and/or with the requirements of any building inspector with jurisdiction thereover, provided that Tenant shall not be charged with any Tenant Delay by reason of any such Change.

E.                                      Tenant agrees that it will not unreasonably withhold its approval of the Tenant Plans or any revised Tenant Plans required hereunder.  Landlord  agrees that it will not unreasonably withhold its approval of the Tenant Plans or any revised Tenant Plans required hereunder, or any Change or modified Change permitted hereunder provided, however, Landlord shall not be deemed to have acted unreasonably if it withholds its consent because, in Landlord’s opinion, any portion of Landlord’s Work or Landlord’s Additional Work covered by the Tenant Plans or any revised Tenant Plans required hereunder, or any such Change (i) is likely to adversely affect the structural, mechanical, electrical, plumbing, HVAC, life safety, communications, security or other operating systems of the Building or the safety of its occupants, (ii) would increase the costs or expenses incurred by or on behalf of Landlord for owning, managing, operating, maintaining or repairing the Building (in which event, Landlord shall furnish Tenant with reasonable supporting documentation thereof), (iii) would impair Landlord’s ability to furnish services to Tenant or any other tenant of the Building, (iv) would violate any Laws or provisions of the Tenant Lease as amended by this Lease, (v) would adversely affect the appearance of the Building, (vi) would adversely affect the premises of any other tenant of the Building or such tenant’s use or occupancy thereof, (vii) is prohibited by the provisions of any mortgage or ground lease encumbering the Building, or (viii) materially fails to conform to either Building standards or the current build-out of the Original Premises and/or the 20th floor portion of the Building presently leased by Townsend Analytics, Ltd., with respect to design, character, materials or finishes except as otherwise expressly provided herein.  The foregoing reasons shall not be exclusive of the reasons for which Landlord may withhold consent, it being understood and agreed that such other reasons may be similar or dissimilar to the foregoing.

F.                                      The cost of the Tenant Plans and any revisions thereof required hereunder shall be deemed to be part of the cost of Landlord’s Work to be paid as provided in Paragraph 4 below.

G.                                     Within three (3) business days after (i) the Working Plans have been revised to reflect a Change to Landlord’s Work which has been approved (or deemed approved) by Landlord and Tenant or (ii) Landlord approves a Change to Landlord’s Additional Work, as applicable, Landlord shall notify Tenant in writing of Landlord’s good faith estimate of the cost of performing the work necessary to incorporate such Change into Landlord’s Work or Landlord’s Additional Work, as applicable, and of the number of days of Tenant Delay that may result from performing such work.  Landlord shall not cause Landlord’s Contractor to commence any work necessary to incorporate a Change into Landlord’s Work or Landlord’s Additional Work, as applicable, until Tenant has approved Landlord’s estimate of the cost of such work and the number of days of Tenant Delay that may result from such work, which approval may be withheld by Tenant in its sole and absolute discretion.

3.                                       Performance of Landlord’s Work and Landlord’s Additional Work.

A.                                   After Landlord and Tenant have approved (or are deemed to have approved) the Working Plans or any revised Working Plans, Landlord shall promptly submit the approved Working Plans to the following general contractors for bid:  Interior Alterations, Paul Borg Construction and J.C. Anderson.  All bids shall quote separate bid prices for (i) Landlord’s Work including all portions thereof which exceed the intended design, character and finishes of the Expansion Space as set forth in the Space Plans and (ii) Landlord’s Work as modified to conform to the intended design, character and finishes of the Expansion Space as set forth in the Space Plans, all as specified by the Working Plans or any revised Working Plans.  The difference between the aforesaid bid prices quoted in the bid selected by Landlord is hereinafter referred to as the “Initial Excess”.  Landlord shall select the lowest bidder with a responsive bid to be Landlord’s Contractor and promptly furnish Tenant with a copy of such selected bid, and shall cause Landlord’s Contractor to do Landlord’s Work and Landlord’s Additional Work.  Landlord shall cause Landlord’s Contractor to obtain bids from Continental Electric and Frieze Walters for the electrical subcontracting portion of Landlord’s Work and Landlord’s Additional Work and to obtain a bid from Thermaflow for the mechanical subcontracting portion thereof, provided that Landlord’s Contractor may also solicit such bids from other electrical and mechanical subcontractors selected by Landlord’s

Contractor and acceptable to Landlord, and Landlord’s Contractor shall have no obligation to award subcontracts to any subcontractor which is not the lowest bidder.  After Landlord and Tenant have approved (or are deemed to have approved) (i) any revised Working Plans required hereunder which reflect a Change or a permitted modified Change in Landlord’s Work or (ii) any Change to Landlord’s Additional Work, as applicable, Landlord shall promptly, subject to the terms of Paragraph 2 above, cause Landlord’s Contractor to incorporate such Change into Landlord’s Work or Landlord’s Additional Work, as applicable.

B.                                     Landlord shall cause Landlord’s Work and Landlord’s Additional Work, to be done in a first class workerlike manner in accordance with the Working Plans, using only good grades of materials and shall comply with all Laws applicable at the time of the performance of Landlord’s Work and Landlord’s Additional Work.  Landlord warrants that Landlord’s Work and Landlord’s Additional Work shall be free from defects in materials and workmanship for a period of one (1) year following the Turnover Date.

4.                                       Payment for Landlord’s Work and Landlord’s Additional Work.

A.                                   Landlord’s Work.  Except as otherwise provided herein, Landlord shall pay the aggregate cost of Landlord’s Work and Tenant shall pay the Initial Excess as increased or decreased, as the case may be, by any aggregate net increase or decrease in the cost of Landlord’s Work resulting from any and all Changes approved or deemed approved by Tenant hereunder (collectively, the “Landlord’s Work Excess”), plus the cost of all work other than Landlord’s Work and Landlord’s Additional Work, if any, which Tenant may elect to do in order to make the Expansion Space ready for Tenant’s occupancy and which has been approved by Landlord pursuant to Paragraph 6E below.  Tenant shall pay the Landlord’s Work Excess as provided in Paragraph 4C below, and Tenant shall pay the cost of such other work, if any, directly to the persons or entities performing such other work.  The “cost of Landlord’s Work” as used in this Workletter shall include all costs incurred by Landlord to plan, design and perform Landlord’s Work as specified by the Tenant Plans and any approved (or deemed approved) revisions thereof (including any Change), including without limitation, the fees and charges of Landlord’s Architect, Landlord’s Engineer and Landlord’s Contractor, all permit and inspection fees and charges, and any costs incurred by or charged to Landlord for (i) unforeseen field conditions, (ii) substitution of materials or finishes due to the unavailability of materials or finishes specified in the Tenant Plans (as revised) that would materially delay substantial completion of Landlord’s Work, (iii) necessary modification of any portions of the Building or its systems to accommodate Landlord’s Work, and (iv) any Change to comply with applicable laws, regulations, codes or ordinances and/or the requirements of any building inspector with jurisdiction over Landlord’s Work.

B.                                     Landlord’s Additional Work.  Landlord shall pay the aggregate cost of Landlord’s Additional Work up to an amount not to exceed the Landlord’s Additional Work Allowance and Tenant shall pay the excess of the aggregate cost of Landlord’s Additional Work over the Landlord’s Additional Work Allowance (the “Landlord’s Additional Work Excess” and collectively with the Landlord’s Work Excess, if any, the “Excess”).  Tenant shall pay the Landlord’s Additional Work Excess as provided in Paragraph 4C below.  The “cost of Landlord’s Additional Work” as used in this Workletter shall include all costs incurred by Landlord to plan, design and perform Landlord’s Additional Work and any approved (or deemed approved) revisions thereof (including any Change), including without limitation, the fees and charges of Landlord’s Architect, Landlord’s Engineer and Landlord’s Contractor, all permit and inspection fees and charges, and any costs incurred by or charged to Landlord for (i) unforeseen field conditions, (ii) substitution of materials or finishes due to the unavailability of materials or finishes that would materially delay substantial completion of Landlord’s Work, (iii) necessary modification of any portions of the Building or its systems to accommodate Landlord’s Additional Work, and (iv) any Change to comply with applicable laws, regulations, codes or ordinances and/or the requirements of any building inspector with jurisdiction over Landlord’s Additional Work.  Landlord shall, upon presentation of paid invoices therefor, reimburse Tenant for the out-of-pocket fees and charges of Tenant’s interior space planner incurred and paid by Tenant in connection with Landlord’s Work and Landlord’s Additional Work, and the amount of such reimbursement shall be included as part of the cost of Landlord’s Additional Work in determining if there is an Excess.  If the aggregate total cost of Landlord’s Additional Work is less than the Landlord’s Additional Work Allowance, any remaining unused portion of the Landlord’s Additional Work Allowance which is not applied against any Landlord’s Work Excess as provided in Paragraph 4C below, shall be credited against the next then due installments of Base Rent due from Tenant under this Lease.

C.                                     Excess.  If Landlord estimates at any time or from time to time that there will be an Excess, Landlord shall notify Tenant in writing of Landlord’s good faith estimate of the amount thereof, which estimate shall be itemized in reasonable detail.  Landlord shall cooperate with Tenant to clarify the basis for any such estimate, including providing reasonable supporting documentation therefor upon Tenant’s written request.  Tenant shall, within ten (10) business days after it receives Landlord’s bill therefor, either (i) pay one-half (1/2) of Landlord’s good faith estimate of the Excess billed by Landlord or (ii) notify Landlord in writing that Tenant elects to have Landlord pay the Excess as provided below.  In the event Tenant fails to timely pay or notify Landlord of Tenant’s election to have Landlord pay any such Excess, Landlord shall be entitled to suspend the performance of Landlord’s Work and Landlord’s Additional Work until such time as such payment or election is received by Landlord.  At such time as the total cost of the Tenant Plans, Landlord’s Work and Landlord’s Additional Work is finally determined, Landlord shall notify Tenant of such amount in writing.  If Tenant has not paid all of the Excess, such notice shall include Landlord’s bill to Tenant for the balance of the Excess not previously paid by Tenant, and if Tenant has paid more than the Excess, such notice shall include Landlord’s statement to Tenant showing the amount of the overpayment of the Excess.  Tenant shall pay any such balance of the Excess to Landlord within ten (10) business days after the date when Tenant receives such notice and bill from Landlord, and Landlord shall pay any such overpayment of the Excess to Tenant within ten (10) business days after the later of the date when Landlord gives such notice and statement to Tenant or the Expansion Effective Date.  All Landlord’s bills to Tenant for portions of the Excess and Landlord’s notice to Tenant of the finally determined cost of the Tenant Plans and Landlord’s Work and Landlord’s Additional Work shall itemize the costs in question in reasonable detail.  In the event of Tenant’s written notice requesting Landlord to pay the Excess as provided above, Landlord shall pay the Excess (in an amount not to exceed $100,000 in the aggregate (the “Excess Amortization Cap”)) and in such event, (i) the amount of Monthly Base Rent payable by Tenant under this Lease shall be increased by the monthly amount as reasonably determined by Landlord as being necessary to fully amortize such Excess paid by Landlord on an equal payment basis over the period commencing on the Expansion Effective Date and ending on the Expiration Date using an amortization interest rate equal to ten percent (10%) per annum, (ii) thereafter upon Landlord’s request, Tenant shall enter into an amendment to the Tenant Lease memorializing such increase in the Monthly Base Rent and (iii) any portion of the Excess exceeding the Excess Amortization Cap shall be paid by Tenant to Landlord as provided herein.  In addition, if upon final completion of Landlord’s Additional Work there remains any unused portion of the Landlord’s Additional Work Allowance and there is any Landlord’s Work Excess, then such unused portion of the Landlord’s Additional Work Allowance shall be applied to reduce (or eliminate) the Landlord’s Work Excess, and any remaining unused portion of the Landlord’s Additional Work Allowance after such application shall be credited against Base Rent as provided in Paragraph 4B above.

D.                                    Cost of the Tenant Plans.  For purposes of this Paragraph 4, the cost of the Tenant Plans shall be deemed to include the cost of any revision in the Tenant Plans required hereunder, including any such revision to reflect a Change or a permitted modified Change.

5.                                       Landlord Delay.

A.                                   Except as otherwise expressly provided in Paragraphs 5A and 5B below, if there is a delay in the substantial completion of Landlord’s Work or Landlord’s Additional Work for any reason, neither Landlord, nor the managing or leasing agent of the Building, nor any of their respective agents, partners or employees, shall have any liability to Tenant in connection with such delay, nor shall this Lease be affected in any way.

B.                                     Landlord shall use good faith and commercially reasonable efforts to substantially complete the Stairwell Work on or before the Expansion Effective Date, subject to Tenant Delay and other matters beyond Landlord’s reasonable control, but in the event Landlord is unable to do so for any reason, this Lease shall remain in effect, the Expansion Effective Date shall not be extended or delayed, Tenant shall have no right to set-off, deduct or abate Base Rent or any other charges payable by Tenant hereunder, and Landlord shall have no liability to Tenant as a result of any delay in the completion of the Stairwell Work, provided that if the Stairwell Work is not substantially completed on or before the Expansion Effective Date (as such substantial completion date may be extended by reason of Tenant Delay and other matters beyond Landlord’s reasonable control) (the “Outside Stairwell Work Date”), then for the period commencing on the Outside Stairwell Work Date and ending on the date of substantial completion of the Stairwell Work, Base Rent shall abate as to that portion of the Premises rendered inaccessible to or untenantable by Tenant by reason of the incomplete or continued construction of the Stairwell Work, as reasonably determined by Landlord.

C.                                     Landlord shall use good faith and commercially reasonable efforts to substantially complete Landlord’s Common Area Work on or before the Expansion Effective Date, subject to Tenant Delay and other matters beyond Landlord’s reasonable control, but in the event Landlord is unable to do so for any reason, this Lease shall remain in effect, the Expansion Effective Date shall not be extended or delayed, Tenant shall have no right to set-off, deduct or abate Base Rent or any other charges payable by Tenant hereunder, and Landlord shall have no liability to Tenant as a result of any delay in the completion of Landlord’s Common Area Work, provided that if Landlord’s Common Area Work is not substantially completed on or before the date which is sixty (60) days after the Expansion Effective Date (as such substantial completion date may be extended by reason of Tenant Delay and other matters beyond Landlord’s reasonable control) (the “Outside Common Area Work Date”), then Tenant shall be entitled to an abatement of ten percent (10%) of the Base Rent payable with respect to the portion of the Premises located on each floor as to which Landlord’s Common Area Work is not substantially completed, for the period commencing on the Outside Common Area Work Date and ending on the day immediately preceding the date of substantial completion of Landlord’s Common Area Work on such floor.

6.                                       Tenant’s Access to the Expansion Space.  Landlord shall permit Tenant, Tenant’s employees and Tenant’s Contractors which have been reasonably approved by Landlord to enter the Expansion Space prior to the Expansion Effective Date in order that Tenant may do work in addition to Landlord’s Work and Landlord’s Additional Work, if any, as may be desired by Tenant to make the Expansion Space ready for Tenant’s occupancy, provided that Tenant shall fully perform and comply with each of the following covenants, conditions and requirements:

A.                                   Such permission is conditioned upon Tenant, Tenant’s employees and Tenant’s Contractors working in harmony and not materially interfering with or delaying Landlord or Landlord’s Contractor in doing Landlord’s Work or Landlord’s Additional Work or with Landlord or any person or entity doing work in the Building, whether for Landlord or another tenant or occupant of the Building; and if at any time such entry shall in the reasonable judgment of Landlord cause such disharmony, or material interference or delay, Landlord shall have the right to withdraw such permission upon 24 hours’ written notice.

B.                                     Any such entry prior to the Expansion Effective Date shall be under and subject to all of the terms and provisions of this Lease, the same as if the Expansion Effective Date had occurred, except that Tenant shall not be obligated to pay any Rent as to the Expansion Space prior to the Expansion Effective Date.  To the extent not prohibited by law, all entry to the Building or the Expansion Space by Tenant, Tenant’s employees or Tenant’s Contractors prior to the Expansion Effective Date shall be solely at the risk of Tenant, Tenant’s employees and Tenant’s Contractors, and Landlord, the managing agent of the Building and their respective agents, partners, members, officers, directors and employees shall not be liable in any way for, and Tenant hereby indemnifies, waives and releases them and holds them harmless from any liability for and claims arising from, any injury or death of any person or damage to or theft, robbery, pilferage, loss or loss of the use of any property of Tenant, or any other person or entity or any of Tenant’s work or installations in or about the Expansion Space or the Building which occurs in connection with such entry; provided however, Landlord, the managing agent of the Building and their respective agents, partners, members, officers, directors and employees shall be liable for, and Tenant does not indemnify, waive or release them or hold them harmless from liability for and claims arising from, their respective negligence or willful misconduct which occurs in connection with such entry and causes any injury to or death of any person or such damage to, theft, pilferage, loss or loss of the use of any such property.  The foregoing indemnification, release and waiver of claims shall be in addition to and shall not limit or be limited by any other indemnifications, releases or waivers of claims in this Lease.  In addition, and without limiting any other provisions of this Lease, including this Workletter, Tenant shall require all persons and entities performing work on behalf of Tenant to provide protection for existing improvements reasonably satisfactory to Landlord, shall allow Landlord and Landlord’s Contractor access to the Expansion Space at all times during the period when Tenant or any person or entity is undertaking work therein and in the event any person or entity performing work on behalf of Tenant, other than Landlord’s Work and Landlord’s Additional Work, causes any damage to the property of Landlord or others, or to Landlord’s Work or Landlord’s Additional Work, Tenant shall cause such damage to be repaired at Tenant’s expense, and if Tenant fails to cause such damage to be repaired promptly upon Landlord’s demand therefor, Landlord may, in addition to any other rights or remedies available to Landlord under this Lease or at law or equity, cause such damage to be repaired, in which event Tenant shall promptly upon Landlord’s demand pay to Landlord the cost of such repair.

C.                                     Persons and entities performing work or supplying materials to Tenant shall use only those service corridors and service entrances designated by Landlord for ingress and egress of personnel, and the delivery and removal of equipment and material through or across any common areas of the Building shall only be permitted with the written approval of Landlord, not to be unreasonably withheld, and during hours reasonably determined by Landlord.  Landlord shall have the right to order Tenant or any person or entity who violates the above requirements to cease work and to remove itself, its equipment and its employees from the Building.

D.                                    Tenant, Tenant’s employees and Tenant’s Contractors shall abide by the rules of the site applicable to all contractors and others in or upon the Building or the Expansion Space (which have been either been posted at the Expansion Space or delivered in writing to Tenant) and shall coordinate and schedule their access to the Expansion Space for labor and materials delivery through the general contractor for the Building and Landlord’s Contractor, or the managing agent for the Building, if so directed by Landlord.

E.                                      All work to be performed pursuant to this Paragraph 6 shall be subject to the terms and provisions of Section 14 of this Lease, including without limitation the requirement of first obtaining the prior written consent of Landlord thereto.

7.                                       Acceptance of Work.

A.                                   Landlord shall give Tenant ten (10) business days’ prior written notice of the expected Turnover Date.  On or before the expected Turnover Date, Tenant shall conduct an inspection of the Expansion Space, Landlord’s Work and Landlord’s Additional Work (except for Landlord’s Common Area Work and the Stairwell Work) with Landlord’s representatives and Landlord’s Contractor and develop with such representatives and deliver to Landlord a punch list of all items of Landlord’s Work and Landlord’s Additional Work (except for Landlord’s Common Area Work and the Stairwell Work) which are not complete or which require correction or which do not conform to the approved Tenant Plans (the “Punch List”).  Landlord shall cause Landlord’s Contractor to complete and/or correct all items on the Punch List within thirty

(30) days after Landlord receives the Punch List (subject to material shortages, labor disputes and other matters beyond the reasonable control of Landlord) and shall give Tenant written notice when all of the items on the Punch List have been completed and/or corrected.  Any items not on the Punch List which could have, with reasonable diligence, been discovered by Tenant and included on the Punch List shall be deemed accepted by Tenant.  If Tenant fails to appear for such inspection or fails to arrange a different date for inspection with Landlord within five (5) business days after receipt of Landlord’s notice of the expected Turnover Date, Tenant shall be deemed to have agreed that no items exist that are incomplete or require correction and therefore Landlord’s Work and Landlord’s Additional Work (except for Landlord’s Common Area Work and the Stairwell Work) have been completed and Landlord shall not be required to complete or correct any such items which may in fact exist; or at Landlord’s election, Landlord or Landlord’s Construction Manager may prepare and approve the Punch List on Tenant’s behalf.

B.                                     Landlord and Tenant agree to cooperate with each other in scheduling the inspections of the Expansion Space, Landlord’s Work and Landlord’s Additional Work described in this Paragraph 7, to make their respective personnel and representatives available on reasonable notice to attend such inspections and develop the Punch List within the inspection time described in this Paragraph 7 and to act reasonably in determining whether or not an item of Landlord’s Work or Landlord’s Additional Work should be included in the Punch List.

C.                                     At any time after the Turnover Date, upon reasonable prior oral or written notice and subject to Tenant’s reasonable requirements with respect to security and protection of Tenant’s confidential information, Landlord, Landlord’s Contractor, their agents, employees or contractors may enter the Expansion Space to complete and correct Punch List items and to install the Stairwell Work, and such entry for such purpose shall not constitute an actual or constructive eviction of Tenant, in whole or in part, or entitle Tenant to any abatement or diminution of Rent or relieve Tenant from any of its obligations under this Lease, or subject to the provisions of Article 11 of the Tenant Lease, impose any other liability on Landlord, Landlord’s Contractor, their agents, employees or contractors.

D.                                    Upon substantial completion of each of Landlord’s Common Area Work and the Stairwell Work, Landlord and Tenant will inspect same, develop a Punch List with respect thereto and complete and correct said Punch List items in accordance with the foregoing provisions of this Paragraph 7.

8.                                       Miscellaneous.

A.                                   Except as expressly set forth herein, Landlord has no other agreement with Tenant and has no other obligation to do any other work or pay any amounts with respect to the Expansion Space.  Any other work in the Expansion Space which may be permitted by Landlord pursuant to the terms and conditions of this Lease shall be done at Tenant’s sole cost and expense and in accordance with the terms and conditions of this Lease.

B.                                     This Workletter shall not be deemed applicable to any additional space (other than the Expansion Space) added to the Premises at any time or from time to time, whether by any option under this Lease or otherwise, or to any portion of the Premises or any additions thereto in the event of a renewal or extension of the term of this Lease, whether by any option under this Lease or otherwise, unless expressly so provided in this Lease or any amendment or supplement thereto.

C.                                     The failure by Tenant to pay any monies due Landlord pursuant to this Workletter within the time period herein stated shall be deemed a default in the payment of Rent under the terms of this Lease for which Landlord shall be entitled to exercise all remedies available to Landlord for nonpayment of Rent.  All late payments shall bear interest pursuant to Section 28(i) of this Lease.

D.                                    This Workletter is expressly made a part of this Lease and is subject to each and every term and condition thereof, including, without limitation, the limitations of liability set forth therein.

E.                                      Tenant shall be solely responsible to determine at the site all dimensions of the Expansion Space and the Building which affect any work that may be performed by Tenant or any of Tenant’s Contractors hereunder.

F.                                      All of Landlord’s Work and Landlord’s Additional Work paid for by Landlord may be depreciated by Landlord.

EXHIBIT B-1

APPROVED SPACE PLANS FOR LANDLORD’S WORK

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Archipelago Scope Detail

100 South Wacker / 17th & 18th Floors

Section I / General Notes

The following general notes are applicable to the expansion premise on the 17th floor and the entire 18th floor, excluding elevator lobbies and multi-tenant corridor areas.

A.                                    Excluded Areas – Areas marked as NIC are to remain “as is” with no demolition work or new construction.  Any work to existing workstations not directly affected by the expansion of the existing premise is excluded from this scope of work.  The allowance for existing premise can be used to offset costs associated with the reconfiguration of the existing workstations.

B.                                     Demolition – Demolish all existing conditions, including but limited to existing partitions, ceilings and lighting, floor and wall coverings unless otherwise noted (UON).

C.                                     Partitions –

a.               Interior office partitions:  3.5/8” metal studs 24” OC to underside of floor construction above, with (1) layer of 5/8” gypsum board each side extending from floor to 6” above suspended ceiling.  3” sound attenuation batts and vinyl base.

b.              Interior office partitions at conference rooms and executive offices: 3.5/8” metal studs 24” OC to underside of floor construction above, with (1) layer of 5/8” gypsum board each side extending from floor to underside of floor construction above (note: Openings in drywall will be required for plenum return, exact size and location to be determined by Mechanical engineer).  3” sound attenuation batts and vinyl base.

c.               Corridor Partitions:  1 hour rated.

d.              Furr out interior columns as required to provide vertical drops for electrical and low voltage work to workstations.  Note, workstations that are not adjacent to partitions or columns shall be fed through floor outlets.

D.                                    Ceilings – All ceilings shall be Armstrong slot grid with 2x2 Dune acoustical tile, UON.

E.                                      Doors, Frames and Hardware – Specification shall be 3’-0” x FH x 1.3/4” solid core flush plain sliced Oshkosh or Marshfield ‘Grade A’ Red Oak pre-finished door, stained and finished to match suite 1725, hollow metal frames for paint, building standard mortise locksets, 2 pair standard bearing hinges, wall mounted door stop.  Where pairs or sets of doors are indicated, sets shall be book matched. Install tenant provided coat hook.  Hardware finish shall be US26D.

F.                                      Side Lites – Side lites where indicated shall be full height hollow metal frames for paint with ¼” clear tempered glass UON.

G.                                     Lighting – All lighting shall be HE Williams Series DI 2x4 or 2x2 direct/indirect fluorescent T-5 3 lamp fixtures, UON. 3,000K color temp.

H.                                    HVAC – Modify existing mechanical systems as required by attached plans, excluding supplemental cooling systems.  Refer to Exhibit B-2 for additional information.

I.                                         Electrical

a.               Provide metering and electrical panels as required to provide a complete operable

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system for general power requirements unless specifically excluded in the lease, refer to Exhibit B-2.

b.               Provide a complete and operable life safety voice system consistent with Building Standards.  System shall include building speakers, back boxes and conduit for future strobes.  Smoke detection in Building Common areas only.

c.               Provide a complete empty horizontal conduit systems and vertical drops for voice and data systems capable of supporting (2) voice and (2) data cable per location.  Cable is assumed to be CAT 5e.  Refer to Exhibit B-2 for furnishing and installing of voice and data cabling, and other related equipment. All conduit required to other floors and locations outside the expansion premise in the building is excluded from this scope of work.

d.              Provide a complete empty horizontal conduit system and vertical drops for security system. All conduit required to other floors and locations in the building outside of the expansion premise is excluded from this scope of work. Refer to Exhibit B-2 for furnishing and installing of security devices, wiring, and other related equipment.

e.               Provide the following per location:

i.                  Private Offices:  Typical electrical shall consist of (2) duplex wall outlets, (1) IG duplex wall outlet and (1) single gang back box for voice and data. Where more than one workstation is indicated, provide typical electrical per workstation.

ii.               Workstation:  Typical electrical shall consist of (2) duplex outlets and (1) IG duplex outlet installed in Tenant’s furniture system.  Tenant’s system shall have a Chicago approved raceway system with junction boxes for outlets and power feeds.  All voice and data cable shall be run and terminated in the raceway without additional conduit work.

iii.            Conference Rooms:  Typical electrical shall consist of (1) duplex wall outlet, (1) single gang back box for voice and data, one combination flush floor electrical and voice and data outlet located fed from the building’s Walker Duct system, or channeled in floor, subject to approval by the Building’s structural engineer and without compromising the integrity of the Walker Duct system, UNO.

iv.           Miscellaneous Electrical Outlets – Provide electrical outlets for cleaning staff as required.

v.              Refer to Key Notes for electrical requirements for specific rooms or areas.

vi.           All lamping shall be 3,000K color temperature.

vii.        Provide power, conduit (for cable) and install Tenant’s ceiling mount bracket for TV in offices 18.062, 18.061, 18.069 & 18.040.

J.                                        Finishes

All finishes shall be selected by Tenant’s designer within the allowances or qualities outlined below:

a.               Flooring - All areas shall receive new carpet to match the existing carpet in suite 1725, $45 per yard allowance (including freight, tax, floor preparation and installation), UON.

b.              Wall Finish - All partitions shall be for paint, (1) prime coat, (2) finish coats eggshell finish Benjamin Moore Moorcraft supercraft latex paint, neutral light colors, UON.

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c.               Base – 4” vinyl base through out, UON.

d.              Window Treatments –

i.                  Exterior window treatments on the 17th floor expansion premise shall be new building standard vertical blinds, color to match suite 1725.

ii.               Exterior window treatments on the 18th floor shall be new building standard vertical blinds color to match suite 1725.

iii.            Interior window treatments are excluded.

K.                                    Furniture – All furniture indicated on plans shall be furnished and installed by Tenant.  Systems furniture, including Trading stations, shall have Chicago Approved electrical raceways for electrical and voice/data cabling.  Special junction boxes shall be provided to electrician by Tenant’s furniture supplier, electrician shall hardwire electrical outlets and power feeds.

L.                                      Internal Stair – All work related to the new internal stair, including but not limited to architectural and engineering fees, construction cost, permit fees, etc. are excluded from the scope of work.  All designs, lighting and material finishes shall be specified by Tenant.  Refer to Exhibit B-2 for additional information.

M.                                 Building shall repair or replace missing or damaged window mullion covers. Need to define what would be replaced. Meet on 18th floor to mutually agree on what types of conditions need to replaced.

N.                                    Window film shall be free of rips, tears, blemishes and bubbles.

O.                                    All Thermostats in the expansion premise shall be new.  Tenant shall review mechanical drawings and locations prior to taping for thermostat locations.

P.                                      Replace non-standard induction unit grills with building standard aluminum linear style grills.

Q.                                    All work shall be executed on straight time during normal business hours, except for work prohibited by the current Building Rules and Regulations.  Hard temporary barricades shall be provided between occupied areas in Suite 1725 and the expansion premise.  Tenant shall be responsible for vacating personnel, furniture, fixtures and equipment in these areas.

Section II / Key Notes

Key Notes describe the scope of work for specific area, rooms or items on the 17th and 18th floor. Refer to attached plans for key notes:

A.                                   17th Floor

1.               Existing work counter to remain.  Standard for work counter millwork, UON.

2.               Existing break room millwork to remain.  Standard for break room millwork, UON.

3.               New laminated plastic counter with vertical supports.  No cabinetry above and below.

4.               New Armstrong Stonex VCT flooring in entire room to match Suite 1725. Wax entire floor with non-slip finish.

5.               New work counters with cabinets above and below, to match existing work counter millwork in suite 1725 (refer to note A/1).  Provide (1) separate circuit for copier, (3) double duplexes and (3) combination voice/data locations.

6.               New break counter with cabinets above and below, Building Standard Elkay

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LRAD-2522 sink, Elkay LK-4100 faucet , cold water tap for Tenant’s coffee maker and water system, and related plumbing to match existing millwork in suite 1725 (refer to note A/2).

a.               Under counter refrigerator with wood panel, appliance allowance of $1,200.

b.              Provide (1) GFI double duplex separate circuit for coffee maker and water machine, (1) duplex outlet for refrigerator.

7.               Provide electric strike, back box for card reader & security camera and conduit to location of Tenant’s security system on the floor.

8.               New typical closet set-up:  Low pressure laminate hat shelf and stainless steel clad coat rod.  Full height plain sliced book matched Oshkosh or Marshfield ‘Grade A’ red oak veneer flush doors, stained and finished to match existing in Suite 1725, on pivot hinges and lever set dummy trim and surface closer with hold open.

9.               Existing IDF to remain / No Change

10.         New IDF:

a.               Provide (4) 20 Amp 120V dedicated circuits

b.              Provide (2) 3” empty conduits to Building Telephone riser closet.

c.               Provide fan powered exhaust.

d.              16 lineal feet of 8’ high fire rated plywood.

e.               Armstrong Stonex VCT flooring.

f.                 Connections to generator power, including but not limited to automatic transfer switches (ATS), conduit, control and monitoring wiring and devices shall be covered under Exhibit B-2.

11.         Millwork and Equipment excluded from scope.

B.                                     18th Floor

1.               New pair of full height brushed aluminum doors with ¼” clear glass with full height brushed aluminum framed ¼” clear glass side panels.  Provide magnetic locks, back boxes for ceiling mounted motion detector, card reader, emergency release, security camera and conduit to Tenant’s security system on floor.  Card reader, motion detector, wiring, connection to Building’s fire life safety system, and other related equipment shall be furnished and installed by Tenant.  Provide night bell at entry doors to trade room.

2.               Reception desk shall be furnished and installed by Tenant.  Provide standard workstation electrical setup (per Section I.I.e.ii) and conduit home run to security equipment on floor for Tenant provided door release and camera system, five locations total for door release and camera system.

3.               Reception Area:

a.               New stone flooring cleaned and sealed to match existing floor in Townsend reception area on 20th floor. Material 2’x2’ Bateig Azul honed.

b.              New wood paneling to match existing floor in Townsend reception area on 20th floor.  Note, panels shall be segmented, no curved millwork is included. 4” Wood base to match wall panels.

c.               New drywall ceiling with an allowance of $5,600 for furnishing and installation of lighting in reception area.

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4.               Provide electric strike, back box for card reader, security camera and conduit to location of Tenant’s security system on the floor.

5.               New work counters with cabinets above and below, to match existing work counter millwork in suite 1725 (refer to note A/1). Provide (1) separate circuit for copier, (3) double duplexes and (3) combination voice/data locations.

6.               New break counter with cabinets above and below, Building Standard Elkay LRAD-2522 sink, Elkay LK-4100 faucet and related plumbing to match existing millwork in suite 1725 (refer to note A/2).

a.               Provide an allowance of $3,500 for under (1) counter refrigerator, (1) ice maker, (1) microwave.

b.              Provide (2) separate circuits for appliances, (1) GFI convenience outlet and (3) 4’ under cabinet fluorescent lights.

7.               New break counter with cabinets above and below, Building Standard Elkay LRAD-2522 sink, Elkay LK-4100 faucet and related plumbing to match existing millwork in suite 1725 (refer to note A/2).

a.               Provide an allowance of $ 8,200 for (1) full size refrigerator,  (1) ice maker, (1) microwave, (1) dishwasher and provide millwork front panels to match millwork.

b.              Provide (3) separate circuits for appliances, (4) GFI convenience outlet and (5) 4’ under cabinet fluorescent lights.

8.               Provide (6) new low pressure laminate shelves on heavy duty brackets and standards, provide an allowance of $3,000 for (1) refrigerator, (1) separate circuit for refrigerator.

9.               New laminated plastic counter with vertical supports.  Under counter cabinetry for garbage receptacle and storage.

10.         New Armstrong Stonex VCT flooring in Meeting/Lunch and Kitchen.  Provide (10) junction boxes in ceiling for Tenant supplied light fixtures in addition to standard general lighting.

11.         New Armstrong Stonex VCT flooring.  Storage units by Tenant.

12.         New work counters with cabinets above and below, to match existing work counter millwork in suite 1725 (refer to note A/1). Provide (3) double duplexes and (3) combination voice/data locations.  Mail equipment, included but not limited to mail slots and postage equipment shall be by Tenant.

13.         Low pressure laminate hat shelf and stainless steel clad coat rod.

14.         New typical closet set-up:  Low pressure laminate hat shelf and stainless steel clad coat rod.  Full height plain sliced book matched Oshkosh or Marshfield ‘Grade A’ red oak veneer flush doors, stained and finished to match existing in Suite 1725, on pivot hinges and lever set dummy trim and surface closer with hold open.

15.         New IDF:

a.               Provide (4) 20 Amp 120V dedicated circuits

b.              Provide (2) 3” empty conduits to Building Telephone riser closet.

c.               Provide fan powered exhaust.

d.              16 lineal feet of 8’ high fire rated plywood.

e.               Armstrong Stonex VCT flooring.

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f.                 Connections to generator power, including but not limited to automatic transfer switches (ATS), conduit, control and monitoring wiring and devices shall be covered under Exhibit B-2.

16.         Provide an allowance of $30,000 for plumbing fixtures, millwork, electrical, floor & wall finishes and related plumbing for private washrooms.

17.         Trading Area:

a.               Provide (3) duplex outlets per workstation indicated.

b.              Provide necessary conduit for voice/data work to workstation groups to accommodate (6) voice/data cables per station.

c.               Workstations shall have Chicago Approved electrical raceways for electrical and voice/data cabling.

d.              Provide necessary electrical for supplemental cooling unit.  Supplemental cooling unit, related ductwork, controls and piping costs shall be covered under Exhibit B-2.

e.               IMTECH unit, provide necessary electrical and conduit for IMTECH unit.  IMTECH unit relocation costs shall be covered under Exhibit B-2.

f.                 Provide an allowance of $28,000 for motorized Mecco shades in Trading area.

18.         Millwork and Equipment excluded from scope.  Provide power and conduit for cabling.

19.         Main Conference Room

a.               Provide an allowance of $5,600 for furnishing and installation of lighting in Main Conference Room.

b.              New pair of full height brushed aluminum doors with ¼” clear glass with full height brushed aluminum framed ¼” clear glass panels.

c.               Provide (2) duplex wall outlets, (2) single gang back box for voice and data, two combination surface mounted floor electrical and voice and data feeds to conference table located fed from the building’s Walker Duct system, or channeled in floor, subject to approval by the Building’s structural engineer and without compromising the integrity of the Walker Duct system, UNO.

d.              Furnish and install 4” wood base.

e.               Wall finishes and additional window treatment costs shall be at Tenant’s cost.

20.         Mechanical Room for supplemental cooling system, refer to Exhibit B-2.

Section III / Elevator Lobbies and Multi-Tenant Corridors

The following notes apply to the 17th and 18th floor elevator lobbies and multi-tenant corridors.

A.                                   17th Floor Elevator Lobby:

a.               Demolition:  Existing wood trim on walls and ceiling shall be removed.  The existing wood cased openings on the north and south elevations of the lobby shall remain.  Existing wood and stone base shall be removed.

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b.              Ceiling:  Existing plaster ceiling to remain, (10) new recessed fluorescent downlights shall be installed and wall sconces shall be replaced to match 19th floor.

c.               Floor Covering*:  Existing floor coverings shall remain.

d.              Wall Covering*:  New wall covering to match 9th floor* to be installed.

e.               Base*:  New stone base to match 9th floor to be installed. 17th Floor Elevator Lobby:

f.                 Elevator Doors & Frames:  Paint with Scuffmaster lacquer satin, over existing finish.  Stripping and repair of existing dents and blemishes is excluded.  Call buttons shall be changed to the new building standard stainless steel specification.

B.                                     18th Floor Elevator Lobby: Provide the following scope of work in the 18th floor elevator lobby or an allowance of $36,000.

a.               Ceiling:  Provide new vaulted ceiling, pendant lighting to match 9th floor and wall sconces to match 19th floor.

b.              Floor Covering*:  New floor covering to match 9th* floor or $45 per yard allowance (including freight, tax, floor preparation and installation).

c.               Wall Covering*:  New wall covering to match 9th* to be installed or $17 per yard material allowance for vinyl wallcovering 54” widths.

d.              Base*:  New stone base to match 9th* floor to be installed or $5,300 allowance.

e.               Elevator Doors & Frames:  Paint with Scuffmaster lacquer satin, over existing finish.  Stripping and repair of existing dents and blemishes is excluded. Call buttons shall be changed to the new building standard stainless steel specification.

* Or material of similar quality and cost.

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EXHIBIT B-2

LANDLORD’S ADDITIONAL WORK

The following above-Building-standard items as required by Tenant and denoted as Landlord’s Additional Work on the Mechanical System Plans:

•                  Additional HVAC, UPS and connections

•                  Voice and data cabling

•                  Imtech wall move

•                  Engineering and construction of internal stairwell

•                  Security system

•                  Fire alarm/life safety controls

•                  Architectural, engineering and design charges for the foregoing and related to programming/interior design

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EXHIBIT C

OTHER DEFINITIONS

1.                                       “ADA” shall have the meaning described in Section 9(f).

2.                                       “Additional Rent” shall have the meaning described in Section 5.

3.                                       “Additional Rent Estimate” shall have the meaning described in Section 5(b).

4.                                       “Calculation Date” means the first day of the Term and each January 1 thereafter falling within the Term.

5.                                       “Calculation Year” means each calendar year during which a Calculation Date falls.

6.                                       “Default” shall have the meaning described in Section 19.

7.                                       “Default Rate” shall have the meaning described in Section 28(i).

8.                                       “Expense Adjustment” shall have the meaning described in Section 5(a).

9.                                       “Expenses” shall mean all costs and expenses paid or incurred by or on behalf of Landlord for owning, managing, operating, maintaining replacing and/or repairing the Project and the personal property used in conjunction therewith, including without limitation:  the cost of maintaining adjoining pedestrian tunnels and walkways and related lighting, the cost of security and security devices and systems, snow and ice and trash removal, cleaning and sweeping, planting and replacing decorations, flowers and landscaping, maintenance, repair and replacement of utility systems, telephone building riser cable, elevators and escalators; electricity, gas, steam, water, sewers, fuel, heating, lighting, air conditioning; window cleaning; janitorial service; providing amenities to all tenants of the Building such as concierge service, newsletters, building-wide activities, etc.; insurance (including but not limited to, fire, extended coverage, all risk, liability, worker’s compensation, elevator, terrorism, flood, or any other insurance carried by the Landlord and applicable to the Project), painting; management fees; supplies; sundries; sales or use taxes on supplies or services; rent, telephone service, postage, office supplies, maintenance and repair of office equipment and similar costs related to operation of the building manager’s office; licenses, permits and similar fees and charges related to ownership, management, operation, repair, replacement and/or maintenance of the Project; the share of costs and expenses allocated to the Building and the Land relating to the management, maintenance, operation and repair of any common lobby or other facilities connecting the Building or any of its facilities to any other adjoining building, facilities or land; cost of wages and salaries of all persons engaged in the operation, management, maintenance and repair of the Project, and so-called fringe benefits (including social security taxes, unemployment insurance taxes, cost for providing coverage for disability benefits, cost of any pensions, hospitalization, welfare or retirement plans, or any other similar or like expenses incurred under the provisions of any collective bargaining agreement, or any other cost or expense which Landlord pays or incurs to provide benefits for employees so engaged in the operation, management, maintenance and repair of the Project); the charges of any independent contractor who, under contract with the Landlord or its representatives, does any of the work of operating, managing, maintaining, replacing and/or repairing of the Project; legal and accounting expenses (including, but not limited to, such expenses as relate to preparation of statements of Expenses and Taxes and seeking or obtaining reductions in and refunds of real estate taxes); sales and excise taxes; or any other expense or charge which would be considered as an expense of owning, managing, operating, maintaining, replacing and/or repairing the Project.

Expenses shall not include:

(i)                                     Costs or other items included within the meaning of the term “Taxes” (as hereinafter defined);

(ii)                                  Costs of alterations, improvements, decoration, renovation and relocations of the premises of tenants of the Building;

(iii)                               Costs of capital improvements to the Building other than those specifically included in Expenses as set forth below;

(iv)                              Amortization and depreciation charges other than those specifically included in Expenses as set forth below;

(v)                                 Interest and principal payments on mortgages;

(vi)                              Ground rental payments;

(vii)                           Legal fees in connection with negotiating leases with other tenants in the Building or in connection with enforcing lease obligations of other tenants in the Building;

(viii)                        Fines and penalties on late payments;

(ix)                                Real estate brokerage and leasing commissions;

(x)                                   Costs and expenses attributable to leased retail areas (as reasonably determined by Landlord) and which are reimbursed by retail tenants in the Building;

(xi)                                Any expenditures for which Landlord has been reimbursed by tenants (other than pursuant to rent escalation or tax and operating expense reimbursement provisions in leases).

(xii)                             Rentals for items (except when needed in connection with normal repairs and maintenance of Building systems) which if purchased, rather than rented, would constitute a capital improvement which is specifically excluded in subsection (iii) above (excluding, however, equipment not affixed to the Building which is used in providing janitorial or similar services);

(xiii)                          Costs incurred by Landlord for the repair of damage to the Building, to the extent that Landlord is reimbursed by insurance proceeds;

(xiv)                         Marketing costs incurred in connection with lease, sublease and/or assignment negotiations and transactions with present or prospective tenants or other occupants of the Building;

(xv)                            Expenses in connection with services or other benefits which are not offered to Tenant but which are provided to another tenant or occupant of the Building;

(xvi)                         Advertising and promotional expenditures;

(xvii)                      Costs incurred in connection with correcting non-compliance of the Building as of the Commencement Date with disability, life, fire and safety codes, ordinances, statutes, or other laws then in effect, including, without limitation, the ADA, including penalties or damages incurred due to such non-compliance;

(xviii)                   Landlord’s charitable or political contributions;

(xix)                           Acquisition costs for sculpture, paintings or other objects of art (provided that costs to maintain, repair and insure same shall be included in Expenses);

(xx)                              Costs associated with the operation of the business of the entity which constitutes Landlord as the same are distinguished from the costs of operation of the Building, including general corporate overhead, entity accounting and legal matters, costs of defending any lawsuits with any mortgagee (except as the actions of Tenant may be in issue), costs of selling, syndicating, financing, mortgaging or hypothecating any of Landlord’s interest in the Building, costs of any disputes between Landlord and its employees (if any) not engaged in Building operation, disputes of Landlord with Building management, or outside fees paid in connection with disputes with other tenants; and

(xxi)                    Costs of electric power used by any tenant of the Building which such tenant pays directly to the utility provider or to Landlord as a separate charge.

Notwithstanding anything contained in the above definition of Expenses to the contrary:

(a)                                  The cost of any capital improvements to the Building made after construction of the Building which are intended to reduce Expenses or which are required under any governmental laws, regulations, or ordinances which were not applicable to the Building as of the date of this Lease, or which are intended to enhance the safety of the Building or its occupants shall be included in Expenses in the year of installation and subsequent Calculation Years as hereinafter provided (except that any costs to abate asbestos in the leasable areas of the Building shall not be so included).  In any Calculation Year, the portion includible in Expenses shall be the annual amortization of such cost using as the amortization period such reasonable period as Landlord shall determine, together with interest on the unamortized cost of any such improvements (at the prevailing construction loan rate available to Landlord on the date the cost of such improvements was incurred).  In the case of loss or damage to the Project due to fire or other casualty, the costs of repairing, restoring or replacing any portion of the Project which constitute capital improvements shall be included in Expenses to the extent of deductible amounts under insurance policies.

(b)                                 If the office area of the Building is not fully occupied by tenants during all or a portion of any Calculation Year, or if during all or a portion of any Calculation Year, Landlord is not furnishing to any tenant or tenants any particular service, the cost of which, if furnished by Landlord, would be included in Expenses, then Landlord may elect to make an appropriate adjustment in Expenses for the year, by adjusting those components of Expenses which vary with the occupancy level of the Building, to reflect the Expenses that would have been paid or incurred by Landlord for such year had the office area of the Building been fully occupied by tenants and services been furnished to all such tenants during such entire Calculation Year.  Any such adjustments shall be deemed costs and expenses paid or incurred by Landlord and included in Expenses for such year.

(c)                                  If any item of Expenses, though paid or incurred in one calendar year, relates to more than one calendar year, at the option of Landlord, such item may be proportionately allocated among such related calendar years.

(d)                                 Any item of Expenses which are incurred for the benefit of the Development as a whole, including without limitation insurance, ground rental and easement payments, costs related to the property manager’s office, and wages, salaries and fringe benefits of employees, shall be reasonably allocated by Landlord between the Project and the 150 Building.

10.                                 “Ground Lease” and “Ground Lessor” shall have the meanings described in Section 20.

11.                                 “Hazardous Substances” shall have the meaning described in Section 9(e).

12.                                 “Holidays” shall have the meaning described in Section 8(e).

13.                                 “Landlord Parties” shall have the meaning described in Section 9(e).

14.                                 “Landlord’s Expense Statement” shall have the meaning described in Section 5(c)(i).

15.                                 “Landlord’s Tax Statement” shall have the meaning described in Section 5(c)(ii).

16.                                 “Laws” shall have the meaning described in Section 6.

17.                                 “Monthly Base Rent” shall have the meaning described in Section 4(a).

18.                                 “Mortgage” and “Mortgagee” shall have the meanings described in Section 20.

19.                                 “Outside Date” shall have the meaning described in Section 17(a).

20.                                 “Projected Expansion Effective Date” shall have the meaning described in Section 1(h).

21.                                 “Projection Notice” shall have the meaning described in Section 5(b).

22.                                 “Projections” shall have the meaning described in Section 5(b).

23.                                 “Released Parties” shall have the meaning described in Section 16(a).

24.                                 “Rent” shall have the meaning described in Section 3.

25.                                 “Rentable Area” with respect to the Building means the rentable area of office and retail space at the Building, on a square footage basis, as reasonably determined by Landlord, from time to time in accordance with the BOMA office building measurement standard then in effect when the Building was remeasured in 1995.  The Rentable Area of the Building as of the date hereof shall be deemed to be 518,825 square feet.

26.                                 “Rentable Area” with respect to any tenant space at the Building means rentable area of the applicable tenant space, on a square footage basis, as reasonably determined by Landlord, from time to time in accordance with the BOMA office building measurement standard then in effect when the Building was remeasured in 1995.  The Rentable Area of the Premises as of the date hereof shall be deemed to be the number of square feet set forth in Section 1(n) of this Lease.

27.                                 “Substantially Completed” shall have the meaning described in Exhibit B.

28.                                 “Successor” shall have the meaning described in Section 20(c).

29.                                 “Tax Adjustment” shall have the meaning described in Section 5(a).

30.                                 “Taxes” shall mean real estate taxes, assessments (whether they be general or special), sewer rents, rates and charges (to the extent not included as Expenses), transit taxes, taxes based upon leases or the receipt of rent, and any other federal, state or local governmental charge, general, special, ordinary or extraordinary (but not including income or franchise taxes or any other taxes imposed upon or measured by the Landlord’s income or profits, except as provided herein), which may now or hereafter be levied, assessed or imposed against the Land or the Building or Landlord as a result of its ownership of the Project.

Notwithstanding anything contained in the above definition of Taxes to the contrary:

(a)                                  If at any time the method of taxation then prevailing shall be altered so that any new or additional tax, assessment, levy, imposition or charge or any part thereof shall be imposed upon Landlord in place or partly in place of any Taxes or contemplated increase therein, or in addition to Taxes, and shall be measured by or be based in whole or in part upon the Project, the rents or other income therefrom or any leases of any part thereof, then all such new taxes, assessments, levies, impositions or charges or part thereof, to the extent that they are so measured or based, shall be included in Taxes levied, assessed or imposed against the Project to the extent that such items would be payable if the Project were the only property of Landlord subject thereto and the income received by Landlord from the Project were the only income of Landlord.

(b)                                 Notwithstanding the year for which any such taxes or assessments are levied, (i) in the case of special taxes or assessments which may be payable in installments, the amount of each installment, plus any interest payable thereon, paid during an Calculation Year shall be included in Taxes for that year and (ii) if any taxes or assessments payable during any Calculation Year shall be computed with respect to a period in excess of twelve (12) calendar months, then taxes or assessments applicable to the excess period shall be included in Taxes for the Calculation Year when payable.  Except as provided in the preceding sentence, all references to Taxes “for” a particular Calculation Year shall be deemed to refer to Taxes levied, assessed or otherwise imposed during such Calculation Year without regard to when such Taxes are payable.

(c)                                  Taxes shall also include any personal property taxes (attributable to the Calculation Year in which paid) imposed upon the furniture, fixtures, machinery, equipment, apparatus, systems or appurtenances used in connection with the Building or the operation thereof.

(d)                                 Notwithstanding anything to the contrary contained herein, (i) if there is not a separate tax bill or bills covering the Building and the Land in their entirety or any such bills also cover any portion of the 150 Building or the 150 Land, then Taxes imposed by all tax bills covering the Development shall be allocated to the Building and the Land and to the 150 Building and the 150 Land in the same proportions, respectively, as the Rentable Areas of the Building and the 150 Building, respectively, bear to the Rentable Area of the Development and (ii) if the foregoing clause (i) is not applicable, then the portion of Taxes imposed by all tax bills covering the Development which are allocable to the Land and the 150 Land shall be allocated to the Building and the Land and to the 150 Building and the 150 Land in the same proportions, respectively, as the Rentable Areas of the Building and the 150 Building, respectively, bear to the Rentable Area of the Development.

31.                                 “Tenant Delay” shall have the meaning described in Exhibit B.

32.                                 “Tenant’s Proportionate Share” shall mean the percentage described in Section 1(v) hereof; provided, however, that if changes are made to this Lease, the Premises (pursuant to this Lease or otherwise), the Building, or measurement standards utilized for the Building, changing the Rentable Area of the Premises or the Building, Landlord shall make an appropriate adjustment to Tenant’s Proportionate Share (i.e., based upon the ratio of Rentable Area of the Premises to Rentable Area of the Building as used in calculating Tenant’s Proportionate Share as of the date of this Lease), provided that in no event shall Tenant’s Proportionate Share be increased by reason of any change in the measurement standards used for the Building.

EXHIBIT D

RULES AND REGULATIONS

(1)                                  No sign, lettering, picture, notice or advertisement shall be placed on any outside window or in a position to be visible from outside the Premises and if visible from the outside or public corridors within the Building shall be installed in such manner and be of such character and style as Landlord shall approve in writing.

(2)                                  Tenant shall not use the name of the Building or the Development for any purpose other than Tenant’s business address; Tenant shall not use the name of the Building or the Development for Tenant’s business address after Tenant vacates the Premises; nor shall Tenant use any picture or likeness of the Building or the Development in any circulars, notices, advertisements or correspondence.

(3)                                  No article which is explosive or inherently dangerous is allowed in the Building.

(4)                                  Tenant shall not represent itself as being associated with any company or corporation by which the Building or the Development may be known or named.

(5)                                  Sidewalks, entrances, passages, courts, corridors, halls, elevators and stairways in and about the Premises shall not be obstructed.

(6)                                  No animals (except for dogs in the company of a blind person), pets, bicycles or other vehicles shall be brought or permitted to be in the Building or the Premises.

(7)                                  Room-to-room canvasses to solicit business from other tenants of the Building are not permitted; Tenant shall not advertise the business, profession or activities of Tenant conducted in the Building in any manner which violates any code of ethics by any recognized association or organization pertaining to such business, profession or activities.

(8)                                  Tenant shall not waste electricity, water or air-conditioning and shall cooperate fully with Landlord to assure the most effective and efficient operation of the Building’s heating and air-conditioning systems.

(9)                                  No locks or similar devices shall be attached to any door except by Landlord and Landlord shall have the right to retain a key to all such locks.  Tenant may not install any locks without Landlord’s prior approval.

(10)                            Tenant assumes full responsibility of protecting the Premises from theft, robbery and pilferage; the Indemnitees shall not be liable for damage thereto or theft or misappropriation thereof. Except during Tenant’s normal business hours, Tenant shall keep all doors to the Premises locked and other means of entry to the Premises closed and secured. All corridor doors shall remain closed at all times. If Tenant desires telegraphic, telephones, burglar alarms or other electronic mechanical devices, then Landlord will, upon request, direct where and how connections and all wiring for such services shall be installed and no boring, cutting or installing of wires or cables is permitted without Landlord’s approval.

(11)                            Except with the prior approval of Landlord, all cleaning, repairing, janitorial, decorating, painting or other services and work in and about the Premises shall be done only by authorized Building personnel.

(12)                            The weight, size and location of safes, furniture, equipment, machines and other large or bulky articles shall be subject to Landlord’s approval and shall be brought to the Building and into and out of the Premises at such times and in such manner as the Landlord shall direct and at Tenant’s sole risk and cost. Prior to Tenant’s removal of any of such articles from the Building, Tenant shall obtain written authorization of the Office of the Building and shall present such authorization to a designated employee of Landlord.

(13)                            Tenant shall not overload the safe capacity of the electrical wiring of the Building and the Premises or exceed the capacity of the feeders to the Building or risers.

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(14)                            To the extent permitted by law, Tenant shall not cause or permit picketing or other activity which would interfere with the business of Landlord or any other tenant or occupant of the Building, or distribution of written materials involving its employees in or about the Building, except in those locations and subject to time and other limitations as to which Landlord may give prior written consent.

(15)                            Tenant shall not cook, otherwise prepare or sell any food or beverages in or from the Premises or use the Premises for housing accommodations or lodging or sleeping purposes except that Tenant may install and maintain vending machines, coffee/beverage stations and food warming equipment and eating facilities for the benefit of its employees or guests, provided the same are maintained in compliance with applicable laws and regulations and do not disturb other tenants in the Building with odor, refuse or pests.

(16)                            Tenant shall not permit the use of any apparatus for sound production or transmission in such manner that the sound so transmitted or produced shall be audible or vibrations therefrom shall be detectable beyond the Premises; nor permit objectionable odors or vapors to emanate from the Premises

(17)                            No floor covering shall be affixed to any floor in the Premises by means of glue or other adhesive without Landlord’s prior written consent.

(18)                            Tenant shall at all time maintain the window blinds in the lowered position, though Tenant may keep the louvers open.

(19)                            Tenant shall only use the freight elevator (or a passenger elevator designated by Landlord) for mail carts, dollies and other similar devices for delivering material between floors that Tenant may occupy.

(20)                            No smoking, eating, drinking, loitering or laying is permitted in the common areas of the Building except in designated areas.

(21)                            Landlord may require that all persons who enter or leave the Building or the Development identify themselves to security guards, by registration or otherwise. Landlord, however, shall have no responsibility or liability for any theft, robbery or other crime in the Building or the Development. Tenant shall assume full responsibility for protecting the Premises, including keeping all doors to the Premises locked after the close of business.

(22)                            Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency and shall cooperate and participate in all reasonable security and safety programs affecting the Building or the Development.

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EXHIBIT E

SUITE ACCEPTANCE AGREEMENT

BUILDING:                                                                                100 South Wacker Drive, Chicago, Illinois 60606

PREMISES:                                                                              17th and 18th Floors

LANDLORD:                                                                     MJH Wacker LLC

LEASE DATED:                                                        October       , 2003

TENANT:                                                                                          Archipelago Holdings, L.L.C.

The undersigned Tenant under the lease described above (the “Lease”) hereby certifies to Landlord that:

1                                          Tenant is the tenant under the Lease for space in the above-referenced Building demising approximately                        square feet of space (the “Premises”).

2                                          Tenant has accepted possession of the Premises pursuant to the Lease.  The Term of the Lease commenced on                                         .  The Term of the Lease expires on                                         , subject to any renewal and extension options expressly set forth in the Lease.  The Expansion Effective Date occurred on                                     .

3                                          All improvements required by the terms of the Lease to be made by Landlord have been completed to the satisfaction of Tenant in all respects (other than completion and/or correction of items on the attached punch list, if any).

4                                          The Lease has not been assigned, sublet, modified, supplemented or amended in any way.  The Lease constitutes the entire agreement between the parties and there are no other agreements between Landlord and Tenant concerning the Premises.  Tenant is not entitled to receive any concession or benefit (rental or otherwise) or other similar compensation in connection with renting the Premises other than as expressly set forth in the Lease.

5                                          The Lease is valid and in full force and effect and, to the best of Tenant’s knowledge, neither Landlord nor Tenant is in default thereunder.  Tenant currently has no defense, setoff or counterclaim against Landlord arising out of the Lease or in any way relating thereto, or arising out any other transaction between Tenant and Landlord, and no event has occurred and no condition exists, which with the giving of notice or the passage of time, or both, will constitute a default under the Lease.

TENANT:

ARCHIPELAGO HOLDINGS, L.L.C., an Illinois limited liability company

By:
Its:

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EXHIBIT F

STORAGE LICENSE AGREEMENT

THIS STORAGE LICENSE AGREEMENT is made as of the        day of October, 2003, by and between MJH WACKER LLC, a Delaware limited liability company (“Licensor”) and ARCHIPELAGO HOLDINGS, L.L.C., an Illinois limited liability company (“Licensee”).

WHEREAS, Licensor and Licensee have heretofore entered into that certain Lease of even date herewith (the “Lease”), whereby Licensor leased to Licensee and Licensee leased from Licensor certain premises (the “Premises”) located on the 17th and 18th floors of the office building located at 100 South Wacker Drive, Chicago, Illinois (the “Building”); and

WHEREAS, Licensee desires to use certain storage space located in the Building, which space is approximately one thousand five hundred thirty-five (1,535) rentable square feet in size in the aggregate (as remeasured), consisting of and known as Storage Suite #1717 (comprising approximately 133 rentable square feet as remeasured), Storage Suite #1723 (comprising approximately 397 rentable square feet, as remeasured), Storage Suite #1745 (comprising approximately 607 rentable square feet, as remeasured ) and Storage Suite #1747 (comprising approximately 398 rentable square feet, as remeasured), as depicted on Exhibit A attached hereto and incorporated herein by this reference (the “Storage Space”).

NOW, THEREFORE, in consideration of the covenants and conditions set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1.                                       Defined Terms.  Capitalized terms and other defined items used herein but not defined herein shall have the meanings ascribed to them in the Lease.

2.                                       Grant.  Licensor hereby grants to Licensee a revocable license to use the Storage Space (the “License”), subject to the terms and conditions set forth below.

3.                                       Storage Space Term.  The Storage Space may be used by Licensee beginning on September 1, 2006 (the “Storage Space Commencement Date”) and continuing to and including the Extension Term Expiration Date of the Lease (or such earlier date that the Term of the Lease or Licensee’s right to possession of the Premises thereunder may be terminated), unless this License is sooner terminated (the “Storage Space Termination Date”) pursuant to the terms hereof (the “Storage Space Term”).  Upon expiration or termination of this License for any reason, Licensee shall (a) remove all of Licensee’s property from the Storage Space; (b) repair any damage caused by Licensee to the Storage Space; (c) surrender the Storage Space to Licensor, broom-clean in the same condition as on the Storage Space Commencement Date, ordinary wear and tear excepted; and (d) surrender to Licensor all keys for the Storage Space.  Licensee shall be liable to Licensor for all costs and expenses incurred by Licensor as a result of Licensee’s failure to perform any of the foregoing.

4.                                       Storage Space Fee.  Commencing on the Storage Space Commencement Date and continuing to and including the Storage Space Termination Date, Licensee shall pay to Licensor a fee for the Storage Space (the “Storage Space Fee”) in the amount of One Thousand Eight Hundred Fifty-Four and 81/100 Dollars ($1,854.81) per month (prorated for any partial month), as hereinafter adjusted, which shall be due and payable at the same time as Base Rent is due and payable under the terms of the Lease.  Commencing on the first anniversary of the Storage Space Commencement Date and on each succeeding anniversary thereof during the Storage Space Term, the Storage Space Fee shall increase by Sixty-Three and 96/100 Dollars ($63.96) per month over the Storage Space Fee payable during the preceding year.

5.                                       Condition of Storage Space.  The Storage Space shall be furnished to Licensee in an “as is” condition, and Licensee waives any warranty of suitability in connection therewith.  Licensor shall not be required to provide any services to the Storage Space except for electrical and HVAC service then being customarily provided by Licensor to similar storage areas in the Building.  Licensee agrees that neither Licensor, nor any of Licensor’s constituent members, nor any of their respective agents, partners or employees, shall be liable for damage or injury to person, property or business or for loss or interruption of business, or for any other matter, in the event there is any failure, delay, interruption or diminution in furnishing any service to the Storage Space.  No such failure, delay, interruption or diminution shall be deemed to constitute an eviction or disturbance of Licensee’s use or possession of the Storage Space, in whole or in part, actual or constructive, nor entitle Licensee to any claim for set-off, abatement or reduction of the Storage Space Fee, nor render Licensor liable for damages, nor relieve Licensee from the performance of or affect any of Licensee’s obligations under this Agreement.  However, Licensor shall use commercially reasonable efforts to minimize any such failure, delay, interruption or diminution.  Throughout the Storage Space Term, Licensee shall keep the Storage Space in good condition and repair, at Licensee’s sole cost and expense, other than the structural elements thereof which Licensor shall maintain at Licensor’s sole cost and expense.  Licensee shall not make or permit any alterations or improvements to the Storage Space without the prior written consent of Licensor, which consent may be withheld in the sole discretion of Licensor.

6.                                       Use of Storage Space.  Licensee shall use the Storage Space solely for the lawful storage of office and related materials, equipment, files, records and furniture ancillary to Licensee’s use of the Premises as permitted under the Lease.  In no event shall Licensee (a) conduct or permit the conduct of any business from the Storage Space; (b) permit the use or occupancy of the Storage Space as a dwelling, domicile or lodging (temporary or otherwise) for any person; (c) keep in the Storage Space any unlawful, perishable or hazardous substance, item or material including, by way of example and not limitation, gasoline, explosives or foodstuffs which may decay or attract vermin; (d) use the Storage Space in any manner which exceeds the load-bearing or other capacity of the Storage Space or the Building’s systems and/or facilities or which interferes with the rights of any other tenant, occupant or licensee of the building in which the Storage Space is located; (e) permit or suffer any waste to the Storage Space; or (f) permit or create an assignment of the License or this Agreement or a sublicense of Licensee’s right to use the Storage Space, except in connection with an assignment of the Lease or a sublease of Licensee’s interest in the Premises as such may be permitted under the Lease, it being the express intention of Licensor and Licensee that the right to use the Storage Space not be permitted separate and apart from the right to use and occupy the Premises pursuant to the terms of the Lease.  Licensee shall use the Storage Space in accordance with and shall comply with all applicable laws, ordinances, orders and regulations relating to the use, condition and occupancy of the Storage Space and with Licensor’s rules, regulations and directions which may be established from time to time (including, without limitation, any and all rules and regulations established by or under the Lease as if the Storage Space were the Premises thereunder).  Licensee agrees that Licensor or its agents or representatives may enter into and upon any part of the Storage Space to inspect the same, clean or make repairs, alterations or additions to the Storage Space or the Building, without such acts being deemed an eviction of Licensee or breach of quiet enjoyment, and Licensee shall not be entitled to  any abatement or reduction of the Storage Space Fee by reason thereof.  Licensee shall furnish Licensor with all keys to the Storage Space.

7.                                       Indemnity; Waiver.  Licensee shall not permit any mechanic’s, materialman’s or other liens to be placed upon or against the Storage Space or the real estate upon which the Storage Space is located.  If any such lien is filed, Licensor, at Licensor’s election, may pay and satisfy the lien, in which event the sums so paid by Licensor shall be due and payable by Licensee immediately upon written demand from Licensor.  Licensee agrees to defend, indemnify and hold harmless Licensor from any and all loss, cost, injury claims, actions, damages, expenses or liens resulting, directly or indirectly, from (a) Licensee’s exercise of rights granted under this License Agreement, (b) the breach of the aforesaid representation, warranty and covenant or default on the part of Licensee in the performance of its obligations hereunder, (c) any act, neglect, or omission of Licensee, and Licensee’s agents, contractors, officers, employees.  Licensor shall not be liable to Licensee, its agents, servants, employees, customers or invitees for any injury to persons or damage to property in the Storage Space.  Licensor and Licensee waive any rights each may have against the other from any risk generally covered by fire and extended coverage and, on behalf of their insurance companies, waive any right of subrogation which such insurer may have against the parties hereto.  The foregoing provisions expressly exclude any agreement of Licensee to indemnify or waive claims against Licensor or its employees or agents due to negligence in the operation or maintenance of the Building.  Licensee’s agreements and obligations under this Section shall survive the expiration or early termination of this Storage License Agreement.

8.                                       Insurance.  Licensee shall procure and maintain, at Licensee’s sole cost and expense, and at all times during the term hereof policies of commercial general liability insurance and “all risk” insurance covering Licensee’s personal property stored in the Storage Space, and such other policies with such limits of coverage as may be required of Licensee under the Lease or as Licensor may reasonably request from time to time.  The insurance shall be issued by companies and be in form and substance reasonably satisfactory to Licensor and shall name as additional insureds Licensor and such other parties as Licensor shall identify from time to time.  Licensee shall provide evidence of such insurance to Licensor as reasonably requested by Licensor from time to time.

9.                                       Brokers.  Licensor and Licensee hereby represent and warrant to each other that no commission is due and payable to any broker or other leasing agent in connection with this Storage License Agreement as a result of its own dealings with any such broker or leasing agent, and Licensor and Licensee hereby agree to indemnify and hold each other harmless from and against all loss, damage, cost and expense (including reasonable attorneys’ fees) suffered by the other party as a result of a breach of the foregoing representation and warranty.

10.                                 Default and Remedies.  Upon default by Licensee of any obligation under this Storage License Agreement, or upon the occurrence of a Default by Licensee under the Lease, Licensor may elect, in addition to all other remedies available at law or in equity, to terminate all of Licensee’s rights with respect to the Storage Space and this License, effective immediately on written notice from Licensor to Licensee of such election, and to seek damages and costs incurred by Licensor related to such default, without terminating or otherwise affecting the Lease as it pertains to the Premises.  Any amounts payable by Licensee hereunder which are not paid on or before the date due shall bear interest from the date due until paid at an annual rate equal to the Default Rate (as defined in the Lease) or such lesser rate which shall then be the maximum rate permitted by law with respect thereto.

11.                                 Miscellaneous.  Licensee hereby acknowledges that in no event shall Licensor be responsible or liable to Licensee for any damage to or loss of property placed or otherwise stored in the Storage Space.  All notices given hereunder shall be deemed to have been delivered if sent in accordance with the notice provisions of Section 27 of the Lease.  Illinois law shall govern this Storage License Agreement.

12.                                 Expenses of Enforcement.  The non-prevailing party shall pay upon demand all of the reasonable costs, charges and expenses (including the court costs and fees and out-of-pocket expenses of counsel, agents and others retained by the prevailing party) incurred by the prevailing party in enforcing the terms of this Agreement, and a party shall also pay such costs and expenses incurred by the other party in any litigation, negotiation or transaction in which said party causes the other party without the other party’s fault to become involved or concerned.

13.                                 Waiver of Jury Trial.  In the event any litigation is commenced arising out of or relating to this Agreement or the License, whether instituted by Licensor, Licensee or a third party, Licensee hereby waives the right to demand or request a trial by jury.

14.                                 Licensor.  The term “Licensor” as used in this Agreement means only the owner of Licensor’s interest in the Premises from time to time.  In the event of any assignment, conveyance or sale, once or successively, of Licensor’s interest in the Premises or any assignment of this Agreement  by Licensor, Licensor shall be and hereby is entirely freed and relieved of all covenants and obligations of Licensor hereunder accruing after such assignment, conveyance or sale, and Licensee agrees to look solely to such assignee, grantee or purchaser with respect thereto.

15.                                 Limitation of Liability.  The liability of any Licensor under this Agreement or any amendment to this Agreement, or any instrument or document executed in connection with this Agreement, shall be limited to and enforceable solely against the assets of such Licensor constituting an interest in the Land or Building and not other assets of such Licensor.  Assets of a Licensor which is a partnership or limited liability company do not include the assets of the partners or members of such Licensor, and any negative capital account of a partner or member in a partnership or limited liability company which is a Licensor, and any obligation of a partner or member to contribute capital to the partnership or limited liability company which is Licensor, shall not be deemed to be assets of the partnership or limited liability company which is the

Licensor.  No directors, officers, employees, managers, members, or shareholders of any corporation or limited liability company which Licensor shall have any personal liability arising from or in connection with this Agreement.  At any time during which Licensor is trustee of a land trust, all of the representations, warranties, covenants and conditions to be performed by it under this Agreement or any documents or instruments executed in connection with this Agreement are undertaken solely as trustee, as aforesaid, and not individually, and no personal liability shall be asserted or be enforceable against it or any of the beneficiaries under said trust agreement by reason of any of the representations, warranties, covenants or conditions contained in this Agreement or any documents or instruments executed in connection with this Agreement.

IN WITNESS WHEREOF, the parties have caused this Storage License Agreement to be executed as of the date first written above.

LICENSOR:		LICENSEE:

MJH WACKER LLC, a Delaware limited liability company		ARCHIPELAGO HOLDINGS, L.L.C., an Illinois limited liability company

By:		By:
Name:	John B. Grissim	Its:
Vice President

EXHIBIT A

Floor Plans of the Storage Space

[Graphics]

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EXHIBIT G

LOCATION OF TENANT’S MAIN LOBBY SIGNAGE

[Graphics]

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EXHIBIT H

FORM OF SNDA

LEASE SUBORDINATION, ATTORNMENT

AND

NON-DISTURBANCE AGREEMENT

THIS AGREEMENT, made as of  this           day of                                  , 2003, by and betweenARCHIPELAGO HOLDINGS, L.L.C. and Illinois limited liability company (hereinafter “Lessee”), and MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY in its capacity as Administrative Agent for the benefit of itself and each of the other holders of a Note, a Massachusetts corporation (hereinafter “Lender”).

RECITALS

A. Lender is the holder of four (4) certain promissory notes (herein the “Note”) issued by MJH Wacker, LLC (Lessor) dated February 26, 2003 in the total principal sum of One hundred and Ten Million Dollars (110,000,000.00) and of the Mortgage and Security Agreement and Fixture Filing of even date therewith (herein the “Mortgage”) securing the Note, recorded on February 28, 2003 with the Cook County Recorder as Document No. 0030290567, which Mortgage encumbers the real property (herein the “Subject Property”) described on Exhibit A, attached hereto and made a part hereof.

B.  Lessee and        MJH Wacker LLC, a Delaware limited liability company, as Lessor, entered into a lease agreement (herein the “Lease”) dated                             , 2003, by which Lessee leased from Lessor certain premises in the office building commonly known   as Hartford Plaza  and located at 100 and 150 South Wacker Drive Chicago, Illinois                                                                      (herein the “Leased Premises”), and constituting a portion of the Subject Property..  Capitalized terms not defined herein shall have the meaning ascribed to them in the Lease.

C.  Lessee desires to be able to obtain the advantages of the Lease and occupancy thereunder in the event of foreclosure of the Mortgage and Lender wishes to have Lessee confirm the priority of the Mortgage over the Lease.

NOW, THEREFORE, in consideration of the mutual covenants and conditions set forth hereinbelow, the parties hereto agree as follows:

1.  Lessee hereby covenants and agrees that subject to the terms hereof, all its rights and interests whatsoever under the Lease in the Leased Premises and the Subject Property are and shall remain subject and subordinate to the lien of the Mortgage and to all the terms, conditions and provisions thereof, to all advances made or to be made thereunder or under the Note, and to any increases, renewals, extensions, modifications, substitutions, consolidations or replacements thereof or of the Note.

2.  So long as Lessee is not in default (beyond any period given Lessee in the Lease to cure such default) in the payment of rent or additional charges or in the performance of any of the other terms, covenants or conditions of the Lease on Lessee’s part to be performed, Lessee shall not be disturbed by Lender in its possession of the Leased Premises during the term of the Lease, or any extension or renewal thereof, or in the enjoyment of its rights under the Lease.

3.  If the interest of the Lessor under the Lease shall be acquired by Lender or any purchaser (“Purchaser”) by reason of exercise of the power of sale in the Mortgage or the foreclosure of the Mortgage or other proceedings brought to enforce the rights of the holder thereof, or by deed in lieu of foreclosure or by any other similar method, and Lender or Purchaser succeeds to the interest of Lessor under the Lease, Lessee shall attorn to Lender or Purchaser as its lessor, said attornment to be effective and self-operative without the execution of any other instruments on the part of either party hereto immediately upon Lender’s or Purchaser’s succeeding to the interest of the Lessor under the Lease, and the Lease shall continue in accordance with its terms between Lessee as lessee and Lender or Purchaser as lessor; provided, however, that:

(a)                                  Lender shall not be personally liable under the Lease and Lender’s liability under the Lease shall be limited to the ownership interest of Lender in the Subject Property;

(b)                                 Lender shall not be liable for any act or omission of any prior lessor (including Lessor);

(c)                                  Except for (i) the abatement of Base Rent in the amount of $250,000, (ii) the Refurbishment Allowance in the amount of $116,888, (iii) Landlord’s Additional Work Allowance in the amount of $425,000, Lender shall not be subject to any offsets or defenses which                                                Lessee might have against any prior lessor (including Lessor);

(d)                                 Lender shall not be bound by any prepayment of rent, or deposit, rental security or any other sums deposited with any prior lessor (including Lessor) under the Lease unless actually received by Lender;

(e)                                  Lender shall not be bound by any agreement or modification of the Lease made without Lender’s consent; and

(f)                                    Lender shall not be bound by any restriction on competition beyond the Subject Property.

4.  Lessee certifies to Lender that as of the date hereof, the Lease is presently in full force and effect to the best of Lessee’s knowledge with no defaults thereunder by the Lessor or by Lessee and unmodified except as indicated hereinabove; that the term thereof has commenced and the full rental is now accruing thereunder; that Lessee has accepted possession of the Leased Premises and that any improvements required by the terms of the Lease to be made by the Lessor have been completed to the satisfaction of Lessee; that no rent under the Lease has been paid more than thirty (30) days in advance of its due date; that the address for notices to be sent to Lessee is as set forth in the Lease, or at the Leased Premises; and that the Lessee, has no charge, lien, claim or offset under the Lease or otherwise, against rents or other charges due or to become due thereunder

5.  Lessee agrees with Lender that from and after the date hereof, Lessee will not terminate or seek to terminate the Lease by reason of any act or omission of the Lessor thereunder until Lessee shall have given written notice, by registered or certified mail, return receipt requested, of said act or omission to Lender, which notice shall be addressed to Massachusetts Mutual Life Insurance Company, c/o David L. Babson & Company Inc., 1500 Main Street, Suite 2100, Springfield, Massachusetts 01115, Attention: Managing Director, Real Estate Finance Group, and shall have thirty (30) days following the giving of such notice, during which period Lender shall have the right, but shall not be obligated, to remedy such act or omission.

6.

7.  This Agreement shall inure to the benefit of and shall be binding upon Lessee and Lender, and their respective heirs, personal representatives, successors and assigns.  This Agreement may not be altered, modified or amended except in writing signed by all of the parties hereto.  In the event any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.  This Agreement shall be governed by and construed according to the laws of the State of   Illinois

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

[ATTEST OR WITNESSES (2)]	LESSEE: ARCHIPELAGO HOLDINGS, L.L.C.

By
Its

[SEAL]

[ATTEST OR WITNESSES (2)]	MASSACHUSETTS MUTUAL LIFE INSURANCE

COMPANY

In its capacity as Administrative Agent By David L. Babson & Company Inc.

Its Authorized Agent

By
Its

[SEAL]

ACKNOWLEDGEMENTS

STATE OF	)

) ss.

COUNTY OF	)

On this, the                              day of                                                           ,200      , before me, the undersigned party, personally appeared who acknowledged himself to be the                                             of ARCHIPELAGO HOLDINGS, L.L.C. an Illinois limited liability company, and that he as such                                                                                                                          bring authorized to do so, executed the foregoing Lease Subordination, Attornment and Non-Disturbance Agreement for the purposes therein contained by signing the name of the                                                          by himself as

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

Notary Public

My Commissions Expires:

COMMONWEALTH OF MASSACHUSETTS	)

) ss.

COUNTY OF Hampden	)

On this, the                                 day of                                      , 200             , before me, the undersigned party, personally appeared

who acknowledged himself to be the Managing Director of David L. Babson & Company Inc. the authorized agent for  MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY, a Massachusetts corporation, and that he/she as such Managing Director being authorized to  do so,  executed  the  foregoing   Lease  Subordination,  Attornment  and  Non-Disturbance  Agreement  for

the purposes therein contained by signing the name of the corporation by himself/herself as Managing Director.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

Notary Public

My Commission Expires:

EXHIBIT F

FORM OF LETTER OF CREDIT

[LETTERHEAD OF ISSUING BANK]

LETTER OF CREDIT DEPARTMENT

Issue Date:                                  , 20

Our Number:

No.

Irrevocable Commercial Letter of Credit

Applicant:

Beneficiary:	MJH Wacker LLC, its successors and/or assigns
c/o Lincoln Property Company
120 North LaSalle Street
Chicago, Illinois 60602
Attention:	Vice President-Asset Management

Amount (U.S.):	$

Expiry: , 20

Gentlemen:

For the account of Applicant we hereby establish this Irrevocable Letter of Credit No.                                              in your favor for an amount of up to $                                 effective immediately, available by your drafts at sight when accompanied by this Irrevocable Letter of Credit and the following document:

Beneficiary’s statement purportedly signed by an officer of Beneficiary or Beneficiary’s authorized managing agent, reading:

“The amount of this drawing under Irrevocable Letter of Credit No.                              is being drawn pursuant to Lease dated                                , 20      , by and between                                                             , as Landlord, and                           , as Tenant, as such Lease has been amended or assigned, and Landlord is entitled to draw such amount under such Lease.”

All drafts must be marked “Drawn under                                                  Bank, Irrevocable Letter of Credit No.                          dated                                     , 20        .”

Partial drawings are permitted provided that the aggregate amount of all such drawings may not exceed the stated amount of this Letter of Credit.  Except to the extent reduced thereby, this Letter of Credit shall survive any partial drawings.

It is a condition of this Irrevocable Letter of Credit that it shall be fully transferable by Beneficiary without any fees or charges payable by Beneficiary in connection therewith.

It is a condition of this Irrevocable Letter of Credit that it shall be automatically extended for additional periods of one (1) year from the present or future expiration date, unless at least thirty (30) days prior to such expiration date we notify you in writing by certified or registered mail, return receipt requested, at the above address, that we elect not to renew this Irrevocable Letter of Credit for such additional period.  Upon receipt by you of such notice you may draw drafts on us at sight for an amount not to exceed the balance remaining in this Irrevocable Letter of Credit within the then applicable expiry date.

We hereby agree with you that drafts drawn under and in accordance with the terms of

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this Irrevocable Letter of Credit will be duly honored by us on delivery of this Irrevocable Letter of Credit and the document so specified, when presented at this office.

This credit is subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision), 444 International Chamber of Commerce Publication No. 500; provided, however, that in the event the expiration date occurs during an interruption of our business of the type described in Article 17 of such publication, then the expiration date shall be deemed to be automatically extended until the date which shall be five (5) days after the resumption of our business.

Authorized Signature

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